As filed with the U.S. Securities and Exchange Commission on September 8, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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DOLPHIN ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-50621	86-0787790
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

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150 Alhambra Circle, Suite 1200

Coral Gables, FL 33134

(305) 774-0407

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Bill O’Dowd

Chief Executive Officer

Dolphin Entertainment, Inc.

150 Alhambra Circle, Suite 1200

Coral Gables, FL 33134

(305) 774-0407

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Copies to:

Clayton Parker, Esq. K&L Gates LLP 200 South Biscayne Boulevard, Suite 3900 Miami, FL 33131 (305) 539-2399

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 8, 2022

PRELIMINARY PROSPECTUS

Up to 3,057,313 Shares of Common Stock

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This prospectus relates to the issuance by us of an aggregate of up to 3,057,313 shares of our common stock, $0.015 par value per share (the “Common Stock”), by Lincoln Park Capital Fund, LLC (the “Selling Securityholder”)  (including 57,313 shares of the Common Stock which have been issued as commitment shares under the Purchase Agreement). The shares included in this prospectus consist of shares of Common Stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Securityholder, from time to time after the date of this prospectus, pursuant to a common stock purchase agreement we entered into with the Selling Securityholder on August 10, 2022 (the “Purchase Agreement”), in which the Selling Securityholder has committed to purchase from us, at our direction, up to $25,000,000 of our Common Stock, subject to terms and conditions specified in the Purchase Agreement. See the section titled “Committed Equity Financing” for a description of the Purchase Agreement and the section titled “Selling Securityholder” for additional information regarding the Selling Securityholder.

We are not selling any shares of Common Stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the Selling Securityholder.

The Selling Securityholder may sell or otherwise dispose of the shares of Common Stock included in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution” for more information about how the Selling Securityholder may sell or otherwise dispose of the Common Stock being offered in this prospectus. The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

We are a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company disclosure and reporting requirements.

The Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “DLPN”. On September 6, 2022, the last reported sales price of the Common Stock as reported on Nasdaq was $3.95 per share.

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Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2022

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any supplement to this prospectus, filed with the Securities and Exchange Commission. Neither we nor the Selling Securityholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholder is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the Selling Securityholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Dolphin,” “we,” “us,” “our” and similar terms refer to Dolphin Entertainment, Inc. (f/k/a Dolphin Digital Media, Inc.) and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements about future financial and operating results of Dolphin; statements about the plans, strategies and objectives of management for future operations of Dolphin; and statements regarding future performance. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Such forward-looking statements include, without limitation:

•	the effects of a challenging economy on the demand for our marketing services, on our clients’ financial condition and our business or financial condition;
•	the impacts of the coronavirus (COVID-19) pandemic and the measures to contain its spread, including social distancing efforts and restrictions on businesses, social activities and travel, the COVID-19 vaccination campaigns and the resulting impact on the economy, our clients and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•	our expectations regarding the potential benefits and synergies we can derive from our acquisitions;
•	our expectations to offer clients a broad array of interrelated services, the impact of such strategy on our future profitability and growth and our belief regarding our resulting market position;
•	our beliefs regarding our competitive advantages;
•	our expectations regarding increased movie marketing budgets at several large key clients and the impact of such increased budgets on revenue and profit in our entertainment publicity and marketing segment over the next several years;
•	our intention to hire new individuals or teams whose existing books of business and talent rosters can be accretive to revenues and profits of the business and our expectations regarding the impact of such additional hires on the growth of our revenues and profits;
•	our beliefs regarding the drivers of growth in the entertainment publicity and marketing segment, the timing of such anticipated growth trend and its resulting impact on the overall revenue;
•	our intention to expand into television production in the future;
•	our belief regarding the transferability of 42West, The Door, Shore Fire, Viewpoint, Be Social and B/HI’s skills and experience to related business sectors and our intention to expand our involvement in those areas;
•	our intention to grow and diversify our portfolio of film and digital content and our beliefs regarding our strategies to accomplish such growth and diversification;
•	our beliefs regarding the impact of our strategic focus on content and creation of innovative content distribution strategies on our competitive position in the industry, use of capital, growth and long-term shareholder value;
•	our plan to balance our financial risks against the probability of commercial success for each project;
•	our intention to selectively pursue complementary acquisitions to enforce our competitive advantages, scale and grow;
•	our belief that such acquisitions will create synergistic opportunities and increased profits and cash flows, and our expectation regarding the timing of such acquisitions;
•	our expectations concerning our ability to derive future cash flows and revenues from the production, release and advertising of future web series on online platforms, and the timing of receipt of such cash flows and revenues;
•	our expectations concerning the timing of production and release of future feature films and digital projects, our intention to obtain financing for such projects and our target demographics;
•	our intention to use our purchased scripts for future motion picture and digital productions;
•	our expectations to raise funds through loans, additional sales of our common stock, securities convertible into our common stock, debt securities or a combination of financing alternatives;
•	our beliefs regarding the outcome of litigation to which we are a party, that arise in the ordinary course of business; and
•	our intention to implement improvements to address material weaknesses in internal control over financial reporting.

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The forward-looking statements contained in this prospectus reflect our current views about the Company’s business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. There are no guarantees that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	our ability to continue as a going concern;
•	our history of net losses and our ability to generate a profit;
•	our significant indebtedness and our ability to obtain additional financing or service the existing indebtedness;
•	the effect of the COVID-19 outbreak on our business and operations;
•	our ability to realize the anticipated benefits of the acquisitions we have made, including synergies, expanded interrelated service offerings, growth and increased revenues;
•	our ability to accurately predict our clients’ acceptance of our differentiated business model that offers interrelated services;
•	our ability to successfully identify and complete acquisitions in line with our growth strategy and anticipated timeline, and to realize the anticipated benefits of those acquisitions;
•	our ability to accurately interpret trends and predict future demand in the digital media and film industries;
•	our ability to maintain compliance with Nasdaq listing requirements;
•	adverse events, trends and changes in the entertainment or entertainment marketing industries that could negatively impact our operations and ability to generate revenues;
•	loss of a significant number of entertainment publicity and marketing clients;
•	the ability of key clients to increase their marketing budgets as anticipated;
•	our ability to continue to successfully identify and hire new individuals or teams who will provide growth opportunities;
•	uncertainty that our strategy of hiring of new individuals or teams will positively impact our revenues and profits;
•	lack of demand for strategic communications services by traditional and non-traditional media clients who are expanding their activities in the content production, branding and consumer products PR sectors;
•	unpredictability of the commercial success of our future digital series and motion pictures;
•	economic factors that adversely impact the entertainment industry, as well as advertising, production and distribution revenue in the online and motion picture industries;
•	economic factors that adversely impact the food and hospitality industries, such as those economic factors from the global outbreak of COVID-19;
•	our ability to identify, produce and develop online digital entertainment and motion pictures that meet industry and customer demand;
•	competition for talent and other resources within the industry and our ability to enter into agreements with talent under favorable terms;
•	our ability to attract and/or retain the highly specialized services of the 42West, The Door, Viewpoint, Shore Fire, BeSocial and B/HI executives and employees and our CEO;
•	availability of financing from investors under favorable terms;
•	our ability to adequately address material weaknesses in internal control over financial reporting; and
•	uncertainties regarding the outcome of pending litigation.

In addition, statements that “Dolphin believes” or “we believe” and similar statements reflect Dolphin beliefs and opinions on the relevant subject. These statements are based upon information available to Dolphin as of the date of this prospectus, and while Dolphin believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

While forward-looking statements reflect Dolphin’s good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, Dolphin is under no obligation (and expressly disclaims any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause the Dolphin’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Dolphin (or to third parties making the forward-looking statements).

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

We are a leading independent entertainment marketing and premium content production company. Through our subsidiaries, 42West, The Door, Shore Fire, Viewpoint, Be Social and B/HI, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment, hospitality and music industries. 42West, The Door and Shore Fire are each recognized global leaders in the PR services for the industries they serve. Viewpoint adds full-service creative branding and production capabilities to our marketing group and BeSocial provides influencer marketing capabilities through its roster of highly engaged social media influencers. Dolphin’s legacy content production business, founded by our Emmy-nominated Chief Executive Officer, Bill O’Dowd, has produced multiple feature films and award-winning digital series, primarily aimed at family and young adult markets. Our Common Stock trades on The Nasdaq Capital Market under the symbol “DLPN”.

We have established an acquisition strategy based on identifying and acquiring companies that complement our existing entertainment publicity and marketing services and content production businesses. We believe that complementary businesses, such as data analytics and digital marketing, can create synergistic opportunities and bolster profits and cash flow. We have identified potential acquisition targets and are in various stages of discussion with such targets.

We have also established an investment strategy, “Dolphin 2.0,” based upon identifying opportunities to develop internally owned assets, or to acquire ownership interest in others’ assets, in the categories of entertainment content, live events and consumer products. We believe these categories represent the types of assets wherein our expertise and relationships in entertainment marketing most influences the likelihood of success. We are in various stages of internal development and outside conversations on a wide range of opportunities within Dolphin 2.0. We intend to enter into additional investments during 2022, but there is no assurance that we will be successful in doing so, whether in 2022 or at all.

We operate in two reportable segments: our entertainment publicity and marketing segment and our content production segment. The entertainment publicity and marketing segment comprises 42West, The Door, Shore Fire, Viewpoint, Be Social and B/HI and provides clients with diversified services, including public relations, entertainment content marketing, strategic marketing consulting, digital marketing capabilities, creative branding and in-house production of content for marketing. The content production segment comprises Dolphin Films and Dolphin Entertainment and specializes in the production and distribution of digital content and feature films. The activities of our Content Production segment also include all corporate overhead activities.

Our Company

We were originally incorporated in the State of Nevada on March 7, 1995, and we subsequently domesticated in the State of Florida on December 4, 2014. Effective July 6, 2017, we changed our name from Dolphin Digital Media, Inc. to Dolphin Entertainment, Inc. Our corporate headquarters is located at 150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134. We also have offices located at 600 3rd Avenue, 23rd Floor, New York, NY, 10016, 37 West 17th Street, 5th Floor, New York, NY, 10011, 1840 Century Park East, Suite 200, Los Angeles, California 90067 and 12 Court Street, Suite 1800, Brooklyn. Our telephone number is (305) 774-0407 and our website address is www.dolphinentertainment.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

Dolphin and Dolphin’s subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

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The Offering

Issuance of Common Stock

Shares of Common Stock to be offered by the Selling Securityholder

57,313 commitment shares issued to the Selling Securityholder upon execution of the Purchase Agreement. We will not receive any cash proceeds from the issuance of these commitment shares.

Up to 3,000,000 shares that we may sell to the Selling Securityholder under the Purchase Agreement from time to time after the date of this prospectus (subject to the limitations under the Purchase Agreement, including the $25,000,000 total commitment available thereunder).

Shares of Common Stock outstanding prior to this offering	9,746,396 shares.

Shares of Common Stock outstanding after giving effect to the issuance of the shares registered hereunder	12,746,396 shares.

Use of proceeds	We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Securityholder. However, we may receive up to $25,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to make to the Selling Securityholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the date of this prospectus.

We expect to use the net proceeds that we receive from sales of our Common Stock to the Selling Securityholder, if any, under the Purchase Agreement for working capital and general corporate purposes. See the section titled “Use of Proceeds.”

Risk factors	See the section titled “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Capital Market ticker symbol	“DLPN.”

The number of shares of Common Stock to be outstanding is based on 9,746,396 shares of Common Stock outstanding as of September 6, 2022 and excludes:

•	1,958,026 shares of Common Stock available for future issuance under our incentive compensation plan;
•	20,000 shares of Common Stock issuable upon the exercise of outstanding warrants at an exercise price of $3.91 per share;
•	15,926 shares of our Common Stock issuable pursuant to vesting of restricted stock units outstanding under our incentive compensation plan;
•	4,738,940 shares of our Common Stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;
•	Up to 66,989 shares of our Common Stock issuable in connection with the earnout consideration for the acquisition of Be Social Public Relations, LLC upon achievement of certain financial targets. The shares to be issued are based on a 30-day trading average closing price immediately prior to, but not including, the applicable payment date. For purposes of this calculation, we used the 30-day trading average closing price as of September 6, 2022 which was $4.48 per share; and
•	731,820 shares of Common Stock issuable upon the conversion of three convertible promissory notes in the aggregate principal amount of $2,900,000. One of the convertible promissory notes in the principal amount of $500,000 is convertible at a purchase price of $3.91 per share. The other two convertible promissory notes with an aggregate principal amount of $2,400,000 are convertible at a 90-day trading average closing price. For purposes of this calculation, we used the 90-day trading average price as of September 6, 2022, which was $3.97 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business and Financial Condition

The COVID-19 outbreak has adversely impacted the global economy, the entertainment industry, our business, financial condition and results of operations and the extent of the continuing impact is highly uncertain and cannot be predicted.

The global spread of COVID-19 has created significant operational volatility, uncertainty and disruption, both in the global economy, in general, and in the hospitality and entertainment industries, in particular. The extent to which COVID-19 will continue to adversely impact our business, financial condition and results of operations will depend on numerous evolving factors, which are highly uncertain, rapidly changing and cannot be predicted, including:

•	the duration and scope of the outbreak;
•	governmental, business and individual actions that have been and continue to be taken in response to the outbreak, including travel restrictions, quarantines, social distancing, work-at-home and shut-downs;
•	the effectiveness and timing of COVID-19 vaccination campaigns, or any perceived limitations of or setbacks in these efforts;
•	the impact of the outbreak on the financial markets and economic activity generally;
•	the effect of the outbreak on our clients and other business partners;
•	our ability to access the capital markets and sources of liquidity on reasonable terms;
•	potential goodwill or other impairment charges;
•	increased cybersecurity risks as a result of remote working conditions;
•	our ability during the outbreak to provide our services, including the health and wellbeing of our employees; and
•	the ability of our clients to pay for our services during and following the outbreak.

The potential effects of COVID-19 could also heighten the risks disclosed in many of our other risk factors that are included below, including as a result of, but not limited to, the factors listed above.

Our results of operation are highly susceptible to unfavorable economic conditions.

We are exposed to risks associated with weak or uncertain regional economic conditions and disruptions in the financial markets. Following the severe downturn in most markets following the outbreak of the COVID-19 pandemic, the global economy continues to be challenging. Economic downturns or uncertainty about the strength of the global economy in general, or economic conditions in certain regions or market sectors, and caution on the part of marketers, can have an effect on the demand for advertising and marketing communication services. In addition, market conditions can be and have been adversely affected by natural and human disruptions, such as natural disasters, public health crises, severe weather events, military conflict or civil unrest. Our industry can be affected more severely than other sectors by an economic downturn and can recover more slowly than the economy in general. In the past, including in connection with the outbreak of the COVID-19 pandemic, some clients have responded to weak economic and financial conditions by reducing their marketing budgets, which include discretionary components that are easier to reduce in the short term than other operating expenses. This pattern may recur in the future. Furthermore, unexpected revenue shortfalls can result in misalignments of costs and revenues, resulting in a negative impact to our operating margins. If our business is significantly adversely affected by unfavorable economic conditions or other market disruptions that adversely affect client spending, the negative impact on our revenue could pose a challenge to our operating income and cash generation from operations.

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We have a history of net losses and may continue to incur net losses.

We have a history of net losses and may be unable to generate sufficient revenue to achieve profitability in the future. For the fiscal years ended December 31, 2021 and 2020, respectively, our net loss was $6,462,303 and $1,939,192. Our accumulated deficit was $104,434,344 and $97,972,041 at December 31, 2021 and 2020, respectively. Our ability to generate net profit in the future will depend on our ability to realize the financial benefits from the operations of 42West, The Door, Shore Fire, Viewpoint and Be Social and the success of our Dolphin 2.0 initiatives, as no single project is likely to generate sufficient revenue to cover our operating expenses. If we are unable to generate net profit at some point, we will not be able to meet our debt service or working capital requirements. As a result, we may need to (i) issue additional equity, which could substantially dilute the value of your share holdings, (ii) sell a portion or all of our assets, including any project rights which might have otherwise generated revenue, or (iii) cease operations.

We currently have substantial indebtedness which may adversely affect our cash flow and business operations and may affect our ability to continue to operate as a going concern.

The table below sets forth our total principal amount of debt as of June 30, 2022 and December 31, 2021.

Debt Type	June 30, 2022	December 31, 2021
Convertible notes payable	$2,900,000	$2,900,000
Convertible notes payable - fair value option	466,255	998,135
Non-convertible promissory notes	924,142	1,176,644
Loans from related party	1,107,873	1,107,873
Total debt	$5,398,270	$6,182,652
Less current portion of debt	(513,183)	(307,685)
Noncurrent portion of debt	$4,885,087	$5,874,967

Our indebtedness could have important negative consequences, including:

•	our ability to obtain additional financing for working capital, capital expenditures, future productions or other purposes may be impaired or such financing may not be available on favorable terms or at all;
•	we may have to pay higher interest rates upon obtaining future financing, thereby reducing our cash flows; and
•	we may need a substantial portion of our cash flow from operations to make principal and interest payments on our indebtedness, reducing the funds that would otherwise be available for operations and future business opportunities.

Our ability to service our indebtedness will depend upon, among other things, our future financial and operating performance and our ability to obtain additional financing, which will be affected by prevailing economic conditions, the profitability of our content production and entertainment publicity and marketing businesses and other factors contained in these Risk Factors, some of which are beyond our control. If we are not able to generate sufficient cash to service our current or future indebtedness, we will be forced to take actions such as reducing or delaying digital or film productions, delaying or abandoning potential acquisitions, delaying Dolphin 2.0 initiatives, selling assets, restructuring or refinancing our indebtedness or seeking additional debt or equity capital or bankruptcy protection. We may not be able to effect any of these remedies on satisfactory terms or at all and our indebtedness may affect our ability to continue to operate as a going concern.

Our stock price has recently been volatile and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has recently been volatile and may be volatile in the future. For example, on March 22, 2021, the price of our common stock closed at $5.45 per share while on March 23, 2021, the price of our common stock closed at $18.33 after a press release announced the formation of our NFT division. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may or may not coincide in timing with the disclosure of news or developments by us. The stock market in general, and the market for entertainment companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

•	announcements of state-of-the-art means of content production and entertainment publicity and marketing, or those of companies that are perceived to be similar to us;
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•	announcements related to any delays in production or rollout of entertainment content;
•	our ability to meet or exceed the rapidly-changing expectations of our clients;
•	news that audience acceptance of and interest in our digital media productions, and therefore the commercial success of our content production business, is lower or higher than we expected;
•	our ability to adapt to rapid change in technology, forms of delivery, storage, and consumer preferences related to digital content;
•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us, our strategic collaboration partners or our competitors;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	trading volume of our common stock;
•	developments concerning our collaborations or partners;
•	the impact of the COVID-19 outbreak and its effect on us;
•	the perception of the entertainment publicity and marketing or digital content production by the public, legislatures, regulators and the investment community;
•	developments or disputes concerning intellectual property rights;
•	significant lawsuits, including patent or stockholder litigation;
•	our ability or inability to raise additional capital and the terms on which we raise it;
•	sales of our common stock by us or our stockholders;
•	declines in the market prices of stocks generally or of companies that are perceived to be similar to us; and
•	general economic, industry and market conditions.

Our management has determined that our disclosure controls and procedures and our internal controls over financial reporting are not effective as we have identified material weaknesses in our internal controls.

As disclosed on the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, management concluded that for the years ended December 31, 2021 and 2020, our internal control over financial reporting was not effective and we identified several material weaknesses. Our management concluded that our disclosure controls and procedures were not effective due to material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We have commenced our remediation efforts as discussed in Part II, 9A. Controls and Procedures of our Annual Report on Form 10-K for the period ending December 31, 2021, to address the material weaknesses in internal control over financial reporting and ineffective disclosure controls and procedures. If our remedial measures are insufficient, or if additional material weaknesses or significant deficiencies in our internal controls occur in the future, we could be required to restate our financial results, which could materially and adversely affect our business, results of operations and financial condition, restrict our ability to access the capital markets, require us to expend significant resources to correct the weakness or deficiencies, harm our reputation and otherwise cause a decline in investor confidence. In addition, we could be subject to, among other things, regulatory or enforcement actions by the SEC.

We rely on information technology systems that are susceptible to cybersecurity risks. In the event of a cybersecurity incident, we could experience operational interruptions, incur substantial additional costs, become subject to legal or regulatory proceedings or suffer damage to our reputation.

We rely on information technologies and infrastructure to manage our businesses, including digital storage of marketing strategies and client information, films and digital programming and delivery of digital marketing services for our businesses. Data maintained in digital form is subject to the risk of intrusion, tampering and theft. The incidence of malicious technology-related events, such as cyberattacks, computer hacking, computer viruses, worms or other destructive or disruptive software, denial of service attacks or other malicious activities is on the rise worldwide. Power outages, equipment failure, natural disasters (including extreme weather), terrorist activities or human error may also affect our systems and result in disruption of our services or loss or improper disclosure of personal data, business information or other confidential information.

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Likewise, data privacy breaches, as well as improper use of social media, by employees and others may pose a risk that sensitive data, such as personally identifiable information, strategic plans and trade secrets, could be exposed to third parties or to the general public. We also utilize third parties, including third-party “cloud” computing services, to store, transfer or process data, and system failures or network disruptions or breaches in the systems of such third parties could adversely affect our reputation or business. Any such breaches or breakdowns could lead to business interruption, exposure of our or our clients’ proprietary or confidential information, data corruption, damage to our reputation, exposure to legal and regulatory proceedings and other costs. Such events could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, we could be adversely affected if any of our significant customers or suppliers experience any similar events that disrupt their business operations or damage their reputation. Efforts to develop, implement and maintain security measures are costly, may not be successful in preventing these events from occurring and require ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Although we maintain monitoring practices and protections of our information technology to reduce these risks, there can be no assurance that our efforts will prevent the risk of a security breach of our databases or systems that could adversely affect our business.

The profitability of our investments is uncertain.

During 2021, we acquired an ownership stake in Midnight Theatre, a contemporary variety theater and restaurant in Manhattan and in Crafthouse Cocktails, a brand of ready-to-drink, all-natural classic cocktails. We also started an NFT studio to produce and market NFTs. Investments in these new ventures entail risks those businesses will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, synergies that may not come to fruition. Additional risks inherent in these investments include risks that the ventures will not achieve anticipated success and that estimates of the costs of bringing these ventures to profitability may prove inaccurate. Expenses may also be greater than anticipated.

Risks Related to Our Entertainment Publicity and Marketing Business

Our business could be adversely affected if we fail to retain the principal sellers, and other key employees of 42West, The Door, Shore Fire and Be Social and the clients they serve.

The success of our entertainment publicity and marketing business operated by 42West, The Door, Shore Fire substantially depends on our ability to retain the services of the former owners and certain key employees of 42West, The Door, Shore Fire and Be Social. If we lose the services of one or more of these individuals, our ability to successfully implement our business plan with respect to our entertainment publicity and marketing business and the value of our common stock could be materially adversely affected. Although we entered into employment agreements with each of the principal sellers, there can be no assurance that they will serve the terms of their respective employment agreements or choose to remain with us following the expiration of such terms. In addition, the employees of 42West, The Door, Shore Fire and Be Social, and their skills and relationships with clients, are among our most valuable assets. An important aspect of the business’ competitiveness is its ability to retain such key employees. If 42West, The Door, Shore Fire and, Be Social fail to hire and retain a sufficient number of these key employees, it may have a material adverse effect on our overall business and results of operations.

42West, The Door, Shore Fire and Be Social’s talent rosters currently include some of the best known and most highly respected members of the entertainment, hospitality, and musical communities. These include major studios and networks, corporations, well-known consumer brands, celebrity chefs, leading restaurant and hotel brands, recording artists and social media influencers. These clients often form highly loyal relationships with certain public relations and marketing professionals rather than with a particular firm. The employment agreements with the principal sellers currently contain non-competition provisions that prohibit the principal sellers from continuing to provide services to such clients should they leave our company, however, clients are free to engage other public relations and marketing professionals and there can be no assurance that they will choose to remain with our company. The success of 42West, The Door, Shore Fire and Be Social, therefore, depend on our ability to continue to successfully maintain such client relationships should the principal sellers or other key employees leave our company. If we are unable to retain the current 42West, The Door, Shore Fire and Be Social clients or attract new clients, then we could suffer a material adverse effect on our business and results of operations.

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We operate in a highly competitive industry.

The entertainment publicity and marketing business is highly competitive. Through 42West, The Door, Shore Fire and Be Social, we must compete with other agencies, and with other providers of marketing and publicity services, in order to maintain existing client relationships and to win new clients. Through Viewpoint, we compete against other creative branding agencies, as well as in-house creative teams at many of our clients. The client’s perception of the quality of an agency’s creative work and the agency’s reputation are critical factors in determining its competitive position.

The success of our entertainment publicity and marketing business depends on its ability to consistently and effectively deliver marketing and public relations services to its clients.

42West, The Door, Shore Fire and Be Social’s success depends on its ability to effectively and consistently staff and execute client engagements to achieve the clients’ unique personal or professional goals. 42West, The Door, Shore Fire and Be Social work to design customized communications or publicity campaigns tailored to the particular needs and objectives of particular projects. In some of its engagements, 42West, The Door, Shore Fire and Be Social rely on other third parties to provide some of the services to its clients, and we cannot guarantee that these third parties will effectively deliver their services or that we will have adequate recourse against these third parties in the event they fail to effectively deliver their services. Other contingencies and events outside of our control may also impact 42West, The Door, Shore Fire and Be Social’s ability to provide its services. 42West, The Door, Shore Fire and Be Social’s failure to effectively and timely staff, coordinate and execute its client engagements may adversely impact existing client relationships, the amount or timing of payments from clients, its reputation in the marketplace and ability to secure additional business and our resulting financial performance. In addition, our contractual arrangements with our clients may not provide us with sufficient protections against claims for lost profits or other claims for damages.

If we are unable to adapt to changing client demands, social and cultural trends or emerging technologies, we may not remain competitive and our business, revenues and operating results could suffer.

We operate in an industry characterized by rapidly changing client expectations, marketing technologies, and social mores and cultural trends that impact our target audiences. The entertainment industry continues to undergo significant developments as advances in technologies and new methods of message delivery and consumption emerge. These developments drive changes in our target audiences’ behavior to which we must adapt in order to reach our target audiences. In addition, our success depends on our ability to anticipate and respond to changing social mores and cultural trends that impact the entertainment industry and our target audiences. We must adapt our business to these trends, as well as shifting patterns of content consumption and changing behaviors and preferences of our target audiences, through the adoption and exploitation of new technologies. If we cannot successfully exploit emerging technologies or if the marketing strategies we choose misinterpret cultural or social trends and prove to be incorrect or ineffective, any of these could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

A significant labor dispute in our clients’ industries could have a material adverse effect on our business.

An industry-wide strike or other job action by or affecting the Writers Guild, Screen Actors Guild or other major entertainment industry union could reduce the supply of original entertainment content, which would in turn reduce the demand for our talent and entertainment marketing services. An extensive work stoppage would affect feature film production as well as television and commercial production and could have a material adverse effect on our clients and the motion picture production industry in general. Contracts between entertainment industry unions and the Alliance of Motion Picture and Television Producers, which we refer to as AMPTP, expire from time to time. The failure to finalize and ratify a new agreement with the AMPTP or the failure to enter into new commercial contracts upon expiration of the current contracts could lead to a strike or other job action. Any such severe or prolonged work stoppage could have an adverse effect on the television and/or motion picture production industries and could severely impair our clients’ prospects. Any resulting decrease in demand for our talent and entertainment marketing and other public relations services would have a material adverse effect on our cash flows and results of operations.

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Clients may terminate or reduce their relationships with us on short notice.

As is customary in the industry, 42West, The Door, Shore Fire and Be Social’s agreements with their respective clients generally provide for termination by either party on relatively short notice, usually 30 days. Consequently, these clients may choose to reduce or terminate their relationships with us, on a relatively short time frame and for any reason. If a significant number of the 42West, The Door, Shore Fire and Be Social clients were to reduce the volume of business they conducted with us or terminate their relationships with us completely, this could have a material adverse effect upon our business and results of operations. Viewpoint’s revenue is derived on a project-by-project basis. Clients may decide to use other creative branding and production companies for their projects which would have an adverse effect upon our business and results of operations.

Revenues from our Entertainment Publicity and Marketing segment are susceptible to declines as a result of unfavorable economic conditions.

Economic downturns often severely affect the marketing services industry. Some of our corporate clients may respond to weak economic performance by reducing their marketing budgets, which are generally discretionary in nature and easier to reduce in the short-term than other expenses related to operations. In addition, economic downturns could lead to reduced public demand for varying forms of entertainment for which we are engaged to provide public relations and media strategy and promotional services. Such reduced demand for our services could have a material adverse effect on our revenues and results of operations.

If our clients experience financial distress, or seek to change or delay payment terms, it could negatively affect our own financial position and results.

We have a large and diverse client base, and at any given time, one or more of our clients may experience financial difficulty, file for bankruptcy protection or go out of business. Unfavorable economic and financial conditions, such as the current events surrounding the COVID-19 global outbreak, could result in an increase in client financial difficulties that affect us. The direct impact on us included reduced revenues, write-offs of accounts receivable and expenditures billable to clients, and negatively impacted our operating cash flow.

Risks Related to Acquisitions

We are subject to risks associated with acquisitions and we may not realize the anticipated benefits of such acquisitions.

We regularly undertake acquisitions that we believe will enhance our service offering to our clients. These transactions can involve significant challenges and risks, including that the transaction does not advance our business strategy or fails to produce a satisfactory return on our investment. Our customary business, legal and financial due diligence with the goal of identifying and evaluating the material risks involved may be unsuccessful in ascertaining or evaluating all such risks. Though we typically structure our acquisitions to provide for future contingent purchase payments that are based on the future performance of the acquired entity, our forecasts of the investment’s future performance also factor into the initial consideration. When actual financial results differ, our returns on the investment could be adversely affected. Identifying suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to identify suitable candidates or complete acquisitions in a timely manner, on a cost-effective basis or at all.

Even if we complete an acquisition, we may not realize the anticipated benefits of such transaction. Our recent acquisitions have required, and any similar future transactions may also require, significant efforts and expenditures, including with respect to integrating the acquired business with our historical business. We may encounter unexpected difficulties, or incur unexpected costs, in connection with acquisition activities and integration efforts, including, without limitation:

•	diversion of management attention from managing our historical core business;
•	potential disruption of our historical core business or of the acquired business;
•	the strain on, and need to continue to expand, our existing operational, technical, financial and administrative infrastructure;
•	inability to achieve synergies as planned;
•	challenges in controlling additional costs and expenses in connection with and as a result of the acquisition;
•	dilution to existing shareholders from the issuance of equity securities;
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•	becoming subject to adverse tax consequences or substantial depreciation;
•	difficulties in assimilating employees and corporate cultures or in integrating systems and controls;
•	difficulties in anticipating and responding to actions that may be taken by competitors;
•	difficulties in realizing the anticipated benefits of the transaction;
•	inability to generate sufficient revenue from acquisitions to offset the associated acquisition costs;
•	potential loss of key employees, key clients or other partners of the acquired business as a result of the change of ownership; and
•	the assumption of and exposure to unknown or contingent liabilities of the acquired businesses.

If any of our acquisitions do not perform as anticipated for any of the reasons noted above or otherwise, there could be a negative impact on our results of operations and financial condition.

Losses incurred by us subsequent to completion of an acquisition may not be indemnifiable by the seller or may exceed the seller’s indemnification obligations.

As discussed above, there may be liabilities assumed in any acquisition that we did not discover or that we underestimated in the course of performing our due diligence. Although a seller generally will have indemnification obligations to us under an acquisition agreement, these obligations are usually subject to financial limitations, such as general deductibles and maximum recovery amounts, as well as time limitations. We cannot assure you that our right to indemnification from any seller will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the amount of any losses that we incur with respect to a particular acquisition. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition and operating results.

Risks Related to our Common Stock and Preferred Stock

We have recently issued, and may in the future issue, a significant amount of equity securities and, as a result, your ownership interest in our company has been, and may in the future be, substantially diluted and your investment in our common stock could suffer a material decline in value.

From December 31, 2021 to June 30, 2022, the number of shares of our common stock issued and outstanding has increased from 8,020,381 to 9,551,958 shares. As of June 30, 2022, we had outstanding convertible notes payable that as of the date of this registration statement are still outstanding in the aggregate principal amount of $2.9 million, which are convertible using a 90-day trading average stock price. As a result of these past issuances and potential future issuances, your ownership interest in the Company has been, and may in the future be, substantially diluted.

The market price for our common stock has been volatile, and these issuances could cause the price of our common stock to continue to fluctuate substantially. Once restricted stock issued in either private placements or to the sellers of the companies we acquired becomes freely tradable, these shareholders may decide to sell their shares of common stock and, if our stock is thinly traded, this could have a material adverse effect on its market price.

We may need to raise additional capital and may seek to do so by conducting one or more private placements of equity securities, securities convertible into equity securities or debt securities, or through a combination of one or more of such financing alternatives. Such issuances of additional securities would further dilute the equity interests of our existing shareholders, perhaps substantially, and may further exacerbate any or all of the above risks.

The Series C Convertible Preferred Stock has super voting rights that may adversely affect our shareholders.

The Series C Convertible Preferred Stock is held by Dolphin Entertainment LLC, an entity owned by Mr. O’Dowd. Except as required by law, holders of Series C Convertible Preferred Stock will only have voting rights once the independent directors of the Board determine that an optional conversion threshold (as defined in the Series C Certificate of Designation) has occurred. On November 12, 2020, such determination by the Board was made, and the holder of Series C Convertible Preferred Stock (indirectly Mr. O’Dowd) is entitled to super voting rights of three votes for each share of common stock into which such holder’s shares of Series C Convertible Preferred Stock could then be converted. As of June 30, 2022, the Series C Preferred Stock could be converted into 4,738,940 shares of our common stock and the holder was entitled to 14,216,819 votes, which is approximately 59% of our voting securities. The holder of Series C Convertible Preferred Stock is entitled to vote together as a single class on all matters upon which common stockholders are entitled to vote. Your voting rights will be diluted as a result of these super voting rights. On November 12, 2020, we entered into a stock restriction agreement with Mr. O’Dowd that prohibits the conversion of Series C Convertible Preferred Stock into common stock unless the majority of the independent directors of the board of directors vote to remove the restriction. The stock restriction agreement will be immediately terminated upon a change of control as defined in the agreement.

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Risks Relating to the Purchase Agreement

The sale or issuance of our common stock to the Selling Stockholder may cause dilution and the sale of the shares of common stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our common stock to fall.

On August 10, 2022, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder committed to purchase up to $25 million of our common stock. In connection with the execution of the Purchase Agreement, we issued 57,313 shares of our common stock to the Selling Stockholder as a commitment fee on August 19, 2022. The purchase shares sold pursuant to the Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time over a 36-month period. The purchase price for shares that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We have the right to control the timing and amount of any sales of our shares to the Selling Stockholder in our sole discretion, subject to certain limits on the amount of shares that can be sold on a given date. Sales of shares of our common stock, if any, to the Selling Stockholder will depend upon market conditions and other factors to be determined by us. Therefore, the Selling Stockholder may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, the Selling Stockholder may sell all, some or none of those shares. Sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity related securities in the future at a time and at a price that we might otherwise wish to effect sales, which could have a materially adverse effect on our business and operations.

You may experience future dilution as a result of future equity offerings or the exercise of stock options.

To raise additional capital, we may in the future offer additional shares of our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock in future transactions may be higher or lower than the price per share paid by investors in this offering. To the extent that outstanding stock options may be exercised, or other shares issued, you may experience further dilution.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

Beginning one business day following the date of this prospectus and thereafter for a period of thirty-six months, the Company has the right, but not the obligation, on any business day selected by the Company, provided that on such day the last closing sale price per-share of our common stock is not less than $0.10 as reported by the Nasdaq Capital Market, to require the Selling Stockholder to purchase up to 50,000 shares of common stock (the “Regular Purchase Amount”) price per purchase notice (each such purchase, a “Regular Purchase”).The Regular Purchase Amount may be increased to up to 75,000 shares if the closing price of our common stock is not below $7.50, as reported by the Nasdaq Capital Market, and up to 100,000 shares if the closing price of our common stock is not below $10.00, as reported by the Nasdaq Capital Market (each such share amount being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). The Selling Stockholder’s committed obligation under each Regular Purchase shall not exceed $2,000,000, provided, however, we and the Selling Securityholder may mutually agree to set the share purchase limit of our shares of Common Stock to an amount no greater than 500,000 shares of our Common Stock.

Our ability to sell shares to the Selling Stockholder and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to the Selling Stockholder at any one time, and a limitation on our ability to sell shares to the Selling Stockholder to the extent that it would cause the Selling Stockholder to beneficially own more than 9.99% of our outstanding shares of common stock. Additionally, we will only be able to sell or issue to the Selling Stockholder 1,936,847 shares in total under the Purchase Agreement, which is equal to 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement, unless we obtain shareholder approval or the average price of such sales exceeds $4.90, a price equal to the lower of (i) the closing price of the common stock on August 10, 2022 or (ii) the arithmetic average of the five closing prices for the common stock immediately preceding the execution of the Agreement, as calculated in accordance with Nasdaq rules. 1,936,847 shares minus the amount of the Commitment Shares sold at a sale price of $3.95 per share, which was the closing price of our common stock on Nasdaq on September 6, 2022, would result in proceeds to the Company in the amount of $7,424,159. Therefore, we may not in the future have access to the full amount available to us under the Purchase Agreement, depending on the price of our common stock. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock currently registered.

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The extent we rely on the Selling Stockholder as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from the Selling Stockholder were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $25,000,000 of common stock under the Purchase Agreement to the Selling Stockholder, we may still need additional capital to finance our future plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, the holders of our outstanding the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on our outstanding debt would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. Our management has broad discretion as to the use of such proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might apply these proceeds in ways with which you do not agree or in ways that ultimately do not yield a favorable return. If our management applies such proceeds in a manner that does not yield a significant return, if any, on our investment of such net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

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COMMITTED EQUITY FINANCING

On August 10, 2022, we entered into the Purchase Agreement with the Selling Stockholder. In connection with the Purchase Agreement, on August 10, 2022, we also entered into a registration rights agreement, or the Registration Rights Agreement, with the Selling Stockholder, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus. Pursuant to the terms of the Purchase Agreement, the Selling Stockholder has agreed to purchase from us up to $25,000,000 of our common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register under the Securities Act the resale by Selling Stockholder of up to 3,057,313 shares of Common Stock, consisting of 57,313 shares of Common Stock that we issued to Selling Stockholder in consideration of its commitment to purchase shares of Common Stock at our election under to the Purchase Agreement, and up to 3,000,000 shares of Common Stock that we may elect, in our sole discretion, to issue and sell to Selling Stockholder, from time to time from and after the Commencement Date (as defined below) under the Purchase Agreement.

We may, from time to time and at our sole discretion, direct the Selling Stockholder to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as discussed below. The Selling Stockholder may not assign or transfer its rights and obligations under the Purchase Agreement.

Under applicable rules of the Nasdaq Capital Market, in no event may we issue or sell to the Selling Stockholder under the Purchase Agreement shares of our common stock in excess of 1,936,847 shares (including the Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) to the extent we desire to issue shares in excess of the Exchange Cap, the average price of all such sales of our common stock to the Selling Stockholder must equal or exceeds $4.90 per share (which represents the lower of (A) the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement) adjusted such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq Capital Market.

The Purchase Agreement also prohibits us from directing the Selling Stockholder to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by the Selling Stockholder, would result in the Selling Stockholder and its affiliates exceeding a cap equal to 9.99%, or the Beneficial Ownership Cap, of our then issued and outstanding shares of common stock.

Purchase of Shares Under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, provided that the closing sale price of our common stock is not below $0.10 per share on any business day selected by us, we may, from time to time until August 10, 2025, direct the Selling Stockholder to purchase up to 50,000 shares of our common stock, which we refer to as the Regular Purchase Amount, on such business day (or the purchase date), which we refer to as a Regular Purchase, provided, however, that the Selling Stockholder’s committed obligations under each Regular Purchase cannot exceed $2,000,000, provided, however, we and the Selling Securityholder may mutually agree to set the share purchase limit of our shares of Common Stock to an amount no greater than 500,000 shares of our Common Stock. The Regular Purchase Amount may be increased to up to 75,000 shares if the closing price of our common stock is not below $7.50, as reported by the Nasdaq Capital Market, and up to 100,000 shares if the closing price of our common stock is not below $10.00, as reported by the Nasdaq Capital Market. In each case, upon the parties’ mutual agreement, the maximum amount of any single Regular Purchase may be increased in excess of the Regular Purchase share limits discussed in the preceding sentence and in effect on any given day, provided, however, that any such increase shall not exceed 500,000 shares. We may direct the Selling Stockholder to purchase shares in Regular Purchases once every business day, provided that we have not failed to deliver shares for the most recent prior Regular Purchase. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

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The purchase price per share for each such Regular Purchase will be equal to 98.75% of the lesser of:

•	the lowest sale price for our common stock on the purchase date of such shares; or
•	the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

Accelerated Purchases

We also have the right to direct the Selling Stockholder, on any business day on which we have properly submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase to purchase an additional amount of our common stock (an “Accelerated Purchase”), of up to the lesser of:

•	300% of the number of shares to be purchased pursuant to such Regular Purchase; and
•	30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 96% of the lesser of:

•	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and
•	the closing sale price of our common stock on the applicable Accelerated Purchase date.

Additional Accelerated Purchases

We also have the right to direct the Selling Stockholder on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to the Selling Stockholder in accordance with the Purchase Agreement to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

•	300% of the number of shares to be purchased pursuant to such Regular Purchase; and
•	30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the Accelerated Purchase Measurement Period.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to the Selling Stockholder on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to the Selling Stockholder in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 96% of the lower of:

•	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and
•	the closing sale price of our common stock on the applicable Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as set forth in the Purchase Agreement. Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to the Selling Stockholder.

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Events of Default

Events of default under the Purchase Agreement include the following:

•	the effectiveness of the registration statement of which this prospectus forms apart lapses for any reason (including, without limitation, the issuance of a stop order by the SEC), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by the Selling Stockholder of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after the Selling Stockholder has confirmed in writing that all of the shares of our common stock covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the shares of our common stock covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our common stock covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);
•	suspension by the principal market listing our common stock from trading for a period of one business day;
•	the delisting of our common stock from the Nasdaq Capital Market; provided, however, that the common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca or the OTC Bulletin Board, OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);
•	the failure for any reason by our transfer agent to issue shares to the Selling Stockholder within two business days after any purchase date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which the Selling Stockholder is entitled to receive such shares;
•	any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement that has or could have a Material Adverse Effect (as defined in the Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;
•	our common stock ceases to be DTC authorized and ceases to participate in the DWAC/FAST systems or if we fail to maintain the service of our transfer agent (or a successor transfer agent) with respect to the issuance of Purchase Shares under the Purchase Agreement;
•	if at any time the Exchange Cap is reached and our stockholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable rules and regulations of the Nasdaq Global Market, to the extent applicable; or
•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

The Selling Stockholder does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of the Selling Stockholder’s control, we are not permitted to direct the Selling Stockholder to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to the Selling Stockholder to terminate the Purchase Agreement.

No Short-Selling or Hedging by the Selling Stockholder

The Selling Stockholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

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Prohibitions on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions until the thirty-six-month anniversary of the date of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common stock after the date of issuance, the issuance of securities with embedded anti-dilution provisions, the issuance of securities with an embedded put or call right or at a price subject to being reset after the initial issuance contingent on our business or market performance or entry into any new “equity line of credit.” However, we are permitted to enter into certain “at-the-market offerings” exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that have been or may be issued or sold by us to Selling Stockholder under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to approximately thirty-six months commencing on the date of this prospectus. The sale by Selling Stockholder of a significant number of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Selling Stockholder, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Selling Stockholder all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Selling Stockholder, after Selling Stockholder has acquired the shares, Selling Stockholder may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Selling Stockholder by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Selling Stockholder and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct the Selling Stockholder to purchase up to $25,000,000 of our common stock, exclusive of the Commitment Shares being issued to the Selling Stockholder as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement generally prohibits us from issuing or selling to the Selling Stockholder under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the shares we desire to sell in excess of the Exchange Cap must be sold for an average price that equals or exceeds $4.90 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Selling Stockholder, would exceed the Beneficial Ownership Cap of 9.99% of our then issued and outstanding shares of common stock.

The following table sets forth the amount of gross proceeds we would receive from the Selling Stockholder from our sale of shares to the Selling Stockholder under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Securityholder (2)	Gross Proceeds from the Sale of Shares to the Selling Securityholder Under the Purchase Agreement
$3.00	1,936,847(3)	19.99	$3,387,787
$4.00	1,936,847(3)	19.99	$7,747,388
$4.90	1,936,847(3)	19.99	$9,490,550
$7.00	1,936,847(3)	19.99	$13,557,929
$10.00	1,936,847(3)	19.99	$19,368,470

(1)	Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $25,000,000, if available, while giving effect to the Exchange Cap and without regard for the Beneficial Ownership Cap, and excludes the Commitment Shares.
(2)	The denominator is based on 9,689,083 shares outstanding as of August 10, 2022.
(3)	This number of shares reflects the Exchange Cap. We may only issue shares of our common stock in excess of the Exchange Cap if we obtain stockholder approval to do so, or if the average price of all applicable sales of our common stock to the Selling Stockholder under the Purchase Agreement equals or exceeds $4.90 per share.
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MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Securityholder. All of the Common Stock offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its own account. We will not receive any of the proceeds from these sales. We may receive up to $25 million aggregate gross proceeds under the Purchase Agreement from any sales we make to the Selling Securityholder pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Securityholder after the date of this prospectus. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital, acquisitions, and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

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DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Securityholder under this prospectus.

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MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common is currently listed on Nasdaq under the symbols “DLPN”. As of September 6, 2022, there were 302 holders of record of the Common Stock.

Dividend Policy

We have never declared or paid any dividends on shares of Common Stock. We anticipate that we will retain all of our future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on Dolphin’s capital stock will be at the discretion of its board of directors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and related notes included elsewhere in this prospectus. This discussion includes both historical information and forward-looking statements that involve risks, uncertainties and assumptions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus.

Overview

We are a leading independent entertainment marketing and premium content development company. We were first incorporated in the State of Nevada on March 7, 1995 and domesticated in the State of Florida on December 4, 2014. Our Common Stock trades on The Nasdaq Capital Market under the symbol “DLPN.”

On January 8, 2021, we acquired all of the issued and outstanding shares of B/HI Communications, Inc., a California corporation, referred to as B/HI, from Dean G Bender and Janice L Bender as co-trustees of the Bender Family Trust dated May 6, 2013, the Seller. The acquisition was effective January 1, 2021. B/HI is an entertainment public relations agency that specializes in corporate and product communications programs for interactive gaming, esports, entertainment content and consumer product organizations. As consideration for the acquisition of the shares of B/HI, we agreed with the Seller to pay, $0.8 million of shares of our Common Stock based on a 30-day trailing trading average closing price immediately prior to, but not including, the applicable payment date adjusted for working capital, cash targets and the B/HI indebtedness of approximately $0.5 million, net of minimum operating cash as defined in the purchase agreement. B/HI achieved certain specified financial performance targets during the year ended December 31, 2021 and during the second quarter of 2022, we paid $600,000 in cash and issued 163,369 shares of Common Stock to the Seller in full satisfaction of the earnout consideration pursuant to the purchase agreement.

Through our subsidiaries 42West (with B/HI being considered a division of 42West), Shore Fire and The Door, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment and hospitality industries. 42West, Shore Fire and The Door are each recognized global leaders in PR services for the respective industries they serve. Viewpoint adds full-service creative branding and production capabilities to our marketing group and Be Social provides influencer marketing capabilities through its roster of highly engaged social media influencers. Dolphin’s legacy content production business, founded by Emmy-nominated Chief Executive Officer, Bill O’Dowd, has produced multiple feature films and award winning digital series, primarily aimed at family and young adult markets. We have established an acquisition strategy based on identifying and acquiring companies that complement our existing entertainment publicity and marketing services and content production businesses. We believe that complementary businesses, such as live event production, can create synergistic opportunities and bolster profits and cash flow. We have identified potential acquisition targets and are in various stages of discussion with such targets. We intend to complete at least one acquisition during 2022, but there is no assurance that we will be successful in doing so, whether in 2022 or at all.

We have also established an investment strategy, “Dolphin 2.0,” based upon identifying opportunities to develop internally owned assets, or acquire ownership stakes in others’ assets, in the categories of entertainment content, live events and consumer products. We believe these categories represent the types of assets wherein our expertise and relationships in entertainment marketing most influences the likelihood of success. We are in various stages of internal development and outside conversations on a wide range of opportunities within Dolphin 2.0. We intend to enter into additional investments during 2022, but there is no assurance that we will be successful in doing so, whether in 2022 or at all.

Dolphin 2.0

We believe our ability to engage a broad consumer base through our best-in-class pop culture assets provides us an opportunity to make investments in products or companies which would benefit from our collective marketing power. We call these investments “Dolphin 2.0” (with “Dolphin 1.0” being the underlying businesses of each of our subsidiaries mentioned above). Simply put, we seek to own an interest in some of the assets we are marketing. Specifically, we want to own an interest in assets where our experience, industry relationships and marketing power will most influence the likelihood of success. This leads us to seek investments in the following categories of assets: 1) Content; 2) Live Events; and 3) Consumer Products.

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The first of our Dolphin 2.0 investments has been in the new world of Non-Fungible Tokens (“NFTs”). We see a large opportunity in this sector. Even without broad consumer adoption, the NFT market grew from an estimated $250 million in 2020 to over $40 billion in 2021, according to Bloomberg. We believe the NFT market will continue to grow for years to come, driven by the combination of 1) the ability of consumers to purchase using a credit card (and not just with cryptocurrencies); 2) consumer-friendly pricing options (previously not readily available due to large “gas fees” charged by both sellers and buyers of NFTs to offset the energy consumption required to “mint” the NFT for sale); and 3) popular entertainment and pop culture collectibles being offered.

In March, 2021, we announced our intentions to enter into the production and marketing of NFTs. In August, 2021, we announced our partnership with FTX.US, a leading cryptocurrency exchange, to develop and launch NFT collections across all major entertainment industry verticals (film, television, music, gaming, etc.). In December, 2021, we unveiled our first collection, entitled “Creature Chronicles: Exiled Aliens,” a generative art collection of 10,000 unique avatars. We expect to mint (or offer for sale) “Creature Chronicles” during the third quarter of 2022.

Our second Dolphin 2.0 investment was made in October, 2021, when we acquired an ownership interest in Midnight Theatre, a state-of-the-art contemporary variety theater and restaurant in the heart of Manhattan. An anchor of Brookfield Properties’ recently opened $4.5 billion Manhattan West development, the Midnight Theatre is in the final stages of construction, and expects to open in September 2022. The restaurant, Hidden Leaf, opened on July 6, 2022.

Our third Dolphin 2.0 investment was made in December, 2021, when we acquired an ownership interest in Crafthouse Cocktails, a pioneering brand of ready-to-drink, all-natural classic cocktails.

We also made our first content investment under Dolphin 2.0. On June 24, 2022, we entered into an agreement with IMAX Corporation to co-produce and co-finance a documentary motion picture of the flight demonstration squadron on the United States Navy, called The Blue Angels. The documentary is currently in production and scheduled to be released in the Fall of 2023.

COVID Update

During March 2020, the World Health Organization categorized a novel coronavirus (“COVID-19”) as a pandemic, and it has spread throughout the United States. The pandemic has had and continues to have a significant effect on economic conditions in the United States, and continues to cause significant uncertainties in the U.S. and global economies.

The extent to which the COVID-19 pandemic affects our business, operations and financial results depends, and will continue to depend, on numerous evolving factors that we may not be able to accurately predict. Since the outbreak of COVID-19 began and public and private sector measures to reduce its transmission were implemented, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, the demand for certain of the services the Company offers was adversely affected resulting in decreased revenues and cash flows.

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HOW WE ASSESS THE PERFORMANCE OF OUR BUSINESS

In assessing the performance of our business, we consider a variety of performance and financial measures. The key indicators of the financial condition and operating performance of our business are revenues, direct costs, payroll and benefits, selling, general and administrative expenses, legal and professional expenses, other income/expense and net income. Other income/expense consists mainly of interest expense, non-cash changes in fair value of liabilities, costs directly relating to our acquisitions, and gains or losses on extinguishment of debt and disposal of fixed assets.

We operate in two reportable segments: our entertainment publicity and marketing segment and our content production segment. The entertainment publicity and marketing segment is composed of 42West, The Door, Shore Fire, Viewpoint, Be Social and B/HI and provides clients with diversified services, including public relations, entertainment content marketing, strategic communications, social media marketing, creative branding, and the production of promotional video content. The content production segment is composed of Dolphin Films and Dolphin Digital Studios, which produce and distribute feature films and digital content.

Revenues

For the three and six months ended June 30, 2022 and 2021, we derived all of our revenues from our entertainment publicity and marketing segment. The entertainment publicity and marketing segment generates its revenues from providing public relations services for celebrities, musicians and brands, entertainment and targeted content marketing for film and television series, strategic communications services for corporations, public relations, marketing services and brand strategies for hotels and restaurants and digital marketing through its roster of social media influencers. Refer to discussion under Revenues in the Results of Operations section below for further discussion on the revenues from the content production segment.

The table below sets forth the percentage of total revenue derived from our two segments for the three and six month periods ended March 31, 2022 and 2021:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Entertainment publicity and marketing	$10,290,626	$8,643,244	$19,467,735	$15,820,361
Content production	—	—	—	—
Total revenues	$10,290,626	$8,643,244	$19,467,735	$15,820,361

Entertainment Publicity and Marketing (“EPM”)

Our revenue is directly impacted by the retention and spending levels of existing clients and by our ability to win new clients. We believe that we have a stable client base, and we have continued to grow organically through referrals and actively soliciting new business. We earn revenues primarily from the following sources: (i) celebrity talent services; (ii) content marketing services under multiyear master service agreements in exchange for fixed project-based fees; (iii) individual engagements for entertainment content marketing services for durations of generally between three and six months; (iv) strategic communications services; (v) engagements for marketing of special events such as food and wine festivals; (vi) engagement for marketing of brands; (vii) arranging strategic marketing agreements between brands and social media influencers and (viii) content productions of marketing materials on a project contract basis. For these revenue streams, we collect fees through either fixed fee monthly retainer agreements, fees based on a percentage of contracts or project-based fees.

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We earn entertainment publicity and marketing revenues primarily through the following:

•	Talent - We earn fees from creating and implementing strategic communication campaigns for performers and entertainers, including Oscar, Tony and Emmy winning film, theater and television stars, directors, producers, celebrity chefs and Grammy winning recording artists. Our services in this area include ongoing strategic counsel, media relations, studio and/or network liaison work, and event and tour support.

•	Entertainment Marketing and Brand Strategy - We earn fees from providing marketing direction, public relations counsel and media strategy for entertainment content (including theatrical films, television programs, DVD and VOD releases, and online series) from virtually all the major studios and streaming services, as well as content producers ranging from individual filmmakers and creative artists to production companies, film financiers, DVD distributors, and other entities. In addition, we provide entertainment marketing services in connection with film festivals, food and wine festivals, awards campaigns, event publicity and red-carpet management. As part of our services, we offer marketing and publicity services tailored to reach diverse audiences. We also provide marketing direction targeted to the ideal consumer through a creative public relations and creative brand strategy for hotel and restaurant groups. We expect that increased digital streaming marketing budgets at several large key clients will drive growth of revenue and profit in 42West’s Entertainment Marketing division over the next several years.

•	Strategic Communications - We earn fees by advising companies looking to create, raise or reposition their public profiles, primarily in the entertainment industry. We believe that growth in the Strategic Communications division will be driven by increasing demand for these services by traditional and non-traditional media clients who are expanding their activities in the content production, branding, and consumer products PR sectors. We expect that this growth trend will continue for the next three to five years. We also help studios and filmmakers deal with controversial movies, as well as high-profile individuals address sensitive situations.

•	Creative Branding and Production - We offer clients creative branding and production services from concept creation to final delivery. Our services include brand strategy, concept and creative development, design and art direction, script and copyrighting, live action production and photography, digital development, video editing and composite, animation, audio mixing and engineering, project management and technical support. We expect that our ability to offer these services to our existing clients in the entertainment and consumer products industries, will be accretive to our revenue.

•	Digital Media Influencer Marketing Campaigns - We arrange strategic marketing agreements between brands and social media influencers, for both organic and paid campaigns. We also offer services for social media activations at events, as well as editorial work on behalf of brand clients. Our services extend beyond our own captive influencer network, and we manage custom campaigns targeting specific demographics and locations, from ideation to delivery of results reports. We expect that our relationship with social media influencers will provide us the ability to offer these services to our existing clients in the entertainment and consumer products industries and will be accretive to our revenue.

Content Production (“CPD”)

Project Development and Related Services

We have a team that dedicates a portion of its time to identifying scripts, story treatments and novels for acquisition, development and production. The scripts can be for either digital, television or motion picture productions. We have acquired the rights to certain scripts that we intend to produce and release in the future, subject to obtaining financing. We have not yet determined if these projects would be produced for digital, television or theatrical distribution.

 We have completed development of several feature films, which means that we have completed the script and can begin pre-production once financing is obtained. We are planning to fund these projects through third-party financing arrangements, domestic distribution advances, pre-sales, and location-based tax credits, and if necessary, sales of our common stock, securities convertible into our common stock, debt securities or a combination of such financing alternatives; however, there is no assurance that we will be able to obtain the financing necessary to produce any of these feature films.

In June 2022, we entered into an agreement with IMAX Corporation (“IMAX”) to co-produce and co-finance a documentary motion picture on the flight demonstration squadron of the United States Navy, called the Blue Angels. IMAX and Dolphin have each agreed to fund 50% of the production budget. On June 29, 2022, we made a payment in the amount of $500,000 pursuant to this agreement.

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Expenses

Our expenses consist primarily of: (1) direct costs; (2) payroll and benefits expenses (3) selling, general and administrative expenses; (4) depreciation and amortization expense; (5) changes in the fair value of contingent consideration and (6) legal and professional fees.

(1)	Direct costs include certain cost of services, as well as certain production costs, related to our entertainment publicity and marketing business. Included within direct costs are immaterial impairments for any of our content production projects.
(2)	Payroll and benefits expenses include wages, stock-based compensation, payroll taxes and employee benefits.
(3)	Selling, general and administrative expenses include all overhead costs except for payroll, depreciation and amortization and legal and professional fees that are reported as a separate expense item.
(4)	Depreciation and amortization include the depreciation of our property and equipment and amortization of intangible assets and leasehold improvements.
(5)	Changes in fair value of contingent consideration includes changes in the fair value of the contingent earn-out payment obligations for the Company’ acquisitions. The fair value of the related contingent consideration is measured at every balance sheet date and any changes recorded on our condensed consolidated statements of operations.
(6)	Legal and professional fees include fees paid to our attorneys, fees for investor relations consultants, audit and accounting fees and fees for general business consultants.

Other Income and Expenses

For the three and six months ended June 30, 2022 and 2021, other income and expenses consisted primarily of: (1) gain on extinguishment of debt; (2) changes in fair value of convertible notes and derivative liabilities; (3) changes in fair value of warrants; (4) changes in the fair value of put rights; (5) acquisition costs and (6) interest expense.

RESULTS OF OPERATIONS

Three and six months ended June 30, 2022 as compared to three and six months ended June 30, 2021

Revenues

For the three and six months ended June 30, 2022 and 2021 revenues were as follows:

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Revenues:
Entertainment publicity and marketing	$10,290,626	$8,643,244	$19,467,735	$15,820,361
Total revenue	$10,290,626	$8,643,244	$19,467,735	$15,820,361

Revenues from entertainment publicity and marketing increased by approximately $1.6 million and $3.6 million for the three and six months ended June 30, 2022, respectively, as compared to the same periods in the prior year. The increase is primarily driven by increased revenues across most of our subsidiaries, as cross-selling across our subsidiaries has provided additional customers and increased demand for the service our subsidiaries provide.

We did not derive any revenues from the content production segment as we have not produced and distributed any of the projects discussed above and the projects that were produced and distributed in 2013 and 2016 have mostly completed their normal revenue cycles.

Expenses

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For the three and six months ended June 30, 2022 and 2021, our expenses were as follows:

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Expenses:
Direct costs	$939,389	$833,511	$2,022,279	$1,583,931
Payroll and benefits	6,983,804	5,622,468	13,930,426	10,892,831
Selling, general and administrative	1,519,835	1,194,704	3,039,605	2,718,658
Depreciation and amortization	415,547	478,270	832,785	960,982
Change in fair value of contingent consideration	(670,878)	(165,000)	(1,434,778)	200,000
Legal and professional	613,971	457,998	1,552,186	802,606
Total expenses	$9,801,668	$8,421,951	$19,942,503	$17,159,008

Direct costs increased by approximately $0.1 million and $0.4 million for the three and six months ended June 30, 2022, respectively, as compared to the three and six months ended June 30, 2021. The increase in direct costs is mainly driven by $0.2 million and $0.7 million of NFT production and marketing costs for the three and six months ended June 30, 2022, respectively, that were not present in the same periods in 2021. The increases in direct costs were offset by a $0.1 million and $0.3 million decrease in direct costs for the three and six months ended June 30, 2022, respectively, as compared to the three and six months ended June 30, 2021, primarily attributable to the decrease in Viewpoint’s revenue, in comparison with the same period in the prior year, as Viewpoint incurs third party costs related to the production of marketing materials, which are included in direct costs.

Payroll and benefits expenses increased by approximately $1.4 million and $3.0 million for the three and six months ended June 30, 2022, as compared to the three and six months ended June 30, 2021, primarily due to additional headcount in 2022 to support the growth of our business.

Selling, general and administrative expenses increased by approximately $0.3 million for both the three and six months ended June 30, 2022, as compared to the three and six months ended June 30, 2021, mainly due to a small increase in bad debt expense, and a $98.9 thousand impairment of an ROU asset.

Depreciation and amortization remained consistent for the three and six months ended June 30, 2022, as compared to the three and six months ended June 30, 2021.

Change in fair value of the contingent consideration was a $0.7 million gain and $1.4 million gain for the three and six months ended June 30, 2022, respectively, compared to the change in fair value of the contingent consideration of $0.2 million gain and a $0.2 million loss for the three and six months ended June 30, 2021, respectively. The main components of the change in fair value of contingent consideration were the following:

•	The Door: $0.4 million gain and $0.2 million gain for the three months ended June 30, 2022 and 2021, respectively, and $1.4 million gain and $0.2 million loss for the six months ended June 30, 2022 and 2021.

•	B/HI: $0.2 million gain and $76.1 thousand gain for the three and six months ended June 30, 2022, respectively. The fair value of contingent consideration for B/HI was zero as of June 30, 2021.

•	Be Social: $20.0 thousand gain and $25.0 thousand loss for the three months ended June 30, 2022 and 2021, respectively, and no gain or loss for the six months ended June 30, 2022 and $20.0 thousand loss for the six months ended June 30, 2021.

Legal and professional fees increased by approximately $0.2 million and $0.7 million for the three and six months ended June 30, 2022, as compared to the three and six months ended June 30, 2021 due primarily to including legal, consulting and audit fees related to our restatement of the September 30, 2021 Form 10-Q, revisions of the Forms 10-Q for March 31, 2021 and June 30, 2021 included in our Form 10-K filed on May 26, 2022 and fees associated with our change of auditors.

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Other Income and Expenses

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Other Income and expenses:
Gain on extinguishment of debt, net	$—	$1,012,973	$—	$955,610
Loss on disposal of fixed assets	—	(48,461)	—	(48,461)
Change in fair value of convertible notes	244,022	268,974	531,880	(602,475)
Change in fair value of warrants	35,000	65,000	95,000	(2,497,877)
Change in fair value of put rights	—	—	—	(71,106)
Acquisition costs	—	—	—	(22,907)
Interest expense	(125,348)	(169,837)	(274,737)	(335,031)
Total other income (expenses), net	$153,674	$1,128,649	$352,143	$(2,622,247)

We did not record any gain or loss on extinguishment of debt for the three and six months ended June 30, 2022. During the three and six months ended June 30, 2021, we recorded a gain on extinguishment of debt of approximately $1.1 million in connection with forgiveness of the Paycheck Protection Plan loans (“PPP Loans”) of 42West, Dolphin, Viewpoint, Shore Fire and The Door offset by a loss on extinguishment of debt of $57,400 related to the exchange of certain put rights for shares of our common stock.

We elected the fair value option for certain convertible notes issued in 2020. The fair value of these convertible notes is remeasured at every balance sheet date and any changes are recorded on our condensed consolidated statements of operations. For the three months ended June 30, 2022 and 2021, we recorded a change in the fair value of the convertible notes issued in 2020 in the amount of gains of $0.2 million and $0.3 million, respectively. For the six months ended June 30, 2022 and 2021, we recorded a change in the fair value of the convertible notes issued in 2020 in the amount of a gain of $0.5 million and a loss of $0.6 million, respectively. None of the decrease in the value of the convertible notes was attributable to instrument specific credit risk and as such all of the gain in the change in fair value was recorded within net income.

Warrants issued with convertible notes payable issued in 2020, were initially measured at fair value at the time of issuance and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date, with changes in estimated fair value of each respective warrant liability recognized as other income or expense. In March 2021, one of the warrant holders exercised 146,027 warrants via a cashless exercise formula. The price of our common stock on the exercise date was $19.16 per share and we recorded a change in fair value of the exercised warrants of $2.5 million on our condensed consolidated statement of operations. The fair value of the 2020 warrants that were not exercised decreased by approximately $35.0 thousand and $95.0 thousand; therefore we recorded a change in the fair value of the warrants for the three and six months ended June 30, 2022 for those amounts, respectively, on our condensed consolidated statement of operations.

The fair value of put rights related to the 42West acquisition were recorded on our condensed consolidated balance sheet on the date of the acquisition. The fair value of the put rights are measured at every balance sheet date and any changes are recorded on our condensed consolidated statements of operations. The fair value of the put rights decreased by approximately $71,000 for the six months ended June 30, 2021. The final put rights were settled in March of 2021 and we did not have a liability related to the put rights as of June 30, 2022.

Interest expense decreased by $44.5 thousand and $60.3 thousand for the three and six months ended June 30, 2022, respectively, as compared to the same periods in the prior year, primarily due to lower convertibles and nonconvertible notes outstanding during the six months ended June 30, 2022, as compared to the same periods in the prior year.

Equity in losses of unconsolidated affiliates

Equity in earnings or losses of unconsolidated affiliates includes our share of income or losses from equity investees.

For the three and six months ended June 30, 2022, we recorded losses of $23,400 and $43,400, respectively, from our equity investment in Crafthouse Cocktails. The Crafthouse Cocktails investment was not present in the three and six months ended June 30, 2021.

Midnight Theatre commenced operations at the end of the second quarter of 2022; therefore no equity gains or losses had been recorded during the three or six months ended June 30, 2022.

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Income Taxes

We recorded an income tax expense of $7.2 thousand and $14.4 thousand for the three and six months ending June 30, 2022, which reflects the accrual of a valuation allowance in connection with the limitations of our indefinite lived tax assets to offset our indefinite lived tax liabilities. To the extent the tax assets are unable to offset the tax liabilities, we have recorded a deferred expense for the tax liability (a “naked credit”).

We recorded an income tax benefit of $38.9 thousand for the six months ended June 30, 2021, due to a reduction of the valuation allowance, as the net deferred tax asset was reduced as a result of the deferred tax liability recorded in the B/HI acquisition. There was no income tax expense or benefit for the three months ended June 30, 2021.

Net Income (Loss)

Net income was approximately $0.6 million or $0.06 per share based on 9,498,266 weighted average shares outstanding for basic loss per share and $0.04 per share based on 9,626,143 weighted average shares on a fully diluted basis earnings per share for the three months ended June 30, 2022. Net income was approximately $1.3 million or $0.17 per share based on 7,664,000 weighted average shares outstanding for basic earnings per share and $0.13 per share based on 7,913,396 weighted average shares outstanding for fully diluted earnings per share, respectively, for the three months ended June 30, 2021. The change in net income for the three months ended June 30, 2022 as compared to the three months ended June 30, 2021, is related to the factors discussed above.

Net loss was approximately $0.2 million or $(0.02) per share based on 9,113,252 weighted average shares outstanding for basic loss per share and $(0.09) per share based on 9,890,621 weighted average shares on a fully diluted basis earnings per share for the six months ended June 30, 2022. Net loss was approximately $3.9 million or $0.53 per share based on 7,456,360 weighted average shares outstanding for both basic and diluted loss per share for the six months ended June 30, 2021. The change in net loss for the six months ended June 30, 2022 as compared to the six months ended June 30, 2021, is related to the factors discussed above.

Year ended December 31, 2021 as compared to the year ended December 31, 2020

Revenues

For the years ended December 31, 2021 and 2020, our revenues were as follows:

	For the year ended
	December 31,
	2021	2020
Revenues:
Entertainment publicity and marketing	$35,705,305	$23,946,680
Content production	21,894	107,800
Total revenue	$35,727,199	$24,054,480

Revenues from entertainment publicity and marketing increased by approximately $11.8 million, or 49.1%, for the year ended December 31, 2021 as compared to the year ended December 31, 2020. The majority of the revenue increase relates to the fact that the industries we serve were resuming normal operations during the 2021 year. During the year ended December 31, 2020, the Company’s revenues were adversely affected by government-imposed orders to either reduce or completely shut down the in-restaurant service and shut down of movie content production due to COVID-19 that caused our clients to reduce or suspend the services we provided to them. Throughout the year ended December 31, 2021, our revenues saw a recovery with the government-imposed orders alleviated or completely removed by year end 2021. In addition, our revenue for the year ended December 31, 2021, includes $3.5 million of revenue from B/HI, which was acquired on January 1, 2021 and therefore not present in 2020, as well as a full year of revenue for Be Social that was acquired on August 17, 2020.

We derived immaterial revenues from the content production segment for the years ended December 31, 2021 and 2020 from the domestic distribution of Believe, a feature film that was released in 2013, as we have not produced and distributed any of the projects discussed above.

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Expenses

For the years ended December 31, 2021 and 2020, our operating expenses were as follows:

	For the year ended December 31,
	2021	2020
Expenses:
Direct costs	$3,879,409	$2,576,709
Payroll and benefits	23,819,327	15,990,702
Selling, general and administrative	5,836,235	4,822,130
Change in fair value of contingent consideration	3,754,221	55,000
Depreciation and amortization	1,905,354	2,030,226
Legal and professional	2,013,436	1,191,231
Total expenses	$41,207,982	$26,665,998

Direct costs are mainly attributable to the EPM segment and increased by approximately $1.3 million for the year ended December 31, 2021, as compared to the year ended December 31, 2020. The increase in direct costs is correlated to an increase in Viewpoint’s revenue and costs associated with the production and marketing of NFTs, as Viewpoint incurs third party costs related to the production of marketing materials, which are included in direct costs. In addition, the year ended December 31, 2021 included $0.5 million of NFT production and marketing costs that were not present in the year ended December 31, 2020.

Payroll and benefit expenses increased by approximately $7.8 million for the year ended December 31, 2021, as compared to the year ended December 31, 2020, primarily due to including payroll costs of Be Social acquired in August 2020 and B/HI acquired in January 2021. In addition, during the year ended December 31, 2020, the Company made salary and staff reductions related to decreases in revenues due to COVID-19. All employees’ salaries were restored by the beginning of the 2021.

Selling, general and administrative expenses increased by approximately $1.0 million for the year ended December 31, 2021, as compared to the year ended December 31, 2020.

The increase are primarily related to the year ended December 31, 2021 including selling, general and administrative costs of Be Social, which was acquired on August 17, 2020 and B/HI which was acquired on January 1, 2021:

•	$0.4 million increases in rent expense;
•	$0.2 million of additional computer expenses;
•	$0.2 million increase in insurance and tax expenses;
•	$0.1 million increase in travel expenses, as the COVID-19 pandemic had reduced amount of travel for the year ended 2020; and
•	$0.5 million of additional administrative and office expenses.

These increases were partially offset by:

•	$0.4 million reduction in bad debt expense, as the bad debt expense for the year ended December 31, 2020 was higher resulting from the impact of COVID-19.

Contingent consideration related to our acquisitions of The Door, Be Social and B/HI was recorded at fair value on our consolidated balance sheet as of the respective acquisition dates. The fair value of the related contingent consideration is measured at every balance sheet date and any changes recorded on our consolidated statements of operations. The fair value of the contingent consideration increased by approximately $3.8 million and $55 thousand for the years ended December 31, 2021 and 2020, respectively. The increase in year ended December 31, 2021 related to a change in the likelihood of achieving the established targets in the B/HI acquisition.

Depreciation and amortization had a small decrease of $0.1 million for the year ended December 31, 2021, as compared to the year ended December 31, 2020. The decrease is related to $79.5 thousand of less amortization of intangible assets and $45.4 thousand less depreciation of fixed assets.

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Legal and professional fees increased by approximately $0.8 million for the year ended December 31, 2021 as compared to the year ended December 31, 2020, due primarily to consulting and audit fees incurred in the first quarter of 2021 related to our revision of quarterly and annual 2019 financial statements and restatement of the September 30, 2020 quarterly financial statements, both included in our Annual Report on Form 10-K filed on April 15, 2021. In addition, the Company’s statements of operations now includes the legal and professional fees incurred for Be Social and B/HI in the normal course of business.

	For the year ended December 31,
	2021	2020
Other Income and expenses:
Gain on extinguishment of debt	$2,988,779	$3,311,198
Loss on the deconsolidation of Max Steel VIE	—	(1,484,591)
Change in fair value of convertible notes and derivative liabilities	(570,844)	(534,627)
Change in fair value of warrants	(2,482,877)	(275,445)
Change in fair value of put rights	(71,106)	1,745,418
Acquisition costs	(22,907)	(93,042)
Interest expense and debt amortization	(785,209)	(2,133,660)
Total	$(944,164)	$535,251

During the year ended December 31, 2021, we recorded a gain on extinguishment of debt of approximately $3.0 million, which primarily related to forgiveness of the PPP Loans of the Company and our subsidiaries. During the year ended December 31, 2020, we recorded a gain on extinguishment of debt of $3.3 million primarily related to the Max Steel VIE. On February 20, 2020, the lender of the production service agreement confirmed that the Max Steel VIE did not owe them any debt. We reassessed our status as the primary beneficiary of the Max Steel VIE and concluded that we were no longer the primary beneficiary of the Max Steel VIE. As a result, we deconsolidated the Max Steel VIE and recorded a loss on deconsolidation of approximately $1.5 million during the year ended December 31, 2020.

We elected the fair value option for certain convertible notes issued in 2020. The embedded conversion feature of a convertible note issued in 2019 met the criteria for a derivative. The fair value of these convertible notes and embedded conversion feature are remeasured at every balance sheet date and any changes are recorded on our condensed consolidated statements of operations. For the year ended December 30, 2021 we recorded a change in the fair value of the convertible notes issued in 2020 in the amount of a loss of $0.6 million. For the year ended December 31, 2020, we recorded a change in fair value of the convertible notes issued in 2020 and the embedded conversion feature of the convertible note issued in 2019 in the amount of a loss of $0.5 million. None of the decrease in the value of the convertible notes was attributable to instrument specific credit risk.

Warrants issued with convertible notes payable issued in 2020, were initially measured at fair value at the time of issuance and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date, with changes in estimated fair value of each respective warrant liability recognized as other income or expense. In March 2021, one of the warrant holders exercised 146,027 warrants via a cashless exercise formula. The price of our Common Stock on the exercise date was $19.16 per share and we recorded a change in fair value of the exercised warrants of approximately $2.5 million on our condensed consolidated statement of operations. During the year ended December 31, 2020, the fair value of the 2020 warrants increased by approximately $0.3 million and we recorded a change in the fair value of the warrants for that amount on our consolidated statement of operations.

The fair value of put rights related to the 42West acquisition were recorded on our consolidated balance sheet on the date of the acquisition. The fair value of the put rights are measured at every balance sheet date and any changes are recorded on our consolidated statements of operations. The fair value of the put rights increased by approximately $71.1 thousand for the year ended December 31, 2021 and decreased by approximately $1.7 million for the year ended December 31, 2020. The final put rights were settled in March of 2021; as a result, we did not have a liability related to the put rights as of December 31, 2021.

Acquisition costs consisted primarily of legal, consulting and auditing costs related to our acquisitions. Acquisition costs for the year ended December 31, 2021 were related solely to the acquisition of B/HI in January 1, 2021, while acquisition costs for the year ended December 31, 2020 consisted of costs associated with our acquisitions of Be Social on August 2020 and B/HI acquired on January 1, 2021.

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Interest expense and debt amortization expense decreased by $1.3 million for the year ended December 31, 2021, respectively, as compared to the same periods in prior year primarily due to $1.3 million of debt amortization recorded during the year ended December 31, 2020, related to beneficial conversion features of certain convertible notes payable converted during that period.

Income Taxes

We had an income tax expense of $37.4 thousand for year ended December 31, 2021, compared to a benefit of $137.0 thousand for year ended December 31, 2020. The income tax expense for year ended December 31, 2021 reflects the accrual of a valuation allowance in connection with the limitations of our indefinite lived tax assets to offset our indefinite lived tax liabilities. To the extent the tax assets are unable to offset the tax liabilities, we have recorded a deferred expense for the tax liability (a “naked credit”). The primary component of the income tax benefit for year ended December 31, 2020 is due to a release of the valuation allowance against the deferred tax liabilities of the companies acquired.

As of December 31, 2021, we have approximately $46.7 million of pre-tax net operating loss carryforwards for U.S. federal income tax purposes that begin to expire in 2028; federal net operating losses generated after December 31, 2017 have an indefinite life and do not expire. Additionally, we have state net operating loss carryforwards amounting to $50.0 million that begin to expire in 2029. A portion of the carryforwards may expire before being applied to reduce future income tax liabilities.

In assessing the ability to realize the deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. We believe it is more likely than not that the deferred tax asset will not be realized and we have accordingly recorded a full valuation allowance as of both December 31, 2021 and 2020.

Net Income (Loss)

Net loss was approximately $6.5 million or $0.85 per share based on 7,614,774 weighted average shares outstanding on a basic and on a fully diluted basis for the year ended December 31, 2021.

Net loss was approximately $1.9 million or $(0.35) per share based on 5,619,969 weighted average shares outstanding and approximately $(0.58) per share based on 6,382,937 weighted average shares outstanding on a fully diluted basis for the year ended December 31, 2020.

Net loss for the years ended December 31, 2021 and 2020, respectively, were related to the factors discussed above.

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LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

	Six Months Ended June 30,
	2022	2021
Statement of Cash Flows Data:
Net cash (used in) provided by operating activities	$(1,719,551)	$30,060
Net cash used in investing activities	(2,298,702)	(525,856)
Net cash provided by financing activities	3,515,138	1,788,002
Net (decrease) increase in cash and cash equivalents and restricted cash	(503,115)	1,292,206

Cash and cash equivalents and restricted cash, beginning of period	8,230,626	8,637,376
Cash and cash equivalents and restricted cash, end of period	$7,727,511	$9,929,582

	Year Ended December 31,
	2021	2020
Statement of Cash Flows Data:
Net cash used in operating activities	$(1,318,717)	$(1,506,311)
Net cash used in investing activities	(3,025,856)	(1,375,969)
Net cash provided by financing activities	3,937,823	8,609,318
Net (decrease) increase in cash and cash equivalents and restricted cash	(406,750)	5,727,038
Cash and cash equivalents and restricted cash, beginning of period	8,637,376	2,910,338
Cash and cash equivalents and restricted cash, end of period	$8,230,626	$8,637,376

Comparison of the Six Months Ended June 30, 2022 and 2021

Operating Activities

Cash used in operating activities was $1.7 million for six months ended June 30, 2022, a change of $1.7 million from cash provided by operating activities of $30.1 thousand for six months ended June 30, 2021. The change in cash flows from operations was primarily as a result of:

•	$3.8 million decrease in non-cash changes in the fair value of liabilities, such as warrants, convertible notes and put rights;
•	$1.6 million decrease in non-cash changes in the fair value of contingent consideration, primarily driven by changes in the price of the Company’s stock;
•	$0.5 million payment related to IMAX agreement previously discussed; and
•	$0.9 million in changes in other operating assets and liabilities.

The above changes were offset by:

•	$3.8 million of additional cash generated from our operating results, driven by the further growth of the business;
•	$1.0 million of a gain on extinguishment of debt in the six months ended June 30, 2021 primarily related to the forgiveness of PPP Loans, which was not present in 2022; and
•	$0.3 million of non-cash items such as depreciation and amortization, bad debt expense, share-based compensation, impairment of ROU asset, impairment of capitalized production costs and other non-cash losses.

 Investing Activities

Cash flows used in investing activities for the six months ended June 30, 2022 were $2.3 million related primarily to the issuance of notes receivable. Cash flows used in investing activities for the six months ended June 30, 2021 were $0.5 million entirely related to the acquisition of B/HI, net of cash acquired.

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Financing Activities

Cash flows provided by financing activities for the six months ended June 30, 2022 were $3.5 million which mainly related to:

Inflows:

•	$4.4 million of proceeds from the Lincoln Park equity line of credit described below.

Outflows:

•	$0.6 million from the cash portion of the contingent consideration payment to B/HI seller;
•	$0.3 million of repayment of notes payable.

Cash flows provided by financing activities for the six months ended June 30, 2021 were $1.8 million, which mainly related to:

Inflows:

•	$3.1 million of proceeds from convertible notes payable.

Outflows:

•	$1.0 million from the exercise of put rights;
•	$0.2 million of repayment of the term loan; and
•	$46.8 thousand of repayment of notes payable.

Operating Activities

Net cash used in operating activities was $1.3 million for the year ended December 31, 2021, a decrease of $0.2 million from cash used in operating activities of $1.5 million for the year ended December 31, 2020.

Our net loss of $6.5 million for the year ended December 31, 2021 was adjusted for the following items to arrive at cash provided by operating activities:

•	$6.9 million of non-cash changes in the fair value of liabilities;
•	$0.5 million of non-cash items such as impairments, bad debt expense and other non-cash losses;
•	$2.0 million of non-cash lease expense; and
•	$2.2 million of depreciation and amortization and other items such as impairments of fixed assets and capitalized production costs.

The above were offset by:

•	$3.1 million of a gain on extinguishment of debt, primarily related to the forgiveness of PPP Loans; and
•	$3.3 million of changes in operating assets and liabilities.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2021 were $3.0 million, which related to (i) $1.5 million issuance of convertible notes receivables, (ii) $1.0 million investment in Midnight Theatre and (iii) a payment of approximately $0.5 million, net of cash acquired, related to the acquisition of B/HI, net of cash acquired.

Net cash used in investing activities for the year ended December 31, 2020 were $1.4 million, which related to (i) a payment of approximately $1.0 million, net of cash acquired, for the Be Social acquisition, (ii) a payment of approximately $0.3 million of deferred cash consideration for the Shore Fire acquisition (acquired in 2019) and (iii) $0.1 million of purchases of fixed assets.

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Financing Activities

Net cash provided by financing activities was $3.9 million for the year ended December 31, 2021, a decrease of $4.7 million from net cash provided by financing activities of $8.6 million for the year ended December 31, 2020.

Net cash flows provided by financing activities for the year ended December 31, 2021 mainly related to:

Inflows:

•	$6.0 million of proceeds from convertible notes payable

Outflows:

•	$1.0 million from the exercise of put rights;
•	$0.9 million of repayment of the term loan; and
•	$0.1 million of repayment of notes payable

Cash flows provided by financing activities for the year ended December 31, 2020 mainly related to:

Inflows:

•	$7.6 million of proceeds from the sale of Common Stock through registered direct offering;
•	$3.7 million proceeds from convertible notes payable; and
•	$2.8 million of proceeds from PPP Loans.

Outflows:

•	$1.6 million from the exercise of put rights;
•	$1.9 million of repayment of convertible notes;
•	$1.0 million of installment payments to sellers on Shore Fire and Viewpoint acquisitions;
•	$0.5 million of repayment of the line of credit;
•	$0.3 million of repayment of the term loan; and
•	$0.1 million of repayment of notes payable.

Going Concern Update

In previous years, we had determined there were factors that raised substantial doubt about the Company’s ability to continue as a going concern. Throughout the past years, we have taken measures to strengthen our financial position, which is evidenced by a positive working capital for three straight quarters, as of June 30, 2021 September 30, 2021, and December 31, 2021. Several of our subsidiaries operate in industries that have been adversely affected by the government mandated work-from-home, stay-at-home and shelter-in-place orders as a result of COVID-19. During 2020 and 2021, we took measures to align our workforce to the reduced demand in some of our services. As these industries continue to gradually reopen, we have seen signs of improvement and have noted an increase in demand for our services and noted signs of improvement in the results of our operations.

Further, on August 10, 2022, we entered into the LP 2022 Purchase Agreement (See “2022 Lincoln Park Transaction” section below) with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Pursuant to the terms of the LP 2022 Purchase Agreement, Lincoln Park has agreed to purchase from us up to $25.0 million of our Common Stock from time to time during the term of the LP 2022 Purchase Agreement. The sale of Common Stock pursuant to the LP 2022 Purchase Agreement provides the Company with additional cash flow availability for operational purposes.

Management believes that our cash position, together with the forecasted cash flows and the availability of funds through the LP 2022 Purchase Agreement, is sufficient to meet capital and liquidity requirements for at least the next 12 months and thereafter for the foreseeable future.

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Debt and Financing Arrangements

As described below in further detail, we have taken measures to position the Company with a stronger balance sheet position, extending current loans to longer term maturities and reducing our overall debt position. Total debt amounted to $5.4 million as of June 30, 2022 compared to $6.2 million as of December 31, 2021, a reduction of $0.8 million or 12.7%.

Our debt obligations in the next twelve months from June 30, 2022 increased slightly from the obligations as of December 31, 2021. The current portion of the long-term debt increased to $0.5 million from $0.3 million. We expect our current cash position, cash expected to be generated from our operations and other availability of funds, as detailed below, are sufficient to meet our debt requirements.

2021 Lincoln Park Transaction

On December 29, 2021, the Company entered into a purchase agreement (the “LP 2021 Purchase Agreement”) and a registration rights agreement (the “LP 2021 Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company could sell and issue to Lincoln Park, and Lincoln Park was obligated to purchase, up to $25,000,000 in value of its shares of common stock from time to time over a 36-month period.

The Company may direct Lincoln Park, at its sole discretion, and subject to certain conditions, to purchase up to 50,000 shares of common stock on any business day (a “Regular Purchase”), provided that on such day the last closing sale price per-share of our common stock is not less than $1.00 as reported by the Nasdaq Capital Market. The amount of a Regular Purchase may be increased under certain circumstances up to 75,000 shares if the closing price is not below $10.00, and up to 100,000 shares if the closing price is not below $12.50, provided that Lincoln Park’s committed obligation for Regular Purchases on any business day shall not exceed $2,000,000. In the event we purchase the full amount allowed for a Regular Purchase on any given business day, we may also direct Lincoln Park to purchase additional amounts as accelerated and additional accelerated purchases. The purchase price of shares of common stock related to the future funding will be based on the then prevailing market prices of such shares at the time of sales as described in the LP 2021 Purchase Agreement.

Pursuant to the terms of the LP 2021 Purchase Agreement, at the time the Company signed the LP 2021 Purchase Agreement and the LP 2021 Registration Rights Agreement, the Company issued 51,827 shares of common stock to Lincoln Park as consideration for its commitment (“commitment shares”) to purchase shares of our common stock under the LP 2021 Purchase Agreement. In addition, the Company issued an additional 37,019 commitment shares on March 7, 2022. The commitment shares were recorded as an addition to equity for the issuance of the common stock and treated as a reduction to equity as a cost of capital to be raised under the LP 2021 Purchase Agreement.

During the three and six months ended June 30, 2022, excluding the additional commitment shares disclosed above, the Company sold 450,000 and 1,035,000 shares of common stock, respectively, at prices ranging between $3.47 and $5.15 pursuant to the LP 2021 Purchase Agreement and received proceeds of $1,852,290 and $4,367,640, respectively. On August 11, 2022, the Company notified Lincoln Park that it was terminating the LP 2021 Purchase Agreement effective August 12, 2022.

2022 Lincoln Park Transaction

Subsequent to June 30, 2022, on August 10, 2022, the Company entered into a new purchase agreement (the “LP 2022 Purchase Agreement”) and a registration rights agreement (the “LP 2022 Registration Rights Agreement”) with Lincoln Park, pursuant to which the Company could sell and issue to Lincoln Park, and Lincoln Park was obligated to purchase, up to $25,000,000 in value of its shares of common stock from time to time over a 36-month period.

Convertible Notes Payable

As of June 30, 2022, we had three outstanding convertible promissory notes in the aggregate principal amount of $2.9 million. The convertible promissory notes bear interest at a rate of 10% per annum and mature on the second anniversary of their respective issuances. The balance of each convertible promissory note and any accrued interest may be converted at the noteholder’s option at any time at a purchase price based on a 90-day average closing market price per share of our common stock but not at a price less than $2.50 per share.

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As of June 30, 2022, the principal balance of the convertible promissory notes of $2.9 million was recorded in noncurrent liabilities under the caption convertible promissory notes on our condensed consolidated balance sheets.

We recorded interest expense of $67,500 and $135,000 in the three and six months ended June 30, 2022, respectively, and made cash interest payments amounting to $135,000 during the six months ended June 30, 2022, related to the convertible notes payable.

It is our experience that convertible notes, including their accrued interest are converted into shares of the Company’s common stock and not settled through payment of cash. Although we are unable to predict the noteholder’s intentions, we do not expect any change from our past experience.

Subsequent to June 30, 2022, on August 8, 2022, the holder of one convertible note issued during 2021 converted the principal balance of $500,000 into 125,604 shares of common stock at a conversion price of $3.98 per share.

Convertible Notes Payable at Fair Value

We had one convertible promissory note outstanding with aggregate principal amount of $0.5 million as of June 30, 2022 for which we elected the fair value option. As such, the estimated fair value of the note was recorded on its issue date. At each balance sheet date, we record the fair value of the convertible promissory notes with any changes in the fair value recorded in the condensed consolidated statements of operations. As of June 30, 2022, we had a balance of $0.5 million in noncurrent liabilities related to this convertible promissory note measured at fair value.

We recorded interest expense of $9,863 and $19,726 in the three and six months ended June 30, 2022, respectively, and made cash interest payments amounting to $19,726 during the six months ended June 30, 2022, related to the convertible notes payable at fair value.

 Similar to the Convertible Notes discussed above, our historical experience has been that these convertible notes are converted into shares of the Company’s common stock prior to their maturity date and not settled through payment of cash.

Nonconvertible Promissory Notes

As of June 30, 2022, we have outstanding unsecured nonconvertible promissory notes in the aggregate amount of $0.9 million, which bear interest at a rate of 10% per annum and mature between June and December 2023. For these nonconvertible promissory notes we had a balance of $0.5 million and $0.4 million recorded as current and noncurrent liabilities, respectively, as of June 30, 2022. On January 15, 2022, its maturity date, a non-convertible promissory note amounting to $0.2 million was repaid in cash.

We recorded interest expense of $23,393 and $48,277 in the three and six months ended June 30, 2022, respectively, and made cash interest payments amounting to $50,249 during the six months ended June 30, 2022, related to the nonconvertible promissory notes.

IMAX Agreement

As discussed in Note 17 of the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2022, on June 24, 2022, the Company entered into the Blue Angels Agreement with IMAX. Under the terms of this agreement, the Company has funded an initial $500,000 and has committed to fund up to an additional $1,500,000 of the production budget, which is expected to be disbursed between the remainder of 2022 and 2023.

Convertible Notes Receivable

As of June 30, 2022, we hold convertible notes receivable JDDC Elemental LLC which operates Midnight Theatre. These convertible notes receivable are recorded at their principal face amount plus accrued interest. Due to their short-term maturity and conversion terms (described below), these have been recorded at the face value of the note and an allowance for credit losses has not been established.

The Midnight Theatre notes amount to $3,238,800 and are convertible at the option of the Company into Class A and B Units of Midnight Theatre. In addition, on each of July 11, 2022, July 21, 2022 and August 16, 2022, Midnight Theatre issued the Company three additional notes amounting to $408,080 in the aggregate on the same terms as the previous notes.

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In addition, during the six months ended June 30, 2022, we held a convertible note receivable from Stanton South LLC, which operates Crafthouse Cocktails. This note amounted to $500,000 and was mandatorily redeemable by February 1, 2022; on that date the Crafthouse Cocktails note was converted and we were issued Series 2 membership interests of Stanton South LLC. As of June 30, 2022, the Company does not have an outstanding note receivable from Stanton South LLC.

Critical Accounting Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions about future events that affect amounts reported in our consolidated financial statements and related notes, as well as the related disclosure of contingent assets and liabilities at the date of the financial statements. Management evaluates its accounting policies, estimates and judgments on an on-going basis. Management bases its estimates and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions and conditions. Our significant accounting policies are discussed in Part II, Item 8, Financial Statements and Supplementary Data, Note 2, “Summary of Significant Accounting Policies.”

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimate that are reasonably likely to occur, could materially impact the consolidated financial statements.

We consider the fair value estimates, including those related to acquisitions, valuations of goodwill, intangible assets, acquisition-related contingent consideration and convertible debt to be the most critical in the preparation of our consolidated financial statements as they are important to the portrayal of our financial condition and require significant or complex judgment and estimates on the part of management. Further details on each item are discussed below. See Note 18 - Fair Value Measurements in the notes to the audited consolidated financial statements, included elsewhere in this prospectus, for information pertaining to acquisition-related fair value adjustments.

Goodwill

Goodwill results from business combination acquisitions. Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible assets and other intangible assets acquired.

As of June 30, 2022, the Company has a balance of $20,021,357 of goodwill on its condensed consolidated balance sheet arising from the prior acquisitions of 42West, The Door, Viewpoint, Shore Fire, Be Social and B/HI. All of the Company’s goodwill is related to the entertainment, publicity and marketing segment. There were no changes in the carrying value of goodwill during the three and six months ended June 30, 2022.

For purposes of the annual assessment, management initially performs a qualitative assessment, which includes consideration of the economic, industry and market conditions in addition to our overall financial performance and the performance of these assets. If our qualitative assessment does not conclude that it is more likely than not that the estimated fair value of the reporting unit is greater than the carrying value, we perform a quantitative analysis. In a quantitative test, the fair value of a reporting unit is determined based on a discounted cash flow analysis. A discounted cash flow analysis requires us to make various assumptions, including assumptions about future cash flows, growth rates and discount rates. The assumptions about future cash flows and growth rates are based on our long-term projections. Assumptions used in our impairment testing are consistent with our internal forecasts and operating plans. If the fair value of the reporting unit exceeds its carrying amount, there is no impairment. If not, we recognize an impairment equal to the difference between the carrying amount of the reporting unit and its fair value, not to exceed the carrying amount of goodwill.

Intangible assets

In connection with the acquisitions of 42West, The Door, Viewpoint, Shore Fire, Be Social and B/HI, the Company acquired in aggregate an estimated $13.5 million of intangible assets with finite useful lives initially estimated to range from 3 to 13 years. The intangible assets consist primarily of customer relationships, trade names and non-compete agreements.

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Intangible assets are initially recorded at fair value and are amortized using the straight-line method over their respective estimated useful lives and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If a triggering event has occurred, an impairment analysis is required. The impairment test first requires a comparison of undiscounted future cash flows expected to be generated over the useful life of an asset to the carrying value of the asset. If the carrying value of the asset exceeds the undiscounted cash flows, the asset would not be deemed recoverable. Impairment would then be measured as the excess of the asset’s carrying value over its fair value. See Note 7 to the consolidated financial statements included elsewhere in this prospectus for further discussion. Events or circumstances that might require impairment testing include the loss of a significant client or clients, the identification of other impaired assets within a reporting unit, loss of key personnel, the disposition of a significant portion of a reporting unit, significant decline in stock price or a significant adverse change in business climate or regulations.

Business Combinations and Contingent Consideration

The determination of the fair value of net assets acquired in a business combination and specifically the estimates of acquisition-related contingent consideration (sometimes referred to as “earn-out liabilities”) requires estimates and judgments of future cash flow expectations for the acquired business and the related identifiable tangible and intangible assets. Fair values of net assets acquired are calculated using expected cash flows and industry-standard valuation techniques. Fair values of earn-out liabilities are estimated using income approaches such as discounted cash flows or option pricing models.

Due to the time required to gather and analyze the necessary data for each acquisition, U.S. GAAP provides a “measurement period” of up to one year in which to finalize these fair value determinations. During the measurement period, preliminary fair value estimates may be revised if new information is obtained about the facts and circumstances existing as of the date of acquisition, or based on the final net assets and working capital of the acquired business, as prescribed in the applicable purchase agreement. Such adjustments may result in the recognition of, or an adjustment to the fair values of, acquisition-related assets and liabilities and/or consideration paid, and are referred to as “measurement period” adjustments. Measurement period adjustments are recorded to goodwill. Other revisions to fair value estimates for acquisitions are reflected as income or expense, as appropriate. See Note 6 - Acquisitions in the notes to the audited consolidated financial statements, included elsewhere in this prospectus, for information pertaining to acquisition-related fair value adjustments.

Significant changes in the assumptions or estimates used in the underlying valuations, including the expected profitability or cash flows of an acquired business, could materially affect our operating results in the period such changes are recognized.

Convertible debt

The terms of our convertible debt agreements are evaluated to determine whether the convertible debt instruments contain both liability and equity components, in which case the instrument is a compound financial instrument. Convertible debt agreements are also evaluated to determine whether they contain embedded derivatives, in which case the instrument is a hybrid financial instrument. Judgement is required to determine the classification of such financial instruments based on the terms and conditions of the convertible debt agreements.

Estimation methods are used to determine the fair values of the liability and equity components of compound financial instruments and to determine the fair value of embedded derivatives included in hybrid financial instruments. Fair values of convertible debt are estimated using pricing models such as the Monte Carlo Simulation. Evaluating the reasonableness of these estimations and the assumptions and inputs used in the valuation methods requires a significant amount of judgement and is therefore subject to an inherent risk of error. See Notes 14 - Convertible Notes Payable At Fair Value and 18 - Fair Value Measurements in the notes to the audited consolidated financial statements, included elsewhere in this prospectus, for information pertaining to acquisition-related fair value adjustments.

Recent Accounting Pronouncements

For a discussion of recent accounting pronouncements, see Note 2 to the consolidated financial statements included elsewhere in this prospectus.

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BUSINESS

Overview

We are a leading independent entertainment marketing and premium content development company. Through our subsidiaries, 42West LLC (“42West”), The Door Marketing Group LLC (“The Door”), Shore Fire Media, Ltd (“Shore Fire”), Viewpoint Computer Animation, Inc. (“Viewpoint”), Be Social Public Relations, LLC (“Be Social”) and B/HI Communications, Inc. (“B/HI”), we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the motion picture, television, music, gaming, culinary, hospitality and lifestyle industries. 42West (Film and Television, Gaming), Shore Fire (Music), and The Door (Culinary, Hospitality, Lifestyle) are each recognized global PR and marketing leaders for the industries they serve. (B/HI is considered a division of 42West throughout the rest of our discussion.) Viewpoint adds full-service creative branding and production capabilities to our marketing group and Be Social provides influencer marketing capabilities through its roster of highly engaged social media influencers. Dolphin’s legacy content production business, founded by our Emmy-nominated Chief Executive Officer, Bill O’Dowd, has produced multiple feature films and award-winning digital series, primarily aimed at family and young adult markets.

We were first incorporated in the State of Nevada on March 7, 1995 and domesticated in the State of Florida on December 4, 2014. Our common stock trades on The Nasdaq Capital Market under the symbol “DLPN”.

We currently operate in two reportable segments: our entertainment publicity and marketing segment and our content production segment. The entertainment publicity and marketing segment is composed of 42West, Shore Fire, The Door, Viewpoint and Be Social and provides clients with diversified services, including public relations, entertainment content marketing, strategic communications, social media marketing, creative branding, and the production of promotional video content. The content production segment is composed of Dolphin Films, Inc. (“Dolphin Films”) and a department within Dolphin, which produce and distribute feature films and digital content.

With respect to our entertainment publicity and marketing segment, we currently see a favorable environment for organic growth, as evidenced by sequential quarterly revenue growth in 2021 and continuing in 2022. The original content budgets of many large studios and streaming services have grown considerably the past few years, and are expected to continue to do so for the foreseeable future. Furthermore, we have seen the entrance of large streaming services such as Disney+, Apple TV, Peacock (from NBCUniversal), HBO Max, Paramount+ and Discovery, all to compete with Netflix, Amazon and Hulu. We believe that the foremost differentiating factor for all of these platforms will be original programming and, consequently, it is anticipated that there will be an increase of tens of billions of dollars in programming spent across the market. We also believe that each of these original shows will need substantial public relations and marketing campaigns to drive consumer awareness of both the shows themselves and the respective platforms on which to find them.

Additionally, we have endeavored to create a “marketing super group,” combining marketing, public relations, branding, and digital production, that will serve as a platform for organic growth via the cross-selling of services among our subsidiaries. By way of example, our initial public relations companies (42West, Shore Fire, and The Door) have identified the ability to create content for clients as a “must have” for public relations campaigns in today’s environment, which relies so heavily on video clips to drive social media awareness and engagement. Thus, we believe that our subsidiary Viewpoint provided a critical competitive advantage in the acquisition of new clients in the entertainment and lifestyle marketing space, and will continue to fuel topline revenue growth as the average revenue per client increases with the cross-selling of video content creation services. Furthermore, influencer marketing campaigns are considered essential to so many consumer product earned media campaigns in today’s online marketplace, creating large cross-selling opportunities between our PR agencies and Be Social’s expertise and services.

We believe that our expanding portfolio of public relations and marketing companies will continue to attract future acquisitions. We believe that our “marketing super group” is unique in the industry, as a collection of best-in-class service providers across a variety of entertainment and lifestyle verticals. We further believe that with each new acquisition in this space, our portfolio will increase its breadth and depth of services and, therefore, be able to offer an even more compelling opportunity for other industry leaders to join, and enjoy the benefits of cross-selling to a wide variety of existing and potential clients. Thus, we believe we can continue to grow both revenues and profits through future acquisitions into our entertainment publicity and marketing segment.

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Finally, we believe our ability to engage a broad consumer base through our best-in-class pop culture assets provides us an opportunity to make investments in products or companies which would benefit from our collective marketing power. We call these investments “Dolphin 2.0” (with “Dolphin 1.0” being the underlying businesses of each of our subsidiaries).

Simply put, we seek to own some of the assets we are marketing. Specifically, we want to own assets where our experience, industry relationships and marketing power will most influence the likelihood of success. This leads us to seek investments in the following categories of assets: 1) Content; 2) Live Events; and 3) Consumer Products.

The first of our 2.0 investments has been in the new world of NFTs (Non-Fungible Tokens). We see a large opportunity in this sector. Even without broad consumer adoption, the NFT market grew from an estimated $250 million in 2020 to over $40 billion in 2021, according to Bloomberg. We believe the NFT market will continue to grow at a rapid pace for years to come, driven by the combination of 1) the ability of consumers to purchase using a credit card (and not just with cryptocurrencies); 2) consumer-friendly pricing options (previously not readily available due to large “gas fees” charged by both sellers and buyers of NFTs to offset the energy consumption required to “mint” the NFT for sale); and 3) popular entertainment and pop culture collectibles being offered.

In March 2021, we announced our intentions to enter into the production and marketing of NFTs. In August, 2021, we announced our partnership with FTX.US, a leading cryptocurrency exchange, to develop and launch NFT collections across all major entertainment industry verticals (film, television, music, gaming, etc.). In October, 2021, we announced the hiring of Anthony Francisco, former Senior Visual Development Artist at Marvel Studios, and designer of many iconic characters in the Marvel Cinematic Universe, to be Creative Director of our NFT studios. And in December, 2021, we unveiled our first collection, entitled “Creature Chronicles: Exiled Aliens,” a generative art collection of 10,000 unique avatars created by Mr. Francisco.

Our second Dolphin 2.0 investment was made in October, 2021, when we acquired an ownership interest in Midnight Theatre, a state-of-the-art contemporary variety theater and restaurant in the heart of Manhattan. An anchor of Brookfield Properties’ recently opened $4.5 billion Manhattan West development, the Midnight Theatre is in the final stages of construction, and expects to open in September 2022.

The Midnight Theatre will have a weekly schedule of performances and immersive experiences across music, comedy, Broadway, and narrative magic shows programmed at the 160-seat venue. The contemporary variety theatre integrates state-of-the-art 270 degree projection mapped visuals into live performances, allowing for unprecedented intimacy between performers and guests. The Midnight Theatre also has built in live-stream capabilities, allowing for events inside the theatre to expand beyond into people’s homes and corporate offices. The theatre will be available to host live streamed podcasts, comedy specials, music events, corporate keynote events, and more and is scheduled to open in September of 2022

Hidden Leaf is the modern pan-Asian restaurant concept on the second floor of The Midnight Theatre space, led by acclaimed restauranteur Josh Cohen. The restaurant features a 75-seat dining room, 20-seat private dining room and a 40-seat lounge/bar area. Hidden Leaf, opened on July 6, 2022 and is currently serving dinner four nights a week. Future plans are to offer dinner on additional nights, as well as lunch, once the Midnight Theatre is open.

Our third Dolphin 2.0 investment was made in December, 2021, when we acquired an ownership stake in Crafthouse Cocktails, a pioneering brand of ready-to-drink, all-natural classic cocktails created by world renowned mixologist, Charles Joly and esteemed restaurateur, Matt Lindner. Founded in 2013, Crafthouse Cocktails is an award-winning pioneer in the premium ready-to-drink cocktail category, with eight different, made-from-scratch cocktails, using all-natural ingredients and premium craft spirits, available in more than 2,000 retail locations nationally. We will manage all aspects of publicity and marketing for the brand through our network of agencies and will facilitate talent and commercial relationships within the entertainment and culinary industries.

We have also made our first content investment under Dolphin 2.0. On June 24, 2022, we entered into an agreement with IMAX Corporation to co-produce and co-finance a documentary motion picture of the flight demonstration squadron on the United States Navy, called The Blue Angels. The documentary is currently in production and scheduled to be released in the Fall of 2023.

Growth Opportunities and Strategies

For Dolphin 1.0, we are focused on driving growth through the following efforts:

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Expand and grow 42West to serve more clients with a broad array of interrelated services.

We believe that the launch and growth of a large number of streaming services over the last two years represents tremendous organic growth opportunities for 42West, due to the increase in potential new clients and a larger number of individual projects to promote.

Enhanced by Dolphin’s acquisitions of Be Social and Viewpoint, 42West has the ability to both structure influencer marketing campaigns and create promotional and marketing content for clients, which are critical services for entertainment content marketers in today’s digital world.

Through our acquisition of B/HI in January, 2021 (considered a division of 42West), 42West has entered into the “sister” entertainment verticals of video gaming and e-sports. We believe these industries represent a tremendous growth opportunity for 42West.

Furthermore, the growing involvement in non-entertainment businesses by many of our existing entertainment clients has allowed 42West to establish a presence and develop expertise outside its traditional footprint. Using this as a foundation, we are now working to expand our involvement in these new areas.

Expand and grow Shore Fire Media to serve more clients in more genres of music and in more markets.

For over 30 years, Shore Fire has been a leader in providing public relations and marketing services to a broad array of songwriters, recording artists, publishers and others within the music industry, all from its headquarters in Brooklyn. We plan to significantly expand Shore Fire’s presence in other major music markets, including Los Angeles, Nashville and Miami, which we believe will provide access to potential clients across a wide array of popular musical genres, including pop, country and Latin.

Expand and grow The Door through the expansion of Consumer Products PR business.

The Door’s market-leading position in both the food and hospitality verticals, with many clients that have consumer-facing products and the need for attendant marketing campaigns, has provided the Company with the requisite experience for a successful entry into the high-margin consumer products PR business with potential clients outside of the food and hospitality verticals. We plan to significantly increase the number of consumer products PR accounts at The Door. Such accounts often generate higher monthly fees and longer-term engagements than any other of our customer verticals.

Diversify Viewpoint’s Client Base.

Viewpoint is a leading creative branding agency and promotional video content producer for the television industry, with long-term clients such as HBO, Discovery Networks, Showtime and AMC. Through 42West, The Door and Shore Fire, Viewpoint can offer its best-in-class services to several new verticals, including motion picture production and distribution companies, video game publishers, musical artists, restaurant groups, the hospitality and travel industry and the marketers of consumer products. The ability for Viewpoint to reach clients of 42West, The Door and Shore Fire provides Viewpoint with the opportunity to diversify its client base, while allowing 42West, The Door and Shore Fire to increase their service offerings to, existing and future clients, potentially driving increased revenues.

Diversify Be Social’s Client Base.

Be Social is a leading influencer marketing agency, with a specialization in the beauty, fashion and wellness industries. Through 42West, The Door and Shore Fire, Be Social can offer its services to several new verticals, including motion picture and television content, podcasts, musical artists and labels, restaurant groups, hotels and resorts, the travel industry, the gaming and e-sports industry, and the marketers of broader consumer products. The ability for Be Social to reach clients of 42West, The Door and Shore Fire provides Be Social with the opportunity to diversify its client base, while allowing 42West, The Door and Shore Fire to increase their service offerings to, existing and future clients, potentially driving increased revenues.

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Opportunistically grow through complementary acquisitions.

We plan to selectively pursue acquisitions to further enhance our competitive advantages, scale our revenues, and increase our profitability. Our acquisition strategy is based on identifying and acquiring companies that complement our existing entertainment publicity services businesses. We believe that complementary businesses, such as live event production companies and PR firms in other entertainment verticals, can create synergistic opportunities that may increase profits and operating cash flow.

For Dolphin 2.0, we are focused on driving growth through the following efforts:

Build a portfolio of premium film, television and digital content.

We intend to grow and diversify our portfolio of film, television and digital content by capitalizing on demand for high quality digital media and film content throughout the world marketplace. We plan to balance our financial risks against the probability of commercial success for each project. We believe that our strategic focus on content and creation of innovative content distribution strategies will enhance our competitive position in the industry, ensure optimal use of our capital, build a diversified foundation for future growth and generate long-term value for our shareholders. Finally, we believe that marketing strategies that will be developed by our best-in-class entertainment PR and marketing companies will drive our creative content, thus creating greater potential for profitability.

Build an NFT Studio, to produce, distribute and market NFT collections.

We intend to build an NFT studio on the traditional “slate model” employed by the major motion picture studios. We will seek to develop compelling NFT collections, drawing upon our relationships in the entertainment industry, and schedule their release throughout the calendar year. We will use the totality of our PR and marketing experience and reach to support these releases, which we believe can be a differentiating factor in this emerging industry.

Promotion of Midnight Theatre.

As noted above, Midnight Theatre is currently scheduled to open in September 2022. All Dolphin PR and Marketing subsidiaries will support the promotional campaigns for the opening of Midnight Theatre. We will also seek to support the programming slate of the theatre itself, through our relationships across music, Broadway and other forms of entertainment.

Assist Crafthouse Cocktails on its expansion.

We believe Crafthouse Cocktails is a fantastic product, poised for growth. We will seek to create and execute PR and marketing campaigns to assist Crafthouse in growing its retail presence, both in states where the brand currently is available, as well as new states across the country.

Entertainment Publicity and Marketing

42West

Through 42West, an entertainment public relations agency, we offer talent publicity, entertainment (motion picture and television) marketing, video game and eSports marketing, and strategic communications services. Prior to its acquisition, 42West grew to become one of the largest independently-owned public relations firms in the entertainment industry. In the 2022 New York Observer’s annual rankings of the nation’s Power 50 PR firms, 42West was ranked #2, the highest position held by an entertainment PR firm. As such, we believe that 42West has served, and will continue to serve, as an “acquisition magnet” for us to acquire new members of our marketing “super group,” which has the ability to provide synergistic new members with the opportunity to grow revenues and profits through 42West’s access, relationships and experience in the entertainment industry.

Marketing professionals at 42West develop and execute marketing and publicity strategies for dozens of movies and television shows annually, as well as for individual actors, filmmakers, recording artists, video game publishers, and authors. Through 42West, we provide services in the following areas:

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Entertainment Marketing

We provide marketing direction, public relations counsel and media strategy for productions (including theatrical films, DVD and VOD releases, television programs, and online series) as well as content producers, ranging from individual filmmakers and creative artists to production companies, film financiers, DVD distributors, and other entities. Our capabilities include worldwide studio releases, independent films, television programming and web productions. We provide entertainment marketing services in connection with film festivals, awards campaigns, event publicity and red-carpet management.

Talent Publicity

We focus on creating and implementing strategic communication campaigns for performers and entertainers, including film, television and Broadway stars. Our talent roster includes multiple Oscar-, Emmy- and Tony-winning actors. Our services in this area include ongoing strategic counsel, media relations, studio, network, charity, corporate liaison and event support.

Video Game and eSports Publicity

We provide marketing direction, public relations counsel and media strategy for video game publishers as well as eSports leagues, and other entities in the gaming industry. Our capabilities include global game releases (web, console and mobile), independent releases, eSports tournament and league publicity, and various gaming events.

Strategic Communications

Our strategic communications team advises brands and non-profits seeking to utilize entertainment and pop culture in their marketing campaigns. We also help companies define objectives, develop messaging, create brand identities, and construct long-term strategies to achieve specific goals, as well as manage functions such as media relations or internal communications on a day-to-day basis. Our clients include major studios and production companies, record labels, media conglomerates, technology companies, philanthropic organizations, talent guilds, and trade associations, as well as a wide variety of high-profile individuals, ranging from major movie and pop stars to top executives and entrepreneurs.

Shore Fire

Through Shore Fire, we represent musical artists and culture makers at the top of their fields. Shore Fire’s dedicated teams in New York, Los Angeles, and Nashville wield extensive, varied expertise to strategically amplify narratives and shape reputations for career-advancing effect. We believe Shore Fire is the largest public relations agency in the music business, representing top recording artists in multiple genres, songwriters, music producers, record labels, music industry businesses, venues, trade organizations, authors, comedians, social media personalities and cultural institutions.

The Door

Through The Door, a hospitality, lifestyle and consumer products public relations agency, we offer traditional public relations services, as well as social media marketing, creative branding, and strategic counsel. Prior to its acquisition, The Door was widely considered the leading independent public relations firm in the hospitality and lifestyle industries. Among other benefits, The Door acquisition has expanded our entertainment verticals through the addition of celebrity chefs and their restaurants, as well as with live events, such as some of the most prestigious and well-attended food and wine festivals in the United States. Our public relations and marketing professionals at The Door develop and execute marketing and publicity strategies for dozens of restaurant and hotel groups annually, as well as for individual chefs, live events, and consumer-facing corporations.

Be Social

Through Be Social, an influencer marketing agency, we offer brand marketing services (editorial, social media, and both paid and organic influencer marketing campaigns) and management for individual influencers. Be Social is a recognized leader in its field, especially within the beauty, fitness and wellness industries.

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Viewpoint

Viewpoint is a full-service, boutique creative branding and production agency that has earned a reputation as one of the top producers of promotional brand-support videos for a wide variety of leading cable networks in the television industry. Viewpoint’s capabilities run the full range of creative branding and production, from concept creation to final delivery, and include: brand strategy, concept and creative development, design & art direction, script & copywriting, live action production & photography, digital development, video editing & composite, animation, audio mixing & engineering, project management and technical support.

Content Production

Dolphin Films and Dolphin Digital Studios

Dolphin Films is a content producer of motion pictures. We own the rights to several scripts that we intend to produce at a future date. Dolphin Digital Studios creates original content to premiere online. We own several concepts and scripts that we intend to further develop and produce at a future date.

Competition

The businesses in which we engage are highly competitive. Through 42West, Shore Fire and The Door, we compete against other public relations and marketing communications companies, as well as independent and niche agencies to win new clients and maintain existing client relationships. Through Viewpoint and Be Social, we compete against other creative branding and influencer marketing agencies, as well as in-house teams at many of our clients. Our content production business faces competition from companies within the entertainment business and from alternative forms of leisure entertainment, such as travel, sporting events, video games and computer-related activities. We are subject to competition from other digital media and motion production companies, as well as from large, well-established companies within the entertainment industry that have significantly greater development, production, distribution and capital resources than us. We compete for the acquisition of literary properties and for the services of producers, directors, actors and other artists as well as creative and technical personnel and production financing, all of which are essential to the success of our business. In addition, our productions compete for audience acceptance and advertising dollars.

We believe that we compete on the basis of the following competitive strengths:

•	Market Reputations of 42West, Shore Fire and The Door - 42West, Shore Fire and The Door consistently rank among the most prestigious and powerful public relations firms in the United, which is a significant competitive advantage given the nature of the entertainment marketing and public relations industry, in which “perception is power;”
•	An Exceptional Management Team-our CEO, Mr. O’Dowd, has a 25-year history of producing and delivering high-quality family entertainment. In addition, 42West’s CEO, Amanda Lundberg, The Door’s CEO, Charlie Dougiello, and President, Lois O’Neill, and Shore Fire’s President Marilyn Laverty are all longtime PR practitioners, with decades of experience, and are widely recognized as among the top communications strategists in the entertainment, hospitality and music industries, as evidenced by the market reputation of their companies;
•	Our Ability to Offer Interrelated Services-we believe that our ability to offer influencer marketing expertise and creative branding opportunities for our 42West, The Door and Shore Fire clients, primarily through the services of Be Social and Viewpoint, will allow us to expand and grow our relationships with existing clients and also attract new ones; and
•	Our Ability to Offer Services Across Multiple Verticals of Entertainment - we believe that our ability to offer relationship access and marketing reach across all of the film, television, podcast, music, celebrity chef, hospitality, gaming and e-sports industries will be attractive to marketers of consumer products who desire a broad campaign across pop culture, which will allow us to expand our client base and grow the size of our campaigns.

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Human Capital Management

Our People and Culture

Because our business is predominantly service-based, the quality of the personnel we employ is crucial to our success and growth. Our employees and contractors are our most valuable assets. We believe our relationship with our employees is great, and we also utilize consultants in the ordinary course of our business and hire additional employees on a project-by-project basis in connection with the production of digital media projects or motion pictures. We conduct training and development in our subsidiaries to ensure our employees maintain the quality for which we are known.

As of September 6, 2022, we had 213 full-time employees, all of which are located within the United States.

Diversity and Inclusion

Dolphin and our subsidiaries are committed to diversity and inclusion, and our culture reinforce these values on a day to day basis, beginning with our leadership team. Our leadership team, which includes our Chief Executive Officer, Chief Financial and Operating Officer and the leaders of our subsidiaries, is composed 66% of women. The Board of Directors is composed 33% of women.

Other Compensation and Benefits

The Company also offers competitive compensation and benefits packages that meet the needs of its employees, including equity incentive awards, retirement plans, health, dental, and vision benefits, basic life insurance and short and long-term disability coverage, among other benefits. The Company analyzes market trends and monitors its own compensation practices to attract, retain, and promote employees and reduce turnover and associated costs.

Regulatory Matters

We are subject to state and federal work and safety laws and disclosure obligations, under the jurisdiction of the U.S. Occupational Safety and Health Administration and similar state organizations.

As a public company, we are subject to the reporting requirements under Section 13(a) and Section 15(d) of the Exchange Act. To the extent we are subject to these requirements, we will have our financial statements audited by an independent public accounting firm that is registered with the Public Company Accounting Oversight Board and comply with Rule 8-03 or 10-01(d), as applicable, of Regulation S-X.

Corporate Offices

Our corporate headquarters is located at 150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134. Our telephone number is (305) 774-0407. We also have offices located at:

•	600 3rd Avenue, 23rd Floor, New York, New York 10016,
•	37 West 17th Street, 5th Floor, New York, New York, 10011;
•	1840 Century Park East, Suite 200, Los Angeles, California 90067;
•	12 Court Street, Suite 1800, Brooklyn, New York 11201.

Available Information

The Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports are available free of charge through the “Investor Relations” section of the Company’s website, www.dolphinentertainment.com, as soon as reasonably practical after they are filed with the SEC. The SEC maintains a website, www.sec.gov, which contains reports, proxy and information statements, and other information filed electronically with the SEC by the Company. In addition, you may automatically receive email alerts and other information when you enroll your email address by visiting the “Investor Relations” section of our website. The content of any website referred to in this document is not incorporated by reference into this document.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages, and positions of our current executive officers and directors:

Name	Age	Position(s)
William O’Dowd, IV	53	Chief Executive Officer, Chairman, President
Mirta A. Negrini	58	Chief Financial Officer, Chief Operating Officer, Director
Michael Espensen	72	Director
Nelson Famadas	49	Director
Anthony Leo	45	Director
Nicholas Stanham, Esq.	54	Director
Claudia Grillo	63	Director

Executive Officers

William O’Dowd, IV, Mr. O’Dowd has served as our Chief Executive Officer and Chairman of our Board since June 2008. Mr. O’Dowd founded Dolphin Entertainment, LLC in 1996 and has served as its President since that date. Mr. O’Dowd enjoys a solid reputation as an Emmy-nominated producer, international distributor, and financier of quality entertainment content. Some of Mr. O’Dowd’s notable credits include: Executive Producer of Nickelodeon’s hit series, Zoey 101 (Primetime Emmy Award-nominated); Executive Producer of Raising Expectations, starring Molly Ringwald and Jason Priestley (winner of 2017’s KidScreen Award for Best Global Kids Show); Producer of the feature film Max Steel (based on a top-selling Mattel action figure in Latin America); and, in the digital arena, Executive Producer of H+, which premiered on YouTube and won multiple Streamy Awards. Mr. O’Dowd has served on the Leadership Council of United Way Worldwide since its inception in 2012, as well as on the Board of Directors of United Way United Kingdom since its inception in 2014, and has previously served on the Board of Directors of the Miami-Dade County Public School System Foundation, among other charities. Furthermore, Mr. O’Dowd has taught one course a year as an adjunct professor at the University of Miami School of Communication for the past 25 years.

Mirta A. Negrini, Ms. Negrini has served on our Board since December 2014 and as our Chief Financial and Operating Officer since October 2013. Ms. Negrini has over thirty years of experience in both private and public accounting. Immediately prior to joining us, she served since 1996 as a named partner in Gilman & Negrini, P.A., an accounting firm of which we were a client. Prior to that, Ms. Negrini worked at several multinational corporations and she began her career at Arthur Andersen LLP in 1986. Ms. Negrini serves on the Board of Trustees of St. Brendan High School and on the Finance Committee of the Board of Directors of RCMA. She is a Certified Public Accountant licensed in the State of Florida.

Michael Espensen, Mr. Espensen has served on our Board since June 2008. From 2009 to 2014, Mr. Espensen served as Chief Executive Officer of Keraplast Technologies, LLC, a private multimillion-dollar commercial-stage biotechnology company, from where he retired. From 2009 to present, Mr. Espensen has also served as Chairman of the Board of Keraplast. While serving as Chief Executive Officer, Mr. Espensen was responsible for overseeing and approving Keraplast’s annual budgets and financial statements. Mr. Espensen is also a producer and investor in family entertainment for television and feature films. Between 2006 and 2009, Mr. Espensen was Executive or Co-Executive Producer of twelve made-for television movies targeting children and family audiences. As Executive Producer, he approved production budgets and then closely monitored actual spending to ensure that productions were not over budget. Mr. Espensen has also been a real estate developer and investor for over thirty years.

Nelson Famadas, Mr. Famadas has served on our Board since December 2014. He is Managing Partner and Chief Operating Officer of Carver Road Capital, a hospitality private equity fund. Previously, he owned and served as President of Cien, a Hispanic marketing firm. Prior to Cien from 2011 to 2015, Mr. Famadas served as Senior Vice President of National Latino Broadcasting (“NLB”), an independent Hispanic media company that owns and operates two satellite radio channels on SiriusXM. From 2010 to 2012, Mr. Famadas served as our Chief Operating Officer, where he was responsible for daily operations including public filings and investor relations. From 2002 through 2010, he served as President of Gables Holding Corp., a real estate development company based in Puerto Rico. Mr. Famadas began his career at MTV Networks, specifically MTV Latin America, ultimately serving as New Business Development Manager. From 1995 through 2001, he co-founded and managed Astracanada Productions, a television production company that catered mostly to the Hispanic audience, creating over 1,300 hours of programming. As Executive Producer, he received a Suncoast EMMY in 1997 for Entertainment Series for A Oscuras Pero Encendidos. Mr. Famadas has over 20 years of experience in television and radio production, programming, operations, sales and marketing.

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Anthony Leo, Mr. Leo has served on our Board since September 2018. He is the co-founder of Aircraft Picture, a leading independent production company that produces scripted content for kids, families and young adult audiences at which he has served as Co-President since 2005. He was the Artistic Producer of Resurgence Theatre Company, a non-profit arts organization he co-founded, and has produced over twenty-five professional theatre productions. Mr. Leo also held the position of Professor at Ryerson University where he taught Theatre Entrepreneurship. He is a member of the Academy of Motion Picture Arts & Sciences.

Nicholas Stanham, Esq., Mr. Stanham has served on our Board since December 2014. Mr. Stanham is a founding partner of R&S International Law Group, LLP in Miami, Florida, which was founded in January 2008. His practice is focused primarily in real estate and corporate structuring for high net worth individuals. Mr. Stanham has over 25 years of experience in real estate purchases and sales of residential and commercial properties. Since 2004, Mr. Stanham has been a member of the Christopher Columbus High School board of directors. In addition, he serves as a director of ReachingU, a foundation that promotes initiatives and supports organizations that offer educational opportunities to Uruguayans living in poverty.

Claudia Grillo, Ms. Grillo has served on our Board since June of 2019. Ms. Grillo has served as Associate Vice President of Strategic Philanthropy for the University of Miami since April of 2018. Prior to joining the University of Miami, Ms. Grillo served as the Chief Operating Officer at the United Way of Miami-Dade where she was responsible for securing gifts from individuals, families and corporations. She has been an active member of the South Florida community through her involvement as a board member of the International Women’s Forum, The Children’s Trust and Achieve Miami.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or executive officer or any associate of any such director or officer is a party adverse to our company or has a material interest adverse to our company.

No director or executive officer has been involved in any of the following events during the past ten years:

Our business and affairs are managed under the direction of our board of directors, which currently consists of eight directors. Each director will continue to serve until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

No director or executive officer has been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
4.	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
5.	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and- desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
6.	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.
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Delinquent Section 16(a) Reports

Under Section 16(a) of the Exchange Act (“Section 16(a)”), our executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities are required to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for the year ended December 31, 2022. The Company determined that a Form 3 was not filed in connection with the commencement of Anthony Leo’s directorship in September 2018.

Code of Ethics

Our Board has adopted a Code of Ethics for Senior Financial Officers (our “Code of Ethics”). Our Code of Ethics sets forth standards of conduct applicable to our Chief Executive Officer and our Chief Financial and Operating Officer to promote honest and ethical conduct, proper disclosure in our periodic filings, and compliance with applicable laws, rules and regulations. In addition, our Board adopted a Code of Conduct for Directors, Officers and Employees (“Code of Conduct”). Our Code of Ethics and Code of Conduct are available to view at our website, www.dolphinentertainment.com by clicking on Investor Relations. We intend to provide disclosure on any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver.

Audit Committee and Audit Committee Financial Experts

The Audit Committee consists of Messrs. Famadas, Stanham and Espensen, who serves as Chairman. In 2021, the Audit Committee held four meetings. All members of the Audit Committee attended at least 75% of the meetings in 2021. Among its responsibilities, the Audit Committee assists the Board in overseeing: our accounting and financial reporting practices and policies; systems of internal controls over financial reporting; the integrity of our consolidated financial statements and the independent audit thereof; our compliance with legal and regulatory requirements; and the performance of our independent registered public accounting firm and assessment of the auditor’s qualifications and independence.

In addition, the Audit Committee selects and appoints our independent registered public accounting firm and reviews and approves related party transactions. The Audit Committee Chairman reports on Audit Committee actions and recommendations at Board meetings. The Audit Committee may, in its discretion, delegate its duties and responsibilities to a subcommittee of the Audit Committee as it deems appropriate. Our Board has determined that each member of the Audit Committee meets the independence requirements under Nasdaq’s listing standards and the enhanced independence standards for audit committee members required by the SEC. In addition, our Board has determined that Mr. Espensen meets the requirements of an audit committee financial expert under the rules of the SEC and Nasdaq.

Director Nominations

Our Board currently does not have a standing nominating committee or committee performing similar functions. In accordance with Nasdaq rules, a majority of the Board’s independent directors recommend director nominees for selection by the Board. Our Board believes that our independent directors can satisfactorily carry out the responsibility of properly selecting, approving and recommending director nominees without the formation of a standing nominating committee. The directors who participate in the consideration and recommendation of director nominees are those independent directors of the Board identified above. As there is no standing nominating committee, we do not have a nominating committee charter in place.

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The Board will also consider director candidates recommended for nomination by our shareholders during such times as it is seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). All shareholder nominations and recommendations for nominations to the Board must be addressed to the Chairman of the Audit Committee who will submit such nominations to the Board. Our Board currently does not have a written policy with regard to the nomination process, or a formal policy with respect to the consideration of director candidates. In addition, we have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our businesses, integrity, professional reputation, independence, and the ability to represent the best interests of our shareholders. The Board will evaluate the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the Board.

Compensation Committee

The Compensation Committee consists of Messrs. Stanham and Famadas, who serves as Chairman. In 2021, the Compensation Committee held one meeting, which both members attended. Among its responsibilities, the Compensation Committee: establishes salaries, incentives and other forms of compensation for executive officers and directors; reviews and approves any proposed employment agreement with any executive officer and any proposed modification or amendment thereof; and maintains and administers our equity incentive plan. The Compensation Committee Chairman reports on Compensation Committee actions and recommendations at Board meetings. The Compensation Committee has the authority to engage the services of outside legal or other experts and advisors as it determines in its sole discretion; however, in 2021 the Compensation Committee did not engage an independent compensation consultant because it did not believe one was necessary. Our Chief Executive Officer may recommend compensation levels for executive officers (other than his own) to the Compensation Committee. The Compensation Committee may form and delegate authority to subcommittees as appropriate and in accordance with applicable law, regulation and the Nasdaq rules.

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EXECUTIVE COMPENSATION

Our executive compensation program is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values and the long-term interests of the Company and its stockholders. The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officers or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officer serving at the end of the last two completed fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

The following table presents all of the compensation awarded to our named executive officers during the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)(4)	All Other Compensation ($)(1)		Total ($)
William O’Dowd, IV	2021	400,000	(1)	—	282,880	(2)	682,880
Chairman and Chief Executive Officer	2020	244,503	(3)	—	283,599	(4)	582,881
Mirta A. Negrini	2021	300,000		—	—		300,000
Chief Financial and Operating Officer	2020	250,000		—	—		250,000

(1)	On May 17, 2021, the Compensation Committee of the Board approved an increase in the base salary of Mr. O’Dowd from $300,000 to $400,000 per year. The increase was effective January 1, 2021.
(2)	This amount includes life insurance in the amount of $20,381 and interest accrued on accrued and unpaid compensation in the amount of $263,219 (see Certain Relationship and Related Party Transactions). This amount does not include interest payments on promissory notes from related party transactions.
(3)	Mr. O’Dowd’s annual salary was $300,000, however, during the year ended December 31, 2020, Mr. O’Dowd voluntarily reduced his salary for a period of five and one half months.
(4)

This amount includes life insurance in the amount of $20,381 and interest accrued on accrued and unpaid compensation in the amount of $262,500 (see Certain Relationship and Related Party Transactions). This amount does not include interest payments on promissory notes from related party transactions.

Employment Arrangements

Mirta A. Negrini. On October 21, 2013, we appointed Ms. Negrini as our Chief Financial and Operating Officer. The terms of Ms. Negrini’s employment arrangement do not provide for any payments in connection with her resignation, retirement or other termination, or a change in control, or a change in her responsibilities following a change in control. On May 17, 2021, the Compensation Committee of the Board approved an increase in the base salary of Ms. Negrini from $250,000 to $300,000 per year. The increase was effective January 1, 2021.

Outstanding Equity Awards at Fiscal Year-End

None of the Named Executive Officers in the table above had any outstanding equity awards as of December 31, 2021 and December 31, 2020.

Director Compensation

During the year ended December 31, 2021, we did not pay compensation to any of our directors in connection with their service on our Board.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for Dolphin’s directors and executive officers, which are described elsewhere in this prospectus, described below are transactions since January 1, 2019 and each currently proposed transaction in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of Dolphin’s directors, executive officers or holders of more than 5% of Dolphin outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Equity and other compensation, termination, change in control and other arrangements are described in the section titled “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Transactions with Related Persons

William O’Dowd, IV. Mr. O’Dowd is our Chief Executive Officer and the Chairman of the Board. Dolphin Entertainment, LLC, an entity owned by Mr. O’Dowd, previously advanced funds for working capital to Dolphin Films, its former subsidiary, which we acquired in March 2016. During 2016, Dolphin Films entered into a promissory note with Dolphin Entertainment, LLC (the “DE LLC Note”) in the principal amount of $1,009,624 for funds previously advanced. The note was payable on demand and accrued interest at a rate of 10% per annum. On November 29, 2017, the Audit Committee approved an amendment to the promissory note to allow for additional advances and repayments on the promissory note up to a maximum principal balance of $5,000,000. On June 15, 2021 the Company exchanged the Original DE LLC Note for a new note maturing on July 31, 2023 (“New DE LLC Note” and together with the Original DE LLC Note, the “DE LLC Notes”). Other than the change in maturity date, there were no other changes to the principal, interest or any other terms of the Original DE LLC Note. As of December 1, 2021 and 2020, Dolphin Films owed Dolphin Entertainment, LLC $1,107,873 and $1,107,873, respectively, of principal, and $55,849 and $26,683, respectively, of accrued interest, that was recorded on the consolidated balance sheets. Dolphin Films recorded interest expense of $110,787 and $111,091, respectively, for the years ended December 31, 2021 and 2020. During the years ended December 31, 2021 and 2020, we did not repay any principal amount owed to Dolphin Entertainment, LLC. During the year ended December 31, 2021 and 2020, we paid $81,621 and $500,000, respectively, of interest payments to Dolphin Entertainment, LLC. There have not been any proceeds received, repayments of principal or payments of interest related to this note for the period between January 1, 2022 and September 6, 2022. The largest aggregate principal amount Dolphin Films owed Dolphin Entertainment, LLC during 2021, 2020 and as of September 6, 2022 was $1,107,873. The balance of principal outstanding under the note as of September 6, 2022 was $1,107,873.

On September 7, 2012, we entered into an employment agreement with Mr. O’Dowd, which was subsequently renewed for a period of two years, effective January 1, 2015. The agreement provided for an annual salary of $250,000 and a one-time bonus of $1,000,000. Unpaid compensation accrues interest at a rate of 10% per annum. As of each of December 31, 2021 and 2020, we had a balance of $2,625,000 of accrued compensation related to this agreement. As of December 31, 2021 and 2020, we had a balance of $1,565,593 and $1,756,438 of accrued interest related to this agreement. We recorded $262,500 and $263,219, respectively, of interest expense for the years ended December 31, 2021 and 2020. During the period between January 1, 2022 and September 6, 2022, we paid Mr. O’Dowd $250,000 of interest related to this employment agreement. The largest aggregate balance we owed Mr. O’Dowd during 2021, 2020 and as of September 6, 2022 was $2,625,000. The balance of accrued compensation as of September 6, 2022 was $2,625,000.

Charles Dougiello. Mr. Dougiello served as a director of the Company from June of 2019 to September of 2021. On July 5, 2018, we purchased all of the membership interest of the sellers of The Door Marketing Group, LLC, of which Mr. Dougiello owned 50%, for approximately $2 million in cash and $2 million in shares of common stock (less certain working capital and closing adjustments, transaction expenses and payments of indebtedness), plus the potential to earn up to an additional $7.0 million, of which the first $5 million is payable in shares of common stock and the last $2 million is payable in cash, if certain financial targets are achieved over a four year period. For the year ended December 31, 2021, Mr. Dougiello met the financial targets and received 139,781 shares of the Company’s common stock on June 7, 2022. In connection with our acquisition of The Door, we entered into an employment agreement with Mr. Dougiello for a four-year term after the closing date of the acquisition, with an initial base salary of $240,000, subject to annual increases of 5% and annual bonus provisions.

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Leslee Dart. Ms. Dart served as a director of the Company from June of 2020 to May of 2021. On March 30, 2017, we purchased all of the membership interests of the sellers of 42West, of which Ms. Dart owned 31.67%, for approximately $18.7 million in shares of common stock (less certain working capital and closing adjustments, transaction expenses and payments of indebtedness), using a stock price of $46.10 per share, plus the potential to earn up to an additional $9.3 million in shares of common stock. During the year ended December 31, 2017, 42West achieved the required financial performance targets, and the sellers, including Ms. Dart, earned the additional consideration, of which Ms. Dart was issued 68,868 shares in 2020. In connection with the 42West acquisition, we entered into an employment agreement with Ms. Dart for a three-year term after the closing date of the acquisition, with an initial base salary of $400,000, subject to annual increases based on achievement of certain EBITDA thresholds, and annual bonus provisions. On April 5, 2018, we amended Ms. Dart’s employment agreement to modify the annual bonus provisions and eliminate her right (i) to be eligible to receive in accordance with the provisions of our incentive compensation plan, a cash bonus for the calendar year 2017 if certain performance goals were achieved and (ii) to receive an annual bonus, for each year during the term of her employment agreement, of $200,000 in shares of common stock based on the 30-day trading average market price of such common stock. The amendment provides for Ms. Dart to be eligible under our incentive compensation plan to receive annual cash bonuses beginning with the calendar year 2018 based on the achievement of certain performance goals. No bonus was earned for the year ended December 31, 2019. On April 1, 2020, we entered into a three-year employment agreement with Ms. Dart for an annual salary of $400,000. The employment agreement has an option to renew for one additional year at the mutual agreement of Ms. Dart and the Company. In connection with the 42West acquisition, we also entered into a put agreement with Ms. Dart, pursuant to which we granted Ms. Dart the right, but not the obligation, to cause us to purchase up to an aggregate of 73,970 of her shares of common stock received as consideration for a purchase price equal to $46.10 per share, during certain specified exercise periods up until March 2021. On August 12, 2019, Ms. Dart entered into an agreement with us to exchange 15,239 Put Rights for a convertible promissory note in the principal amount of $702,500. The convertible promissory note earned interest a rate of 10% per annum and matured on August 12, 2020. On September 24, 2020, the Company paid Ms. Dart $500,000 of the principal of the convertible note. On November 4, 2020, the Company paid Ms. Dart $298,334, including the remaining principal of $202,500, accrued interest and legal fees. As of September 6, 2022, we had purchased an aggregate of 73,970 shares of our common stock from Ms. Dart for an aggregate purchase price of $3,410,000, including the $702,500 convertible promissory note discussed above, pursuant to the put agreement. As of September 6, 2022, we did not owe Ms. Dart for any Put Rights or the convertible promissory note.

Compensation of Named Executive Officers and Directors

For information regarding compensation of named executive officers and directors, please see the section titled “Executive Compensation.”

Director Independence

We deem that each of Michael Espensen, Nelson Famadas, Nicholas Stanham, Esq., Anthony Leo and Claudia Grillo, are independent as that term is defined by NASDAQ 5605(a)(2).

Policies and Procedures for Related Person Transactions

Under applicable Nasdaq listing standards, all related person transactions must be approved by our Audit Committee or another independent body of the Board. For smaller reporting companies, current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which we are a participant, (ii) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of our common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. All related person transactions will be disclosed in our applicable SEC filings as required under SEC rules.

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PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock and Series C Convertible Preferred Stock by:

•	each beneficial owner of more than 5% of our Common Stock;
•	each of our executive officers and directors; and
•	all of our executive officers and directors as a group.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 9,746,396 shares of Common Stock outstanding as of September 6, 2022 and 50,000 shares of Series C Convertible Preferred Stock.

Common Stock

Name and Address of Beneficial Owners (1)	Shares Beneficially Owned	Percentage of Total Voting Power
Directors and Executive Officers
William O’Dowd, IV(2)	349,514	3.6%
Michael Espensen	2,406	*
Nelson Famadas	534	*
Mirta A. Negrini	148	*
Anthony Leo	—	—
Nicholas Stanham, Esq.(3)	8,443	*
Claudia Grillo	152	*
All Directors, Director Nominee and Executive Officers as a Group (7 persons)	361,197	3.7%
5% Holder
Marvin Shanken(4)	1,120,000	11.5%

Series C Convertible Preferred Stock

Name and Address of Beneficial Owners (1)	Shares Beneficially Owned (2)		Percentage of Class
Directors and Executive Officers
William O’Dowd, IV(5)	50,000	(6)	100%

* less than 1% beneficial ownership

(1)	Unless otherwise indicated, the address of each shareholder is c/o Dolphin Entertainment, Inc., 150 Alhambra Circle, Suite 1200, Coral Gables, Florida, 33134.
(2)	The amount shown includes (1) 124,210 shares of common stock held by Dolphin Digital Media Holdings LLC, which is wholly-owned by Mr. O’Dowd, (2) 109,068 shares of common stock held by Dolphin Entertainment, LLC, which is wholly-owned by Mr. O’Dowd and (3) 116,236 shares of common stock held by Mr. O’Dowd individually. The amount shown does not include shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock as such series is not presently convertible.
(3)	Mr. Stanham shares voting and dispositive power with respect to all of the shares of common stock with his spouse.
(4)	Per a Schedule 13G/A filed on June 6, 2022, Mr. Shanken holds 1,000,000 shares under the name M. Shanken Communications, Inc. and 120,000 shares personally. In addition, M. Shanken Communications Inc. holds a convertible note receivable in the amount of $500,000, that may be converted at any time by the holder into shares of our Common Stock, at a purchase price of $3.91 (the “Note”) and 20,000 warrants. The shares into which the Note and the warrants may be converted into are not included in the beneficial ownership table as the Note and warrants are not presently convertible or exercisable as they are subject to a 4.99% ownership blocker that can only be waived with 61 days’ notice to the Company. Mr. Shanken’s address is 825 Eighth Ave., 33rd Fl., New York, NY 10019.
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(5)	The Series C is held by Dolphin Entertainment, LLC, which is wholly-owned by Mr. O’Dowd.
(6)	The Series C is entitled to 14,216,819 votes and is entitled to vote together as a single class on all matters upon which common stockholders are entitled to vote. On November 12, 2020, we entered into a stock restriction agreement with Mr. O’Dowd that prohibits the conversion of Series C Convertible Preferred Stock into common stock unless the majority of the independent directors of the board of directors vote to remove the restriction. The stock restriction agreement will be immediately terminated upon a change of control as defined in the agreement.

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SELLING SECURITYHOLDER

This prospectus relates to the offer and sale by Lincoln Park Capital Fund, LLC of up to 3,057,313 shares of Common Stock that have been and may be issued by us to Lincoln Park Capital Fund, LLC under the Purchase Agreement. For additional information regarding the shares of Common Stock included in this prospectus, see the section titled “Committed Equity Financing” above. We are registering the shares of Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with the Selling Securityholder on August 10, 2022 in order to permit the Selling Securityholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, Lincoln Park Capital Fund, LLC has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Securityholder and the shares of Common Stock that may be resold by the Selling Securityholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of September 6, 2022. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock being offered for resale by the Selling Securityholder under this prospectus. The Selling Securityholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Securityholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Securityholder has sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 9,746,396 shares of our Common Stock outstanding on September 6, 2022. Because the purchase price to be paid by the Selling Securityholder for shares of Common Stock, if any, that we may elect to sell to the Selling Securityholder from time to time under the Purchase Agreement will be determined on the applicable dates for such purchases, the actual number of shares of Common Stock that we may sell to the Selling Securityholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Securityholder of all of the shares of Common Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Owned After Offering
Name of Selling Securityholder	Number(1)	Percent(2)	Pursuant to this Prospectus	Number(3)	Percent(2)
Lincoln Park Capital Fund, LLC(4)	159,896	1.64%	3,057,313	102,583	*

* Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

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(1)	Represents the (i) 57,313 shares of Common Stock we issued to the Selling Securityholder on August 19, 2022 as Commitment Shares in consideration for entering into the Purchase Agreement with us, (ii) 102,573 shares of Common Stock owned outright by Lincoln Park prior to entering into the LP 2022 Purchase Agreement and (iii) 10 warrants to purchase Common Stock purchased by Lincoln Park in a private placement on January 3, 2020. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Securityholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Lincoln Park Capital Fund’s control, including the registration statement that includes this prospectus becoming and remaining effective. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to the Selling Securityholder to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Selling Securityholder, would cause the Selling Securityholder’s beneficial ownership of our Common Stock to exceed the 9.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price per share paid by the Selling Securityholder for all shares of Common Stock purchased by the Selling Securityholder under the Purchase Agreement equals or exceeds $4.90 per share, in which case the Exchange Cap limitation would no longer apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.
(2)	Applicable percentage ownership is based on 9,746,396 shares of our Common Stock outstanding as of September 6, 2022.
(3)	Assumes the sale of all shares being offered pursuant to this prospectus.
(4)	Josh Scheinfeld and Jonathan Cope, the Managing Members of the Selling Securityholder, are deemed to be beneficial owners of all of the shares of Common Stock owned by the Selling Securityholder. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus in connection with the transactions contemplated under the Purchase Agreement. The Selling Securityholder is not a licensed broker dealer or an affiliate of a licensed broker dealer.

55

DESCRIPTION OF OUR SECURITIES

The following is a summary of the rights of our securities. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

The following description of our Common Stock is based upon our amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws, copies of which are filed as exhibits to the Annual Report on From 10-K of the Company for the period ending December 31, 2021.

Authorized and Outstanding Stock

Our authorized capital stock consists of:

•	40,000,000 shares of Common Stock, $0.015 par value per share; and
•	10,000,000 shares of preferred stock in one or more series, $0.001 par value per share.

As of September 6, 2022, there were 9,746,396 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Florida law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast.

Holders of our Common Stock are entitled to receive dividends if, as and when declared by the Board out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue. In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we issued, or may issue in the future, of amounts to which they are preferentially entitled, the holders of Common Stock will be entitled to share ratably in the distribution of assets to the shareholders.

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the Common Stock. The rights of holders of Common Stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock.

Our amended and restated articles of incorporation, as amended and bylaws do not restrict the ability of a holder of our Common Stock to transfer his or her shares of our Common Stock.

All shares of our Common Stock will, when issued, be duly authorized, fully paid and nonassessable. The shares to be issued by us in this offering will be when issued and paid for, validly issued, fully paid and nonassessable.

Preferred Stock

Under our amended and restated articles of incorporation, as amended, we are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock and, in certain instances, could adversely affect the market price of our Common Stock.

56

Series C Convertible Preferred Stock

On February 23, 2016, we designated 1,000,000 shares of preferred stock as Series C Convertible Preferred Stock, par value $0.001 per share, which may be issued only to an “Eligible Series C Preferred Stock Holder” as defined below. As part of the merger consideration in our acquisition of Dolphin Films, Inc., on March 7, 2016, we issued 1,000,000 shares of Series C Convertible Preferred Stock to Dolphin Entertainment, LLC (“DELLC”), an entity wholly owned by our President, Chairman and Chief Executive Officer, William O’Dowd. Effective July 6, 2017,we amended our articles of incorporation to reduce the number of Series C Convertible Preferred Stock outstanding in light of our 1-for-20 reverse stock split from 1,000,000 to 50,000 shares and to clarify the voting rights of the Series C Convertible Preferred Stock as described below.

As of September 6, 2022, and subject to the restrictions described below, the Series C Preferred Stock could be converted into 4,738,940 shares of our Common Stock and the holder is entitled to 14,216,819 votes, which is approximately 59% of our voting securities. The holder of Series C Convertible Preferred Stock is entitled to vote together as a single class on all matters upon which common stockholders are entitled to vote. On November 12, 2020, we entered into a stock restriction agreement with Dolphin Entertainment, LLC that prohibits the conversion of Series C Convertible Preferred Stock into Common Stock unless the majority of the independent directors of the board of directors vote to remove the restriction. The Stock Restriction Agreement shall terminate upon a Change of Control (as such term is defined in the Stock Restriction Agreement) of the Company.

The Certificate of Designation also provides for a liquidation value of $0.001 per share and dividend rights of the Series C on parity with the Company’s Common Stock.

Anti-Takeover Provisions

As described above, our amended and restated articles of incorporation, as amended, provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our amended and restated articles of incorporation, as amended, and our bylaws provide that special meetings may be called only by a majority vote of the Board or by the holders of not less than 40% of all the shares entitled to vote.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in abroad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	prior to the time that such shareholder became an interested shareholder, the board of directors of the corporation approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder;
•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding, but not the outstanding voting shares owned by the interested shareholder, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;
•	the affiliated transaction has been approved by a majority of the disinterested directors;
•	the corporation has not had more than 300 shareholders of record at any time during the 3 years preceding the announcement date;
•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least 3 years preceding the announcement date;
•	the interested shareholder is the beneficial owner at least 90% of the outstanding voting shares of the corporation exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; and
•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

57

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Business Corporation Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification

Both our amended and restated articles of incorporation, as amended, and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our Common Stock then outstanding; or
•	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates of under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Exchange Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “DLPN”.

Transfer Agent

The transfer agent and registrar for our securities is Nevada Agency and Transfer Company. The transfer agent’s address is 50 W Liberty St, #880, Reno, NV 89501.

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PLAN OF DISTRIBUTION

3,057,313 shares of our Common Stock may be offered by this prospectus by Lincoln Park pursuant to the Purchase Agreement. The Common Stock may be sold or distributed from time to time by Lincoln Park directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this prospectus could be affected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the Common Stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from Lincoln Park and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from Lincoln Park, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of Common Stock hereunder, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by K&L Gates LLP.

EXPERTS

The consolidated financial statements of Dolphin Entertainment, Inc. as of December 31, 2021 and 2020, and for each of the years then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to Dolphin and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.surrozen.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The Securities and Exchange Commission file number for the documents incorporated by reference in this prospectus is 001-38331. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on May 26, 2022;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022 filed with the Securities and Exchange Commission on July 18, 2022 and August 15, 2022, respectively;
•	our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the Securities and Exchange Commission on January 24, 2022, February 8, 2022, April 25, 2022, May 10, 2022, May 24, 2022, and June 3, 2022.
•	our registration statement on Form 8-A12B filed on December 19, 2017.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange act that are made after the date of this prospectus but prior to the termination of the offering. We are not incorporating, in each case, any document that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings at no cost by calling us at (305) 774-0407 or by writing to us as the following address:

150 Alhambra Circle, Suite 1200

Coral Gables, FL 33134

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INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

Unaudited Condensed Consolidated Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Dolphin Entertainment, Inc.

Coral Gables, Florida

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Dolphin Entertainment, Inc. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Private company investments

As described in Notes 2, 10, and 11 of the consolidated financial statements, the Company may participate in selected investment or strategic arrangements to expand its operations or customer base. These investments are made through the issuance of common stock and convertible notes under ASC 323 Equity Method of Accounting, and ASC 320 Investments - Debt Securities. The convertible notes issued with these investments require review for potential embedded features in order to determine if the notes contain embedded derivatives that are required to be bifurcated and accounted for separately from the host contract. The determination as to whether each business entity in which the Company has equity interests, debt, or other investments constitutes a variable interest entity based on the nature and characteristics of such arrangements and the accounting for convertible notes issued in relation to these private company investments is inherently complex and requires significant judgment by management. As of December 31, 2021, the Company’s private company investments totaled $2,500,000 and are included in notes receivables and other long-term assets in the consolidated balance sheets.

We identified the accounting for private company investments as a critical audit matter because of the complexity and judgment involved in applying the accounting framework and judgments made by management. This required a high degree of auditor judgment and an increased level of effort when performing audit procedures.

The primary procedures we performed to address this critical audit matter included:

•	Understanding and evaluating the design and implementation of the Company’s processes and controls over accounting for private company investments.

•	Evaluating the appropriateness of management’s interpretation of the accounting guidance for complex financial instruments based on the terms of arrangement.

•	Utilizing professionals with specialized skills and knowledge to evaluate the valuation approach and assess the appropriateness of the assumptions used in estimating the fair value of the private company investments.

•	Testing the accuracy of the source data used by management in the accounting analysis, including capitalization tables.

Convertible Notes Payable

As described in Notes 2, 14, and 15 to the consolidated financial statements, the Company issues convertible notes payable in the normal course of business to raise capital. In order to determine the proper accounting for these notes, management evaluates the classification to determine if the notes should be accounted for as liabilities or equity. In addition, management identifies embedded features to determine whether the embedded features should be bifurcated from the host instrument and accounted for as derivatives. Management has elected to apply the fair value option to certain of these notes which requires certain of these notes to be remeasured at fair value every reporting period. The valuation model used in determining the fair value of the convertible notes payable includes inputs subject to management's judgment, including the estimate of volatility and discount rate. As of December 31, 2021, the Company had convertible notes payable totaling approximately $3,900,000.

F-3

We identified the classification and initial measurement for convertible notes payable as a critical audit matter because of the complexity and judgment involved in evaluating the classification and embedded features of the instruments and in applying the accounting framework and judgments made by management in estimating the fair value of the convertible notes under the fair value option. This required a high degree of auditor judgment and an increased level of effort when performing audit procedures, including the involvement of valuation professionals with specialized skills and knowledge.

The primary procedures we performed to address this critical audit matter included:

•	Utilizing professionals with specialized skills and knowledge in accounting for complex financial instruments to assist in evaluating the reasonableness of management’s interpretation of the terms of the convertible notes and warrants and the appropriateness of management’s application of the authoritative accounting guidance.
•	Testing the accuracy of the source data used by management in the valuation by comparing it to the debt agreement, share price, and stock register.
•	Utilizing personnel with specialized skills and knowledge in valuation approach and methodologies to assist in: (i) assessing the appropriateness of the methodology used in estimating the fair value of the convertible notes; (ii) evaluating the reasonableness of certain significant assumptions, such as volatility and discount rates; and (iii) developing a range of independent estimates and comparing those to the fair value of the convertible notes determined by management.

/s/ BDO USA, LLP

We have served as the Company's auditor since 2014.

Miami, Florida

May 25, 2022

F-4

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2021 and 2020

	2021	2020
ASSETS
Current
Cash and cash equivalents	$7,688,743	$7,923,280
Restricted cash	541,883	714,096
Accounts receivable:
Trade, net of allowance of $471,535 and $653,272, respectively	4,513,179	3,692,111
Other receivables	3,583,357	1,334,990
Notes receivable	1,510,137	—
Other current assets	403,910	231,890
Total current assets	18,241,209	13,896,367

Capitalized production costs, net	137,235	271,139
Employee receivable	366,085	—
Right-of-use asset	6,129,411	7,106,279
Goodwill	20,021,357	19,627,856
Intangible assets, net	6,142,067	7,452,059
Property, equipment and leasehold improvements, net	473,662	800,071
Other long-term assets	1,234,275	198,180
Total Assets	$52,745,301	$49,351,951

(Continued)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (Continued)

As of December 31, 2021 and 2020

	2021	2020
LIABILITIES
Current
Accounts payable	$942,085	$1,190,184
Term loan	—	900,292
Notes payable, current portion	307,685	846,749
Convertible notes payable at fair value, current portion	—	580,000
Paycheck Protection Program loans	—	582,438
Contingent consideration	600,000	—
Loan from related party, current portion	—	1,107,873
Accrued interest – related party	1,621,437	1,783,121
Accrued compensation – related party	2,625,000	2,625,000
Put rights	—	1,544,029
Lease liability, current portion	1,600,107	1,791,773
Deferred revenue	406,373	389,492
Other current liabilities	6,880,641	3,511,559
Total current liabilities	14,983,328	16,852,510

Noncurrent
Notes payable	868,959	426,645
Convertible notes payable	2,900,000	1,445,000
Convertible notes payable at fair value	998,135	947,293
Paycheck Protection Program loans	—	2,517,431
Loan from related party	1,107,873	—
Contingent consideration	3,684,221	530,000
Lease liability	5,132,895	5,964,275
Warrant liability	135,000	450,000
Other noncurrent liabilities	—	550,000
Total noncurrent liabilities	14,827,083	12,830,644
Total Liabilities	29,810,411	29,683,154
Commitments and contingencies (Note 27)	—	—

STOCKHOLDERS' EQUITY
Common stock, $0.015 par value, 200,000,000 shares authorized, 8,020,381 issued and outstanding at December 31, 2021 and 40,000,000 shares authorized, 6,618,785 issued and outstanding at December 31, 2020	120,306	99,281
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding at December 31, 2021 and 2020	1,000	1,000
Additional paid in capital	127,247,928	117,540,557
Accumulated deficit	(104,434,344)	(97,972,041)
Total Stockholders' Equity	22,934,890	19,668,797
Total Liabilities and Stockholders' Equity	$52,745,301	$49,351,951

The accompanying notes are an integral part of these consolidated financial statements.

F-6

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the years ended December 31, 2021 and 2020

	2021	2020
Revenues	$35,727,199	$24,054,480

Expenses:
Direct costs	3,879,409	2,576,709
Payroll and benefits	23,819,327	15,990,702
Selling, general and administrative	5,836,235	4,822,130
Change in fair value of contingent consideration	3,754,221	55,000
Depreciation and amortization	1,905,354	2,030,226
Legal and professional	2,013,436	1,191,231
Total expenses	41,207,982	26,665,998

Loss from operations	(5,480,783)	(2,611,518)

Other (expenses) income:
Gain on extinguishment of debt	2,988,779	3,311,198
Loss on the deconsolidation of Max Steel VIE	—	(1,484,591)
Change in fair value of convertible notes and derivative liabilities	(570,844)	(534,627)
Change in fair value of warrants	(2,482,877)	(275,445)
Change in fair value of put rights	(71,106)	1,745,418
Acquisition costs	(22,907)	(93,042)
Interest expense and debt amortization	(785,209)	(2,133,660)
Total other (expense) income, net	(944,164)	535,251

Loss before income taxes	$(6,424,947)	$(2,076,267)

Income tax (provision) benefit	(37,356)	137,075

Net loss	$(6,462,303)	$(1,939,192)

Loss per share:
Basic	$(0.85)	$(0.35)
Diluted	$(0.85)	$(0.58)

Weighted average number of shares used in per share calculation
Basic	7,614,774	5,619,969
Diluted	7,614,774	6,382,937

The accompanying notes are an integral part of these consolidated financial statements.

F-7

DOLPHIN ENTERTAINMENT, INC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the years ended December 31, 2021 and 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,462,303)	$(1,939,192)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,905,354	2,030,226
Loss on deconsolidation of Max Steel VIE	—	1,484,591
Bonus payment issued in shares	17,858	—
Beneficial conversion feature of convertible notes payable	—	1,258,639
Interest owed on convertible debt settled with shares of common stock upon conversion	—	10,842
Amortization of debt discount	—	129,232
Gain on extinguishment of debt	(2,988,779)	(3,311,198)
Loss on disposal of fixed assets	48,461	—
Impairment of capitalized production costs	234,734	55,000
Impairment of investment asset	—	220,000
Bad debt net of recovery of accounts receivable written off	327,891	527,048
Change in fair value of put rights	71,106	(1,745,418)
Change in fair value of contingent consideration	3,754,221	55,000
Change in fair value of warrants	2,482,877	275,445
Change in fair value of convertible notes and derivative liabilities	570,844	534,627
Change in deferred tax	37,356	(182,488)
Changes in operating assets and liabilities:
Accounts receivable, trade and other	(3,243,164)	(1,124,019)
Other current assets	(107,020)	(142,513)
Capitalized production costs	(100,830)	(123,103)
Other long-term assets and employee receivable	(378,563)	8,508
Contract liability	(40,113)	58,990
Accounts payable	(352,823)	346,091
Accrued interest – related party	(161,684)	(125,690)
Lease liability	(46,178)	89,441
Other current liabilities	3,112,038	473,630
Other noncurrent liabilities	—	(370,000)
Net cash used in operating activities	(1,318,717)	(1,506,311)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and leasehold improvements	—	(77,358)
Investment in JDDC Elemental LLC	(1,000,000)	—
Issuance of notes receivable	(1,500,000)	—
Deferred cash consideration for Shore Fire acquisition in 2019	—	(250,000)
Acquisition of B/HI Communications, Inc, net of cash acquired	(525,856)	—
Acquisition of Be Social Public Relations LLC, net of cash acquired	—	(1,048,611)
Net cash used in investing activities	(3,025,856)	(1,375,969)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of the line of credit	—	(500,000)
Proceeds from convertible notes payable	5,950,000	3,645,000
Repayment of convertible notes payable	—	(1,202,064)
Repayment of term loan	(900,292)	(300,098)
Repayment of notes payable	(96,750)	(87,581)
Proceeds from PPP loans	—	2,795,700
Exercise of put rights	(1,015,135)	(1,626,600)
Proceeds from sale of common stock through registered direct offering	—	7,602,297
Repayment to related party	—	(702,500)
Installment payment to seller of Shore Fire	—	(764,836)
Installment payment to seller of Viewpoint	—	(250,000)
Net cash provided by financing activities	3,937,823	8,609,318
Net (decrease) increase in cash and cash equivalents and restricted cash	(406,750)	5,727,038
Cash and cash equivalents and restricted cash, beginning of period	8,637,376	2,910,338
Cash and cash equivalents and restricted cash, end of period	$8,230,626	$8,637,376

(Continued)

The accompanying notes are an integral part of these consolidated financial statements.

F-8

DOLPHIN ENTERTAINMENT, INC AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Continued)

For the years ended December 31, 2021 and 2020

	2021	2020
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Interest paid	$916,538	$909,777
Lease liability obtained in exchange for obtaining right-of-use assets	$1,044,864	$1,480,129

SUPPLEMENTAL DISCLOSURES OF NON CASH FLOW INFORMATION:
Issuance of shares related to conversion of notes payable	$5,603,612	$3,373,042
Issuance of shares related to cashless exercise of warrants	$2,797,877	$369,746
Issuance of shares of common stock related to the acquisitions	$586,716	$514,581
Issuance of shares related to extinguishment of debt	$29,075	$—
Commitment shares issued to Lincoln Park Capital LLC	$777	$—
Settlement of contingent consideration to be settled in stock	$2,974,222	$—
Put rights exchanged for shares of common stock	$706,688	$—
Interest on notes paid in stock	$8,611	$10,812
Employee bonus paid in stock	$17,858	$—

Reconciliation of cash, cash equivalents and restricted cash. The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the statements of cash flows that sum to the total of the same such amounts shown in the statements of cash flows:

	2021	2020
Cash and cash equivalents	$7,688,743	$7,923,280
Restricted cash	541,883	714,096
Total cash, cash equivalents and restricted cash shown in the consolidated statement of cash flows	$8,230,626	$8,637,376

The accompanying notes are an integral part of these consolidated financial statements.

F-9

DOLPHIN ENTERTAINMENT INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2021 and 2020

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance December 31, 2019	50,000	$1,000	3,578,580	$53,679	$106,680,619	$(97,158,766)	$9,576,532
Net loss	—	—	—	—	—	(1,939,192)	(1,939,192)
Deconsolidation of Max Steel VIE	—	—	—	—	—	1,125,917	1,125,917
Issuance of shares related to acquisition of Viewpoint	—	—	50,432	756	(756)	—	—
Issuance of shares related to a financing agreement	—	—	10,000	150	(150)	—	—
Beneficial conversion of convertible promissory note	—	—	—	—	1,258,644	—	1,258,644
Issuance of shares related to the conversion of notes payable	—	—	1,053,645	15,805	3,357,237	—	3,373,042
Issuance of shares related to cashless exercise of warrants	—	—	75,403	1,131	368,345	—	369,476
Sale of common stock through a direct registered offering	—	—	1,580,000	23,700	7,578,597	—	7,602,297
Net settlement of the earnout shares to sellers of 42West	—	—	186,573	2,799	(302,799)	—	(300,000)
Issuance of shares to seller of Be Social	—	—	69,907	1,049	313,532	—	314,581
Issuance of shares to seller of Shore Fire	—	—	56,180	843	199,157	—	200,000
CEDE roundup shares related to reverse stock split	—	—	2,263	34	(34)	—	—
Shares retired from exercise of puts	—	—	(44,198)	(665)	(1,911,835)	—	(1,912,500)
Balance December 31, 2020	50,000	$1,000	6,618,785	$99,281	$117,540,557	(97,972,041)	19,668,797
Net loss	—	—	—	—	—	(6,462,303)	(6,462,303)
Issuance of shares related to conversion of note payable	—	—	963,985	14,460	5,589,152	—	5,603,612
Issuance of shares related to cashless exercise of warrants	—	—	146,027	2,190	2,795,687	—	2,797,877
Issuance of shares issued to seller of Be Social	—	—	103,245	1,549	348,451	—	350,000
Issuance of shares related to acquisition of The Door	—	—	10,238	154	(154)	—	—
Issuance of shares related to exchange of Put Rights for stock	—	—	115,366	1,730	704,958	—	706,688
Issuance of shares related to acquisition of B/HI Communications, Inc	—	—	4,075	61	36,654	—	36,715
Shares retired from exercise of puts	—	—	(18,347)	(276)	(13,153)	—	(13,429)
Issuance of shares for employee bonus	—	—	1,935	29	17,829	—	17,858
Issuance of shares related to extinguishment of debt	—	—	3,228	51	29,024	—	29,075
Issuance of shares related to acquisition of Shore Fire Media	—	—	20,017	300	199,700	—	200,000
Commitment shares issued to Lincoln Park Capital LLC	—	—	51,827	777	(777)	—	—
Balance December 31, 2021	50,000	$1,000	8,020,381	$120,306	$127,247,928	$(104,434,344)	$22,934,890

The accompanying notes are an integral part of these consolidated financial statements.

F-10

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 — BASIS OF PRESENTATION AND ORGANIZATION

Dolphin Entertainment, Inc., a Florida corporation (the “Company,” “Dolphin,” “we,” “us” or “our”), is a leading independent entertainment marketing and premium content development company. Through its acquisitions of 42West LLC (“42West”), The Door Marketing Group, LLC (“The Door”), Shore Fire Media, Ltd (“Shore Fire”), Viewpoint Computer Animation Incorporated (“Viewpoint”), Be Social Public Relations, LLC (“Be Social”) and B/HI Communications, Inc. (“B/HI”), the Company provides expert strategic marketing and publicity services throughout the United States of America (“U.S.”) to all of the major film studios and many of the leading independent and digital content providers, A-list celebrity talent, including actors, directors, producers, celebrity chefs, social media influencers and recording artists. The Company also provides strategic marketing publicity services and creative brand strategies for prime hotel and restaurant groups and consumer brands throughout the U.S. The strategic acquisitions of 42West, The Door, Shore Fire, Viewpoint, Be Social and B/HI bring together premium marketing services, including digital and social media marketing capabilities, with premium content production, creating significant opportunities to serve respective constituents more strategically and to grow and diversify the Company’s business. Dolphin’s content production business is a long established, leading independent producer, committed to distributing premium, best-in-class film and digital entertainment. Dolphin produces original feature films and digital programming primarily aimed at family and young adult markets.

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) include the accounts of Dolphin, and all of its wholly owned subsidiaries, comprising Dolphin Films, Inc. (“Dolphin Films”), Dolphin SB Productions LLC, Dolphin Max Steel Holdings, LLC, Dolphin JB Believe Financing, LLC, Dolphin JOAT Productions, LLC, 42West, The Door, Viewpoint, Shore Fire, Be Social and B/HI. All significant intercompany balances and transactions have been eliminated in consolidation. The Company applies the equity method of accounting for its investments in entities for which it does not have a controlling financial interest, but over which it has the ability to exert significant influence.

On September 24, 2021, the Company filed an amendment to its Amended and Restated Articles of Incorporation with the Secretary of the State of Florida to increase its authorized shares of common stock to 200,000,000 from 40,000,000 as adopted by the shareholders of the Company on September 23, 2021.

On November 23, 2020, the Company filed an amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida to effect a 1-for-5 reverse stock split (the “Reverse Stock Split”) of the authorized, issued and outstanding shares of the Common Stock. The Reverse Stock Split was effective as of 12:01 a.m. (Eastern Time) on November 27, 2020 (the “Effective Time”). At the Effective Time, the number of authorized shares of Common Stock was reduced from 200,000,000 shares to 40,000,000. The par value per share of Common Stock remains unchanged. As a result, each shareholder’s percentage ownership interest in the Company and proportional voting power remained unchanged. Any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share of Common Stock. All references to Common Stock or common stock price in these condensed consolidated financial statements have been retroactively adjusted to reflect the Reverse Stock Split.

Impact of COVID-19

On March 11, 2020, the World Health Organization categorized a novel coronavirus (“COVID-19”) as a pandemic, and it has spread throughout the U.S. The pandemic has had and continues to have a significant effect on economic conditions in the United States, and continues to cause significant uncertainties in the U.S. and global economies.

The extent to which the COVID-19 pandemic affects our business, operations and financial results depends, and will continue to depend, on numerous evolving factors that we may not be able to accurately predict.

One of our subsidiaries operates in the food and hospitality sector, which was negatively impacted by the orders to either suspend or reduce operations of restaurants and hotels. Similarly, another subsidiary represents talent, such as actors, directors and producers, and revenues from these clients was negatively impacted by the suspension of content production. The television and streaming consumption around the globe has increased since the outbreak of COVID-19, as well as the demand for consumer products. Revenues from the marketing of these shows and products somewhat offset the decrease in revenue from the sectors discussed above.

F-11

Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

In April 2020, the Company and its subsidiaries received five separate unsecured loans for an aggregate amount of $2.8 million (the “PPP Loans”) under the Paycheck Protection Program (the “PPP”) which was established under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). Through our acquisition of Be Social, the Company assumed a PPP Loan of $0.3 million. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments and covered utilities during the measurement period beginning on the date of first disbursement of the PPP Loans. For purposes of the CARES Act, payroll costs exclude compensation of an individual employee in excess of $100,000, prorated annually. Not more than 40% of the forgiven amount can be attributable to non-payroll costs. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on the Company having initially qualified for the PPP Loans and qualifying for the forgiveness of the PPP Loans based on its adherence to the forgiveness criteria. Throughout 2021, the Company and its subsidiaries applied for and received forgiveness of all PPP Loans received, which in aggregate amounted to $3.1 million, and were recorded as a gain on extinguishment in the consolidated statements of operations.

Depending on the extent and duration of the pandemic and the related economic impacts, COVID-19 may continue to impact our business and financial results, as well as significant judgements and estimates, including those related to goodwill and other asset impairments and allowances for doubtful accounts.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to the estimates in the fair value of acquisitions, estimates in assumptions used to calculate the fair value of certain liabilities and impairment assessments for investment in capitalized production costs, goodwill and long-lived assets. Actual results could differ materially from such estimates.

Due to COVID-19 and the uncertainty of the extent of the impacts related thereto, certain estimates and assumptions may require increased judgment. As events continue to evolve and additional information becomes available, these estimates may change in future periods. It is difficult to predict what the ongoing impact of the pandemic will be on future periods.

Statement of Comprehensive Income

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 220, Comprehensive Income, a statement of comprehensive income has not been included as the Company has no items of other comprehensive income. Comprehensive loss is the same as net loss for all periods presented.

Revenue Recognition

The Company’s revenues are primarily derived from the following sources: (i) celebrity talent services; (ii) content marketing services under multiyear master service agreements in exchange for fixed project-based fees; (iii) individual engagements for entertainment content marketing services for durations of generally between three and six months; (iv) strategic communications services; (v) engagements for marketing of special events such as food and wine festivals; (vi) engagement for marketing of brands; (vii) arranging strategic marketing agreements between brands and social media influencers and (viii) content productions of marketing materials on a project contract basis. For these revenue streams, we collect fees through either fixed fee monthly retainer agreements, fees based on a percentage of contracts or project-based fees. In addition, the Company also earns revenue from content production for digital marketing services, primarily by usage-based royalties for domestic sales. The Company recognizes revenue when our customer obtains control of promised goods or services, in an amount that reflects the consideration to which we expect to receive in exchange for those goods or services.

F-12

Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

To determine recognition, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue as or when we satisfy the performance obligation. We only apply the five-step model to contracts when it is probable that Dolphin will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, we assess the goods or services promised within each contract and determine those that are distinct performance obligations. We then assess whether we act as an agent or a principal for each identified performance obligation and include revenue within the transaction price for third-party costs when we determine that we act as principal. We typically do not capitalize costs to obtain a contract as these amounts would generally be recognized over a period of one year or less.

The majority of our fees are recognized over time as services are performed, and are generally recognized on a straight-line or monthly basis, as the services are consumed by our clients, which approximates the proportional performance on such contracts. We also enter into management agreements with a roster of social media influencers and are paid a percentage of the revenue earned by the social media influencer. Due to the short-term nature of these contracts, the performance obligation is typically completed and revenue is recognized at a point in time, typically the date of publication.

Principal vs. Agent

When a third-party is involved in the delivery of our services to the client, we assess whether or not we are acting as a principal or an agent in the arrangement. The assessment is based on whether we control the specified services at any time before they are transferred to the customer. We have determined that in our events and public relations businesses, we generally act as a principal as our agencies provide a significant service of integrating goods or services provided by third parties into the specified deliverable to our clients. In addition, we have determined that we are responsible for the performance of the third-party suppliers, which are combined with our own services, before transferring those services to the customer. We have also determined that we act as principal when providing creative services and media planning services, as we perform a significant integration service in these transactions. For performance obligations in which we act as principal, we record the gross amount billed to the customer within total revenue and the related incremental direct costs incurred as billable expenses.

When a third-party is involved in the production of an advertising campaign and for media buying services, we have determined that we act as the agent and are solely arranging for the third-party suppliers to provide services to the customer. Specifically, we do not control the specified services before transferring those services to the customer, we are not primarily responsible for the performance of the third-party services, nor can we redirect those services to fulfill any other contracts. We do not have inventory risk or discretion in establishing pricing in our contracts with customers. For performance obligations for which we act as the agent, we record our revenue as the net amount of our gross billings less amounts remitted to third parties. In these types of arrangements, the gross billings are recorded as other receivables in the consolidated balance sheets and the amounts remitted to third parties are recorded as “talent liability” within other current liabilities in the consolidated balance sheets.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash deposits at financial institutions. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Restricted Cash

Restricted cash represents amounts held by banking institutions as collateral for security deposits under leases for office space in New York City. For 2020 the amount also included a lease in Newton, Massachusetts that expired in March of 2021. As of December 31, 2021 and 2020 the Company had a balance of $541,883 and $714,096, respectively, in restricted cash.

F-13

Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

Accounts Receivables

The Company’s trade accounts receivable relate to its entertainment publicity and marketing business, and are recorded at their net realizable value, which is net of an allowance for doubtful accounts. The carrying amount of accounts receivable is reduced by an allowance for doubtful account that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all delinquent accounts receivable balances and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. When preparing these estimates, management considers a number of factors, including the age of the receivables, current economic conditions, historical losses and other information management obtains regarding the financial condition of customers. The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 days. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made.

Other receivables are gross amounts collected from third parties suppliers in transactions in which we act as an agent (refer to Revenue Recognition, “Principal vs. Agent” section).

Notes Receivable

The notes receivable held by the Company are convertible note receivables from Stanton South LLC (“Crafthouse Cocktails”) and JDDC Elemental LLC (“Midnight Theatre”) (the “Notes Receivable”). The Notes Receivable are recorded at their principal face amount plus accrued interest. Due to their short-term maturity and conversion terms (see Note 10), these have been recorded at the face value of the note and an allowance for credit losses has not been established.

Employee Receivable

The Company records receivables from employees separately on its consolidated balance sheets. During 2021, the Company made payments to Amanda Lundberg, the CEO of 42West, in the aggregate amount of $366,085. Subsequent to December 31, 2021, the Company made additional payments to Ms. Lundberg in the amount of $94,000. On March 23, 2022, the Company and Ms. Lundberg entered into a Secured Promissory Note (“Lundberg Note”) agreement that provides for additional payments in the amount of $16,000 monthly to be made to Ms. Lundberg. The Lundberg Note matures on December 31, 2027 and bears interest of 2% per annum that will accrue and be payable upon maturity of the Lundberg Note. The Lundberg Note also provides for note repayment to begin on March 31, 2025 through twelve equal consecutive quarterly installments. On the same date as the Lundberg Note and as security for the balance of the Lundberg Note, Ms. Lundberg and the Company entered into a Stock Pledge Agreement whereby Ms. Lundberg pledged common stock of the Company held by her as collateral for the Lundberg Note.

Other Current Assets and Other Long-Term Assets

Other current assets consist primarily of prepaid expenses, interest receivable, and other non-customer receivables. Other assets consist of equity method investments (see Note 11) and security deposits. From time to time, indemnification assets for certain acquisitions are recorded in Other assets; however there were no indemnification assets as of December 31, 2021 and 2020.

Capitalized Production Costs

Capitalized production costs include the costs of scripts for projects that have not been developed or produced. Capitalized productions costs are initially recorded at cost that is also deemed to be its fair value and reviewed at each balance sheet date for impairment. Whenever, the carrying amount is determined to be above the fair value, the capitalized production cost is impaired.

Investments and Strategic Arrangements

From time to time, the Company may participate in selected investment or strategic arrangements to expand its operations or customer base, including arrangements that combine the Company’s skills and resources with those of others to allow for the performance of particular projects.

F-14

Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

Management determines whether each business entity in which it has equity interests, debt, or other investments constitutes a variable interest entity (“VIE”) based on the nature and characteristics of such arrangements. If an investment arrangement is determined to be a VIE, then management determines if the Company is the VIE’s primary beneficiary by evaluating several factors, including the Company’s: (i) risks and responsibilities; (ii) ownership interests; (iii) decision making powers; and (iv) financial interests, among other factors. If management determines the Company is the primary beneficiary of a VIE, then it would be consolidated, and other parties’ interests in the VIE would be accounted for as non-controlling interests. The primary beneficiary consolidating the VIE must normally have both (i) the power to direct the primary activities of the VIE and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE, which, in either case, could be significant to the VIE. The Company has determined that it is the primary beneficiary of JB Believe, LLC, formed on December 4, 2012 in the State of Florida; as such it has included it in its consolidated financial statements as of and for the years ended December 31, 2021 and 2020 as a VIE. Refer to Note 19 for additional information on Variable Interest Entities.

The Company’s investments in entities for which it does not have a controlling interest and is not the primary beneficiary, but for which it has the ability to exert significant influence, are accounted for using the equity method of accounting. Under the equity method of accounting, the initial investment is recorded at cost and the investment is subsequently adjusted for its proportionate share of earnings or losses, including consideration of basis differences resulting from the difference between the initial carrying amount of the investment and the underlying equity in net assets. The equity method investments are recorded in other long-term assets in the consolidated balance sheets. Refer to Note 11 for additional information on Equity Method Investments.

Intangible Assets

In connection with the acquisitions of 42West, The Door, Viewpoint, Shore Fire, Be Social and B/HI, the Company acquired in aggregate an estimated $13.5 million of intangible assets with finite useful lives initially estimated to range from 3 to 13 years. The finite-lived intangible assets consist primarily of customer relationships, trade names and non-compete agreements.

Intangible assets are initially recorded at fair value and are amortized over their respective estimated useful lives (see table below) and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If a triggering event has occurred, an impairment analysis is required. The impairment test first requires a comparison of undiscounted future cash flows expected to be generated over the useful life of an asset to the carrying value of the asset. If the carrying value of the asset exceeds the undiscounted cash flows, the asset would not be deemed recoverable. Impairment would then be measured as the excess of the asset’s carrying value over its fair value. See Note 7 for further discussion.

The range of estimated useful lives to be used to calculate amortization for finite-lived intangibles are as follow:

Intangible Asset	Amortization Method	Amortization Period (Years)
Customer relationships	Accelerated Method	3 – 13
Trademarks and trade names	Straight-line	2 – 10
Non-compete agreements	Straight-line	2 – 3

Goodwill

Goodwill results from business combinations and is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible assets and other intangible assets acquired. The Company accounts for goodwill in accordance with FASB ASC No. 350, Intangibles—Goodwill and Other (“ASC 350”). Goodwill is not amortized; however, it is assessed for impairment at least annually, or more frequently if triggering events occur. The Company’s annual assessment is performed in the fourth quarter.

F-15

Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

For purposes of the annual assessment, management initially performs a qualitative assessment, which includes consideration of the economic, industry and market conditions in addition to our overall financial performance and the performance of these assets. If our qualitative assessment does not conclude that it is more likely than not that the estimated fair value of the reporting unit is greater than the carrying value, we perform a quantitative analysis. In a quantitative test, the fair value of a reporting unit is determined based on a discounted cash flow analysis. A discounted cash flow analysis requires us to make various assumptions, including assumptions about future cash flows, growth rates and discount rates. The assumptions about future cash flows and growth rates are based on our long-term projections. Assumptions used in our impairment testing are consistent with our internal forecasts and operating plans. If the fair value of the reporting unit exceeds its carrying amount, there is no impairment. If not, we recognize an impairment equal to the difference between the carrying amount of the reporting unit and its fair value, not to exceed the carrying amount of goodwill.

Property, Equipment and Leasehold Improvements

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. The range of estimated useful lives to be used to calculate depreciation and amortization for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period (Years)
Furniture and fixtures	5 - 7
Computers, office equipment and software	3 - 5
Leasehold improvements	5 - 8, not to exceed the lease terms

The Company periodically reviews and evaluates the recoverability of property, equipment and leasehold improvements. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue estimates. If appropriate and where deemed necessary, a reduction in the carrying amount is recorded. The Company has not had any material impairments of property, equipment and leasehold improvements.

Business Combinations

The Company accounts for business combinations under the acquisition method of accounting. Identifiable assets acquired, liabilities assumed and any noncontrolling interest in the acquiree are recognized and measured as of the acquisition date at fair value. Goodwill is recognized to the extent by which the aggregate of the acquisition-date fair value of the consideration transferred and any noncontrolling interest in the acquiree exceeds the recognized basis of the identifiable assets acquired, net of assumed liabilities. Determining the fair value of assets acquired, liabilities assumed and noncontrolling interest requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash flows, discount rates and asset lives among other items.

Contingent Consideration

The Company records contingent consideration as a result of certain acquisitions (see Note 6). The Company records the fair value of the contingent consideration liability in the condensed consolidated balance sheets under the caption “Contingent Consideration” and records changes to the liability against earnings or loss under the caption “Changes in fair value of contingent consideration” in the condensed consolidated statements of operations.

Put Rights

In connection with the 42West acquisition in 2017, the Company entered into put right agreements, pursuant to which it granted put rights to the sellers and certain 42West employees. The Company records the fair value of the liability in the consolidated balance sheets under the caption “Put rights” and records changes to the liability against earnings or loss as part of operating expenses under the caption “Changes in fair value of put rights” in the consolidated statements of operations.

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Acquisition Costs

Direct costs related to business combinations are expensed as incurred and included as Acquisition costs in the consolidated statements of operations. These costs include all internal and external costs directly related to acquisitions, consisting primarily of legal, consulting, accounting, advisory and financing fees.

Convertible Debt and Convertible Preferred Stock

On January 1, 2021, the Company adopted Accounting Standards Update (“ASU”) 2020-06 that simplifies the accounting for convertible instruments. ASU 2020-06 (i) reduced the number of accounting models for convertible instruments, by eliminating the models that require separation of cash conversion or beneficial conversion features from the host and (ii) revised derivative scope exception and (iii) provided targeted improvements for EPS. The adoption of ASU 2020-06 did not have a material impact on the Company’s outstanding convertible debt instruments as of January 1, 2021.

When the Company issues convertible debt or convertible preferred stock, it evaluates the balance sheet classification to determine whether the instrument should be classified either as debt or equity, and whether the conversion feature should be accounted for separately from the host instrument. A conversion feature of a convertible debt instrument or certain convertible preferred stock would be separated from the convertible instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of an “embedded derivative” in ASC 815, Derivatives and Hedging. Generally, characteristics that require derivative treatment include, among others, when the conversion feature is not indexed to the Company’s equity, as defined in ASC 815-40, or when it must be settled either in cash or by issuing stock that is readily convertible to cash. When a conversion feature meets the definition of an embedded derivative, it would be separated from the host instrument and classified as a derivative liability carried on the consolidated balance sheet at fair value, with any changes in its fair value recognized currently in the consolidated statements of operations.

Fair Value Option (“FVO”) Election

The Company accounts for certain convertible notes issued during the year ended December 31, 2021 under the fair value option election of ASC 825, Financial Instruments (“ASC 825”) as discussed below.

The convertible notes accounted for under the FVO election are each debt host financial instruments containing embedded features which would otherwise be required to be bifurcated from the debt-host and recognized as separate derivative liabilities subject to initial and subsequent periodic estimated fair value measurements under ASC 815. Notwithstanding, ASC 825-10-15-4 provides for the “fair value option” (“FVO”) election, to the extent not otherwise prohibited by ASC 825-10-15-5, to be afforded to financial instruments, wherein bifurcation of an embedded derivative is not necessary, and the financial instrument is initially measured at its issue-date estimated fair value and then subsequently remeasured at estimated fair value on a recurring basis at each reporting period date.

The estimated fair value adjustment, as required by ASC 825-10-45-5, is recognized as a component of other comprehensive income (“OCI”) with respect to the portion of the fair value adjustment attributed to a change in the instrument-specific credit risk, with the remaining amount of the fair value adjustment recognized as other income (expense) in the accompanying consolidated statement of operations. With respect to the above notes, as provided for by ASC 825-10-50-30(b), the estimated fair value adjustment is presented in a respective single line item within other income (expense) in the accompanying consolidated statements of operations, since the change in fair value of the convertible notes payable was not attributable to instrument specific credit risk.

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Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

Warrants

When the Company issues warrants, it evaluates the proper balance sheet classification of the warrant to determine whether the warrant should be classified as equity or as a derivative liability on the consolidated balance sheets. In accordance with ASC 815-40, Derivatives and Hedging-Contracts in the Entity’s Own Equity (ASC 815-40), the Company classifies a warrant as equity so long as it is “indexed to the Company’s equity” and several specific conditions for equity classification are met. A warrant is not considered indexed to the Company’s equity, in general, when it contains certain types of exercise contingencies or adjustments to exercise price. If a warrant is not indexed to the Company’s equity or it has net cash settlement that results in the warrants to be accounted for under ASC 480, Distinguishing Liabilities from Equity, or ASC 815-40, it is classified as a derivative liability which is carried on the consolidated balance sheet at fair value with any changes in its fair value recognized currently in the statement of operations. As of December 31, 2021 and 2020, the Company had warrants that were classified as liabilities and as of December 31, 2020, the Company also had warrants that were classified as equity.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. Observable inputs are based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s own assumptions based on the best information available in the circumstances.

The fair value hierarchy prioritizes the inputs used to measure fair value into three broad levels, defined as follows:

Level 1	—	Inputs are quoted prices in active markets for identical assets or liabilities as of the reporting date.
Level 2	—	Inputs other than quoted prices included within Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.
Level 3	—	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs. Unobservable inputs for the asset or liability that reflect management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability as of the reporting date.

To account for the acquisitions of 42West, The Door, Viewpoint, Shore Fire, Be Social and B/HI, the Company made a number of fair value measurements related to the different forms of consideration paid and of the identified assets acquired and liabilities assumed. In addition, the Company makes fair value measurements of its Contingent Consideration. See Notes 6 and 17 for further discussion and disclosures.

Right-of-Use Asset and Lease Liability

The Company accounts for leases under ASC-842. The Company reviews all agreements to determine if a leasing arrangement exists. The Company determines if an arrangement is a lease at the lease commencement date. In addition to the Company’s lease agreements, the Company reviews all material new vendor arrangements for potential embedded lease obligations. The asset balance related to operating leases is presented within “right-of-use (ROU) asset” on the Company’s consolidated balance sheet. The current and noncurrent balances related to operating leases are presented as “Lease liability,” in their respective classifications, on the Company’s consolidated balance sheet.

The lease liability is recognized based on the present value of the remaining fixed lease payments discounted using the Company’s incremental borrowing rate on the date of the lease. The ROU asset is calculated based on the lease liability adjusted for any lease payments paid to the lessor at or before the commencement date (i.e. prepaid rent) and initial direct costs incurred by the Company and excluding any lease incentives received from the Lessor. For operating leases, the lease expense is recognized on a straight-line basis over the lease term. The Company accounts for its lease and non-lease components as a single component, and therefore both are included in the calculation of lease liability recognized on the consolidated balance sheets.

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Income Taxes

Deferred taxes are recognized for the future tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using tax rates in effect for the years in which the differences are expected to reverse. The effects of changes in tax laws on deferred tax balances are recognized in the period the new legislation in enacted. Valuation allowances are recognized to reduce deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income. We calculate our current and deferred tax position based on estimates and assumptions that could differ from the actual results reflected in income tax returns filed in subsequent years. Adjustments based on filed returns are recorded when identified.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income (loss) attributable to the shareholders of Common Stock (the numerator) by the weighted-average number of shares of Common Stock outstanding (the denominator) for the period.

Diluted earnings (loss) per share equals net income (loss) available to common stock stockholders divided by the weighted-average number of common shares outstanding, plus any additional common shares that would have been outstanding if potentially dilutive shares had been issued. Diluted earnings (loss) per share reflects the potential dilution that would occur if certain potentially dilutive instruments were exercised. The potential issuance of common stock is assumed to occur at the beginning of the year (or at the time of issuance of the potentially dilutive instrument, if later), under the if-converted method. Incremental shares are also included using the treasury stock method. The proceeds utilized in applying the treasury stock method consist of the amount, if any, to be paid upon exercise. These proceeds are then assumed to be used to purchase common stock at the average market price of the Company’s common stock during the period. The incremental shares (difference between the shares assumed to be issued and the shares assumed to be purchased), to the extent they would have been dilutive, are included in the denominator of the diluted earnings per share calculation. Potentially dilutive instruments are not included in the computation of diluted loss per share because their inclusion is anti-dilutive.

Going Concern

In accordance with ASC Subtopic 205-40, Going Concern, management evaluates whether relevant conditions and events that, when considered in the aggregate, indicate that it is probable the Company will be unable to meet its obligations as they become due within one year after the date that the financial statements are available to be issued. When relevant conditions or events, considered in the aggregate, initially indicate that it is probable that the Company will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (and therefore they raise substantial doubt about the Company’s ability to continue as a going concern), management evaluates whether its plans that are intended to mitigate those conditions and events, when implemented, will alleviate substantial doubt about the Company’s ability to continue as a going concern. Management’s plans are considered only to the extent that 1) it is probable that the plans will be effectively implemented and 2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern.

As of the date of this Annual Report on Form 10-K, the Company’s management has concluded it has the ability to continue as a going concern.

Concentration of Risk

The Company maintains its cash and cash equivalents with financial institutions, which at times, may exceed federally insured limits. The Company has not incurred any losses on these accounts.

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Reclassifications

Certain prior year amounts have been reclassified to conform with current year presentation. These changes did not affect any effect on net loss, stockholders’ equity, the statement of operations or the net change in cash, cash equivalents and restricted cash in the statements of cash flows.

Recent Accounting Pronouncements

Accounting guidance adopted in fiscal year 2021

In August 2020, the Financial Accounting Standards Board (“FASB”) issued ASU 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity's Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. The guidance simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company adopted this new guidance on January 1, 2021 using the modified retrospective approach without a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income taxes (Topic 740): Simplifying the Accounting for Income Taxes.” to simplify the accounting for income taxes by removing certain exceptions and amending certain exceptions related to the approach for intraperiod tax allocations, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. This ASU also clarifies and simplifies other aspects of the accounting for income taxes. This amended guidance was effective for the Company beginning January 1, 2021. The Company adopted this new guidance on January 1, 2021 without a material impact on its consolidated financial statements.

Accounting guidance not yet adopted

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”, to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency related to recognition of an acquired contract liability and payment terms and their effect on subsequent revenue recognized by the acquirer. The guidance is effective for annual reporting periods beginning after December 15, 2022, including interim periods within that reporting period. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements in connection with any future business combinations.

In June 2016, the FASB issued new guidance on measurement of credit losses (ASU 2016-13, “Measurement of Credit Losses on Financial Instruments”) with subsequent amendments issued in November 2018 (ASU 2018-19) and April 2019 (ASU 2019-04). This update changes the accounting for credit losses on loans and held-to-maturity debt securities and requires a current expected credit loss (CECL) approach to determine the allowance for credit losses. It is applicable to trade accounts receivable. The guidance is effective for fiscal years beginning after December 15, 2022 with a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Early adoption is permitted. The Company is in the process of evaluating the impact of the adoption of ASU 2016-13 on the Company's consolidated financial statements and disclosures.

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NOTE 3 – PRIOR INTERIM PERIOD RESTATEMENT AND REVISION

Restatement and Revision of previously issued financial statements – Change in Fair Value of Contingent Consideration

During the preparation of the consolidated financial statements as of and for the year ended December 31, 2021, the Company determined that it incorrectly classified the change in fair value of contingent consideration as part of non-operating expenses instead of as part of income (loss) from operations.

In accordance with SAB No. 99, “Materiality,” and SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company determined that the unaudited interim condensed consolidated financial statements for the quarterly and year-to-date periods ended September 30, 2021 were materially misstated and should be restated. In addition, the Company determined that no other previously issued annual or interim financial statements were materially misstated but the unaudited interim condensed consolidated financial statements for the quarter and year-to-date periods ended March 31, 2021 and June 30, 2021 should be revised. In addition, the segment information disclosed in the Segment Reporting footnote has been restated and revised for these periods. The restated and revised unaudited interim consolidated financial statements are included in Note 4 to the consolidated financial statements. The amounts and disclosures included in this Annual Report have been revised to reflect the corrected presentation.

Revision of previously issued financial statements – Net Operating Losses and Valuation Allowance

During the preparation of the consolidated financial statements as of and for the year ended December 31, 2021, the Company identified an immaterial error related to its accounting for income taxes. Specifically, as of December 31, 2020, the Company used a blended state rate to calculate the state net operating losses deferred tax asset instead of the rate specific to each jurisdiction as required by ASC 740 Income Taxes. The Company revised the tax rate used to calculate the state net operating loss deferred tax asset as of December 31, 2020, which resulted in a $1,794,481 decrease in the net operating losses and credits balance from $15,078,531 to $13,284,050 with a corresponding decrease in the valuation allowance from $(19,107,000) to $(17,312,519). As the Company has a full valuation allowance on all of its deferred tax assets, this revision had no material impact on the consolidated balance sheet as of December 31, 2020 and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the year then ended.

NOTE 4 – UNAUDITED QUARTERLY FINANCIAL DATA

As discussed in Note 3, the Company determined that its unaudited interim condensed consolidated financial statements for the quarterly and year-to-date period ended September 30, 2021 were materially misstated and should be restated and that the unaudited interim condensed consolidated financial statements for the quarterly and year-to-date periods ended March 31, 2021 and June 30, 2021 were not materially misstated but should be revised.

The tables below set forth the impact of the restatements and revisions on the Company's unaudited interim condensed consolidated financial statements. The error had no impact on the Company’s condensed consolidated balance sheets, consolidated statements of changes in stockholders’ equity and condensed consolidated statements of cash flows for these periods.

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Restatement

Three and Nine Months Ended September 30, 2021 (Unaudited, As Restated)

	For the three months ended September 30, 2021			For the nine months ended September 30, 2021
	As Reported	Restatement Adjustment	As Restated	As Reported	Restatement Adjustment	As Restated

Revenues:
Entertainment publicity and marketing	$9,399,432	—	$9,399,432	$25,219,793	—	$25,219,793
Content production	—	—	—	—	—	—
Total revenues	9,399,432	—	9,399,432	25,219,793	—	25,219,793

Operating expenses:
Direct costs	991,708	—	991,708	2,578,295	—	2,578,295
Payroll and benefits	5,875,755	—	5,875,755	16,770,091	—	16,770,091
Selling, general and administrative	1,519,812	—	1,519,812	4,234,309	—	4,234,309
Depreciation and amortization	475,207	—	475,207	1,436,189	—	1,436,189
Change in fair value of contingent consideration	—	1,110,000	1,110,000	—	1,310,000	1,310,000
Legal and professional	498,661	—	498,661	1,301,267	—	1,301,267
Total expenses	9,361,143	1,110,000	10,471,143	26,320,151	1,310,000	27,630,151

Income (loss) from operations	38,289	(1,110,000)	(1,071,711)	(1,100,358)	(1,310,000)	(2,410,358))

Other income (expenses):
Gain on extinguishment of debt, net	1,733,400	—	1,733,400	2,689,010	—	2,689,010
Loss on disposal of fixed assets	—	—	—	(48,461)	—	(48,461)
Change in fair value of convertible notes and derivative liabilities	(223,923)	—	(223,923)	(826,398)	—	(826,398)
Change in fair value of warrants	(55,000)	—	(55,000)	(2,552,877)	—	(2,552,877)
Change in fair value of put rights	—	—	—	(71,106)	—	(71,106)
Change in fair value of contingent consideration	(1,110,000)	1,110,000	—	(1,310,000)	1,310,000	—
Acquisition costs	—	—	—	(22,907)	—	(22,907)
Interest expense and debt amortization	(241,115)	—	(241,115)	(576,146)	—	(576,146)
Total other income (expense), net	103,362	1,110,000	1,213,362	(2,718,885)	1,310,000	(1,408,885)

Income (loss) before income taxes	141,651	—	141,651	(3,819,243)	—	(3,819,243)

Income tax benefit	—	—	—	38,851	—	38,851

Net income (loss)	$141,651	—	$141,651	$(3,780,392)	—	$(3,780,392)

Earnings (loss) per share:
Basic	$0.02	—	$0.02	$(0.50)	—	$(0.50)
Diluted	$0.02	—	$0.02	$(0.50)	—	$(0.50)

Weighted average number of shares outstanding:
Basic	7,740,085	—	7,740,085	7,551,974	—	7,551,974
Diluted	7,740,085	—	7,740,085	7,551,974	—	7,551,974

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SEGMENT INFORMATION
	For the three months ended September 30, 2021			For the nine months ended September 30, 2021
	As Reported	Restatement Adjustment	As Restated	As Reported	Restatement Adjustment	As Restated

Revenues:
EPM	$9,399,432	—	$9,399,432	$25,219,793	—	$25,219,793
CPD	—	—	—	—	—	—
Total	9,399,432	—	9,399,432	25,219,793	—	25,219,793

Segment Operating Income (Loss):
EPM	1,617,658	(1,110,000)	507,658	1,820,984	(1,310,000)	510,984
CPD	(1,579,369)	—	(1,579,369)	(2,921,342)	—	(2,921,342)
Total operating income (loss)	38,289	(1,110,000)	(1,017,711)	(1,100,358)	(1,310,000)	(2,410,358)
Interest expense	(241,115)	—	(241,115)	(576,146)	—	(576,146)
Other income, net	344,477	1,110,000	1,454,477	(2,142,739)	1,310,000	(832,739)
Income (Loss) before income taxes	141,651	—	141,651	(3,819,243)	—	(3,819,243)

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Revision

Three and Six Months Ended June 30, 2021 (Unaudited, As Revised)

	For the three months ended June 30, 2021			For the six months ended June 30, 2021
	As Reported	Revision Adjustment	As Revised	As Reported	Revision Adjustment	As Revised

Revenues:
Entertainment publicity and marketing	$8,643,244	—	$8,643,244	$15,820,362	—	$15,820,362
Content production	—	—	—	—	—	—
Total revenues	8,643,244	—	8,643,244	15,820,362	—	15,820,362

Operating expenses (income):
Direct costs	833,511	—	833,511	1,583,931	—	1,583,931
Payroll and benefits	5,622,468	—	5,622,468	10,892,831	—	10,892,831
Selling, general and administrative	1,194,704	—	1,194,704	2,718,659	—	2,718,659
Depreciation and amortization	478,270	—	478,270	960,982	—	960,982
Change in fair value of contingent consideration	—	(165,000)	(165,000)	—	200,000	200,000
Legal and professional	457,998	—	457,998	802,606	—	802,606
Total expenses	8,586,951	(165,000)	8,421,951	16,959,009	200,000	17,159,008

Income (loss) from operations	56,293	165,000	221,293	(1,138,647)	(200,000)	(1,338,647)

Other income (expenses):
Gain on extinguishment of debt	1,012,973	—	1,012,973	955,610	—	955,610
Loss on disposal of fixed assets	(48,461)	—	(48,461)	(48,461)	—	(48,461)
Loss on the deconsolidation of Max Steel VIE	—	—	—	—	—	—
Change in fair value of convertible notes and derivative liabilities	268,974	—	268,974	(602,475)	—	(602,475)
Change in fair value of warrants	65,000	—	65,000	(2,497,877)	—	(2,497,877)
Change in fair value of put rights	—	—	—	(71,106)	—	(71,106)
Change in fair value of contingent consideration	165,000	(165,000)	—	(200,000)	200,000	—
Acquisition costs	—	—	—	(22,907)	—	(22,907)
Interest expense and debt amortization	(169,837)	—	(169,837)	(335,031)	—	(335,031)
Total other income (expense), net	1,293,649	(165,000)	1,128,649	(2,822,247)	200,000	(2,622,247)

Income (loss) before income taxes	1,349,942	—	1,349,942	(3,960,894)	—	(3,960,894)

Income tax benefit	—	—	—	38,851	—	38,851

Net income (loss)	$1,349,942	—	$1,349,942	$(3,922,043)	—	$(3,922,043)

Earnings (loss) per share:
Basic	$0.17	—	$0.17	$(0.53)	—	$(0.53)
Diluted	$0.13	—	$0.13	$(0.53)	—	$(0.53)

Weighted average number of shares outstanding:
Basic	7,664,000	—	7,664,000	7,456,360	—	7,456,360
Diluted	7,913,396	—	7,913,396	7,456,360	—	7,456,360

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SEGMENT INFORMATION
	For the three months ended June 30, 2021			For the six months ended June 30, 2021
	As Reported	Revision Adjustment	As Revised	As Reported	Revision Adjustment	As Revised

Revenues:
EPM	$8,643,244	—	$8,643,244	$15,820,362	—	$15,820,362
CPD	—	—	—	—	—	—
Total	8,643,244	—	8,643,244	15,820,362	—	15,820,362

Segment Operating Income (Loss):
EPM	1,391,171	165,000	1,556,171	602,295	(200,000)	402,295
CPD	(1,334,878)	—	(1,334,878)	(1,740,942)	—	(1,740,942)
Total operating income (loss)	56,293	165,000	221,293	(1,138,647)	(200,000)	(1,338,647)
Interest expense	(169,837)	—	(169,837)	(335,031)	—	(335,031)
Other income (expense), net	1,463,486	(165,000)	1,298,486	(2,487,216)	200,000	(2,287,216)
Income (Loss) before income taxes	1,349,942	—	1,349,942	(3,960,894)	—	(3,960,894)

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Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

Three Months Ended March 31, 2021 (Unaudited, As Revised)

	For the three months ended March 31, 2021
	As Reported	Revision Adjustment	As Revised

Revenues:
Entertainment publicity and marketing	$7,177,117	—	$7,177,117
Content production	—	—	—
Total revenues	7,177,117	—	7,177,117

Operating expenses:
Direct costs	829,151	—	829,151
Payroll and benefits	5,233,116	—	5,233,116
Selling, general and administrative	1,482,471	—	1,482,471
Depreciation and amortization	482,712	—	482,712
Change in fair value of contingent consideration	—	365,000	365,000
Legal and professional	344,607	—	344,607
Total expenses	8,372,057	365,000	8,737,057

Loss from operations	(1,194,940)	(365,000)	(1,559,940)

Other expenses:
Loss on extinguishment of debt, net	(57,363)	—	(57,363)
Change in fair value of convertible notes and derivative liabilities	(871,449)	—	(871,449)
Change in fair value of warrants	(2,562,877)	—	(2,562,877)
Change in fair value of put rights	(71,106)	—	(71,106)
Change in fair value of contingent consideration	(365,000)	365,000	—
Acquisition costs	(22,907)	—	(22,907)
Interest expense and debt amortization	(165,194)	—	(165,194)
Total other expense, net	(4,115,896)	365,000	(3,750,896)

Loss before income taxes	(5,310,836)	—	(5,310,836)

Income tax benefit	38,851	—	38,851

Net loss	$(5,271,985)	—	$(5,271,985)

Loss per share:
Basic	$(0.73)	—	$(0.73)
Diluted	$(0.73)	—	$(0.73)

Weighted average number of shares outstanding:
Basic	7,267,297	—	7,267,297
Diluted	7,267,297	—	7,267,297

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SEGMENT INFORMATION
	For the three months ended March 31, 2021
	As Reported	Revision Adjustment	As Revised

Revenues:
EPM	$7,177,117	—	$7,177,117
CPD	—	—	—
Total	$7,177,117	—	$7,177,117

Segment Operating Loss:
EPM	$(390,067)	(365,000)	$(755,067)
CPD	(804,873)	—	(804,873)
Total operating loss	(1,194,940)	(365,000)	(1,559,940)
Interest expense	(165,194)	—	(165,194)
Other expenses, net	(3,950,702)	365,000	(3,585,702)
Loss before income taxes	$(5,310,836)	—	$(5,310,836)

NOTE 5 – REVENUE

Disaggregation of Revenue

The Company’s principal geographic markets are within the U.S. The following is a description of the principal activities, by reportable segment, from which we generate revenue. For more detailed information about reportable segments, see Note 24.

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Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

Entertainment Publicity and Marketing

The Entertainment Publicity and Marketing (“EPM”) segment generates revenue from diversified marketing services, including public relations, entertainment and hospitality content marketing, strategic marketing consulting and content production of marketing materials. Within the EPM segment, we typically identify one performance obligation, the delivery of professional publicity services, in which we typically act as the principal. Fees are generally recognized on a straight-line or monthly basis, as the services are consumed by our clients, which approximates the proportional performance on such contracts.

We also enter into management agreements with a roster of social media influencers and are paid a percentage of the revenue earned by the social media influencer. Due to the short-term nature of these contracts, the performance obligation is typically completed and revenue is recognized at a point in time, typically the date of publication.

Content Production

The Content Production (“CPD”) segment generates revenue from the production of original motion pictures and other digital content production. In the CPD segment, we typically identify performance obligations depending on the type of service, which we generally act as the principal. Revenue from motion pictures is recognized upon transfer of control of the licensing rights of the motion picture or web series to the customer. For minimum guarantee licensing arrangements, the amount related to each performance obligation is recognized when the content is delivered, and the window for exploitation right in that territory has begun, which is the point in time at which the customer is able to begin to use and benefit from the content. For sales or usage-based royalty income, revenue is recognized starting at the exhibition date and is based on the Company’s participation in the box office receipts of the theatrical exhibitor and the performance of the motion picture.

The revenues recorded by the EPM and CPD segments is detailed below:

	December 31,
	2021	2020
Entertainment publicity and marketing	$35,705,305	$23,946,680
Content production	21,894	107,800
Total Revenues	$35,727,199	$24,054,480

Contract Balances

Contract assets are comprised of services provided for which consideration has not been received and are transferred to accounts receivable when the right to payment becomes unconditional. Contract assets are presented within other current assets in the consolidated balance sheets.

Contract liabilities are recorded when the Company receives advance payments from customers for public relations projects or as deposits for promotional or brand-support video projects. Once the work is performed or the projects are delivered to the customer, the contract liabilities are deemed earned and recorded as revenue. Advance payments received are generally for short duration and are recognized once the performance obligation of the contract is met.

The opening and closing balances of our contract asset and liability balances from contracts with customers as of December 31, 2021 and 2020 were as follows:

	Contracts Assets	Contracts Liabilities
Balance as of December 31, 2020	$—	$389,492
Balance as of December 31, 2021	62,500	406,373
Change	$62,500	$16,881

As of December 31, 2021, we had approximately $406,373 of unsatisfied performance obligations, which are expected to be recognized in the next twelve months.

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Revenues for the years ended December 31, 2021 and 2020, include the following:

	December 31,
	2021	2020
Amounts included in the beginning of year contract liability balance	$389,492	$309,880

NOTE 6 —ACQUISITIONS

B/HI Communications, Inc.

Effective January 1, 2021, the Company acquired all of the issued and outstanding shares of B/HI, a California corporation (the “B/HI Purchase”) pursuant to a share purchase agreement (the “B/HI Share Purchase Agreement”) between the Company and Dean G. Bender and Janice L. Bender, as co-trustees of the Bender Family Trust dated May 6, 2013 (collectively, the “B/HI Sellers). B/HI is an entertainment public relations agency that specializes in corporate and product communications programs for interactive gaming, e-sports, entertainment content and consumer product organizations.

The total consideration paid to the B/HI Seller in respect to the B/HI Purchase is $0.8 million of shares of common stock based on a 30-day trailing trading average closing price immediately prior to, but not including, the applicable payment date adjusted for working capital, cash targets and the B/HI indebtedness as defined in the B/HI Share Purchase Agreement. During 2021, subsequent to the initial measurement, the B/HI Seller achieved certain financial performance targets pursuant to the B/HI Purchase Agreement and has earned an additional $1.2 million of which 50% will be paid in cash and 50% will be paid in common stock during the second quarter of 2022. The common stock that will be issued as part of the consideration has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Acquisition related costs for the B/HI purchase amounted to $22,907 and are included in acquisition costs in the consolidated statement of operations. The consolidated statement of operations includes revenues from B/HI amounting to $3.5 million for the year ended December 31, 2021.

The following table summarizes the fair value of the consideration transferred:

Payments made to settle final indebtedness, net of minimum operating cash as defined in the B/HI Share Purchase Agreement	$575,856
Working capital adjustment	192,986
Fair value of common stock issued to the B/HI Sellers	36,715
Fair value of the consideration transferred	$805,557

As a condition to the B/HI Purchase, Dean Bender, one of the sellers and Shawna Lynch, a key employee of B/HI entered into employment agreements with the Company to continue as employees after the closing of the B/HI Purchase. Mr. Bender’s agreement is for a period of two years through December 31, 2022 and he will serve as Co-President of B/HI during that term. Ms. Lynch’s agreement is for a period of four years and may be renewed on the same terms for two successive two-year terms. Ms. Lynch will serve as Co-President of B/HI during the term of her agreement.

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The following table summarizes the fair values of the assets acquired and liabilities assumed by the B/HI Purchase. Amounts in the table are estimates that may change, as described below.

	January 1, 2021 (As initially reported)	Measurement Period Adjustments	December 31, 2021 (As adjusted)
Cash	$65,465	$—	$65,465
Accounts receivable	154,162	—	154,162
Other current assets	15,262	—	15,262
Property, equipment and leasehold improvements	24,639	—	24,639
Right-of-use asset	1,044,864	—	1,044,864
Other assets	23,617	—	23,617
Intangibles	270,000	—	270,000
Total identifiable assets acquired	1,598,009	—	1,598,009

Accrued payable	(104,724)	—	(104,724)
Accrued expenses and other current liabilities	(259,936)	—	(259,936)
Lease liability	(1,044,864)	—	(1,044,864)
Deferred revenue	(56,994)	—	(56,994)
Line of credit	(456,527)	—	(456,527)
Deferred tax liability	(38,851)	—	(38,851)
Loans payable	(75,550)	—	(75,550)
Total liabilities assumed	(2,037,446)	—	(2,037,446)
Net identifiable liabilities acquired	(439,437)		(439,437)
Goodwill	470,595	5,557	476,152
Net assets acquired	$31,158	$5,557	$36,715

Due to the characteristics of the industry and services Dolphin provides, the acquisitions typically do not have significant amounts of tangible assets since the principal assets acquired are client relationships, talent and trade names. As a result, a substantial portion of the purchase price is primarily allocated to intangibles assets and goodwill. B/HI provided an additional customer vertical in which Dolphin did not have a presence and was interested in expanding. Goodwill resulting from the B/HI acquisition is not deductible for tax purposes.

Intangible assets acquired in the B/HI acquisition amounted to:

•	Customer relationships: $160,000. Customer relationships intangible was valued using the multi-period excess earnings method, which was based on the estimate of future revenues and net income attributable to the existing customers, as well as any expected increases from existing customers and potential loss of customer relationships. The historical and estimated customer rate utilized was 60% and the assigned useful life for this asset was 5 years representing the period we expect to benefit from the asset.
•	Trade name: $50,000. Trade name refers to the B/HI brand, which is well recognized in the market. The fair value for the trade name was determined using the relief-from-royalty method, which is based on the Company’s expected revenues and a royalty rate estimated using comparable industry and market data. As a result of the acquisition, the Company determined it was appropriate to assign a finite useful life of 3 years to the trade name. The Company decided that a finite life would be more appropriate, providing better matching of the amortization expense during the period of expected benefits.
•	Non-compete agreements: $60,000. The Company entered into non-competition agreements with key executives at B/HI. The fair value of this intangible was valued using the “with and without” method, which estimated the value of an asset based on the difference in the value of the business’s cash flows “with” and “without” that asset. The Company assigned a useful of 5 years for this intangible which matches the contractual term of the non-compete agreement.
•	The weighted-average useful life of the intangible assets acquired was 4.63 years.

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Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

Be Social Public Relations, LLC

On August 17, 2020, (the “Be Social Closing Date”), the Company acquired all of the issued and outstanding membership interest of Be Social, a California corporation (the “Be Social Purchase”), pursuant to a membership interest purchase agreement (the “Be Social Share Purchase Agreement”) dated on the Be Social Closing Date, between the Company and Be Social seller. Be Social is a brand and influencer marketing and public relations agency, offering talent management and brand services publicity in the social media and marketing sectors.

The total consideration paid to the Be Social seller in respect of the Be Social Purchase is $2.2 million as follows: (i) $1,500,000 in cash on the Be Social Closing date (adjusted for Be Social’s indebtedness, working capital and cash targets); (ii) $314,581 in shares of common stock at a price of $4.50 per share (69,907 shares) issued to the seller on the Be Social Closing Date, (iii) an additional 103,245 shares of common stock issued on January 4, 2021 at a price of $3.39 per share, and (iv) up to an additional $800,000 of contingent consideration, 62.5% that will be paid in cash and 37.5% in shares of common stock, upon the achievement of specified financial performance targets over the two-year period of fiscal years 2022 and 2023. The Be Social Share Purchase Agreement contains customary representations, warranties, and covenants of the parties thereto. The common stock issued as part of the consideration has not been registered under the Securities Act of 1933, as amended.

As a condition to the Be Social Purchase, the seller entered into an employment agreement with the Company to continue as an employee after the closing of the Be Social Purchase. The seller’s employment agreement is through December 31, 2023 and the contract defines base compensation and contains provisions for termination including as a result of death or disability and entitles the employee to vacations and to participate in all employee benefit plans offered by the Company. Pursuant to the Be Social Share Purchase Agreement, the seller is entitled to an additional payment of $304,169 if the Be Social PPP Loan was forgiven subsequent to the Be Social Closing Date. In October 2021, the Be Social PPP Loan was forgiven and the amount due to the seller was included in other current liabilities.

The fair value of the consideration transferred totaled $2,226,930, which consisted of the following:

Common Stock issued at closing (69,907 shares)	$314,581
Cash Consideration paid at closing	1,500,000
Common Stock issued on January 4, 2021(103,245 shares)	350,000
Contingent Consideration	145,000
Working capital adjustment during measurement period	(82,651)
consideration transferred totaled	$2,226,930

The fair value of the 69,907 shares of common stock issued on the Be Social Closing Date was determined based on the closing market price of the Company’s common stock on the Be Social Closing Date of $4.50 per share and the fair value of the common stock issued on January 4, 2021 was determined based on the closing market price of the Company’s common stock on that date of $3.39 per share.

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The following table summarizes the fair values of the assets acquired and liabilities assumed at the Be Social Closing Date, along with measurement period adjustments recorded.

	August 17, 2020 (As initially reported)	Measurement Period Adjustments	December 31, 2020 (As adjusted)
Cash	$451,354	$—	$451,354
Accounts receivable	884,423	(35,448)	848,975
Other current assets	16,506	—	16,506
Property, equipment and leasehold improvements	56,610	—	56,610
Deposits	63,079	—	63,079
Intangible assets	750,000	—	750,000
Total identifiable assets acquired	2,221,972	(35,448)	2,186,524

Accrued expenses	(94,702)	—	(94,702)
Accounts payable	(12,004)	—	(12,004)
Deferred tax liability	(182,487)	—	(182,487)
Talent liability	(842,317)	24,328	(817,989)
Deferred revenue	(20,622)	—	(20,622)
Other current liability	(90,586)	90,586	—
Paycheck Protection Program loan	(304,169)	—	(304,169)
Total liabilities assumed	(1,546,887)	114,914	(1,431,973)
Net identifiable assets acquired	675,085	79,466	754,551
Goodwill	1,634,496	(162,117)	1,472,379
Net assets acquired	$2,309,581	$(82,651)	$2,226,930

The above estimated fair values of assets acquired and liabilities assumed are based on the information that was available as of the acquisition date to estimate the fair value of assets acquired and liabilities assumed. As of August 17, 2020, the Company recorded the identifiable net assets acquired of $675,085 as shown in the table above in its consolidated balance sheet. During the period between August 17, 2020 and December 31, 2020, the Company’s measurement period adjustments of $79,466 were made and, accordingly, the Company recognized these adjustments in its December 31, 2020 consolidated balance sheet to reflect the adjusted identifiable net assets acquired of $754,551 as shown in the table above.

The following is a reconciliation of the initially reported fair value to the adjusted fair value of goodwill:

Goodwill originally reported August 17, 2020	$1,634,496
Changes to estimated fair values:
Other current liabilities	(90,586)
Talent liability	(24,328)
Accounts receivable	35,448
Change in Goodwill	(82,651)
Goodwill December 31, 2020	$1,472,379

Due to the characteristics of the industry and services Dolphin provides, the acquisitions typically do not have significant amounts of tangible assets since the principal assets acquired are client relationships, talent and trade names. As a result, a substantial portion of the purchase price is primarily allocated to intangible assets and goodwill. Be Social provided social media marketing expertise within our subsidiaries, which we did not have before and was interested in expanding. Goodwill resulting from the Be Social acquisition is not deductible for tax purposes.

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Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

Unaudited Pro Forma Consolidated Statements of Operations

The following presents the pro forma consolidated operations as if B/HI and Be Social had been acquired on January 1, 2020:

2020
Revenues	$27,377,485
Net loss	(2,563,735)

The pro forma amounts for 2020 have been calculated after applying the Company’s accounting policies and adjusting the results of the acquisitions to reflect (a) the amortization that would have been charged, assuming the intangible assets resulting from the acquisitions had been recorded on January 1, 2020 and (b) to exclude $115,949 of acquisition costs that were expensed by the Company for the year ended December 31, 2020.

The impact of the acquisition of Be Social and B/HI on the Company’s actual results for periods following the acquisitions may differ significantly from that reflected in this unaudited pro forma information for a number of reasons. As a result, this unaudited pro forma information is not necessarily indicative of what the combined company’s financial condition or results of operations would have been had the acquisitions been completed on January 1, 2020, as provided in this pro forma financial information. In addition, the pro forma financial information does not purport to project the future financial condition and results of operations of the combined company.

NOTE 7 — GOODWILL AND INTANGIBLE ASSETS

As of December 31, 2021, the Company has a balance of $20,021,357 of goodwill on its consolidated balance sheet resulting from its acquisitions of 42West, The Door, Viewpoint, Shore Fire, Be Social and B/HI. All goodwill has been assigned to the entertainment publicity and marketing segment.

Goodwill

All of the Company’s goodwill is related to the entertainment, publicity and marketing segment. Changes in the carrying value of goodwill were as follows:

Balance as of December 31, 2019	$17,947,989
Measurement period adjustments(1)	45,371
Acquisitions(2)	1,634,496
Balance as of December 31, 2020	$19,627,856
Measurement period adjustments(3)	(77,094)
Acquisitions(4)	470,595
Balance as of December 31, 2021	$20,021,357

(1)	Measurement period adjustments recorded in connection with the Shore Fire and Be Social acquisitions.
(2)	Acquisition of Be Social in August 2020.
(3)	Measurement period adjustments recorded in connection with the Be Social and B/HI acquisitions.
(4)	Acquisition of B/HI in January 2021.

In 2020, the Company determined that the adverse effects of COVID-19 on certain of the industries in which it operates was an indicator of a possible impairment of goodwill. As such, during the first quarter of 2020, the Company updated its estimates and assumptions, and with the information available at the time of the assessment, performed an impairment test on the carrying value of its goodwill and determined that an impairment adjustment was not necessary. During the fourth quarters of 2021 and 2020, management performed a qualitative assessment and concluded that it is more likely than not that the fair value of the reporting unit was not less than its carrying amount. As a result, no impairment charges were recorded during the years ended December 31, 2021 or 2020.

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Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

Intangible Assets

Intangible assets consisted of the following as of December 31, 2021 and 2020:

	December 31, 2021			December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible assets subject to amortization:
Customer relationships	$8,290,000	$4,880,016	$3,409,984	$8,130,000	$3,787,406	$4,342,594
Trademarks and trade names	4,490,000	1,797,917	2,692,083	4,440,000	1,330,535	3,109,465
Non-compete agreements	690,000	650,000	40,000	630,000	630,000	—
	$13,470,000	$7,327,933	$6,142,067	$13,200,000	$5,747,941	$7,452,059

The following table presents the changes in intangible assets for the years ended December 31, 2021 and 2020:

Balance as of December 31, 2019	$8,361,539
Intangible assets from Be Social acquisition	750,000
Amortization expense	(1,659,480)
Balance as of December 31, 2020	$7,452,059
Intangible assets from B/HI acquisition	270,000
Amortization expense	(1,579,992)
Balance as of December 31, 2021	$6,142,067

Amortization expense related to intangible assets for the next five years is as follows:

2022	$1,367,330
2023	1,227,824
2024	991,715
2025	961,373
2026	934,001
Thereafter	659,824
Total	$6,142,067

NOTE 8 — CAPITALIZED PRODUCTION COSTS

Revenue earned from the domestic distribution of motion pictures was $21,894 and $107,880, respectively, for the years ended December 31, 2021 and 2020. These revenues were attributable to Believe released December 25, 2013. The Company amortizes capitalized production costs (included as direct costs) in the consolidated statements of operations using the individual film forecast computation method. The Company had previously amortized all capitalized production costs, and as such, it did not record any amortization for the years ended December 31, 2021 and 2020.

The Company purchases scripts and incurs other costs, such as preparation of budgets, casting, etc., for other motion picture or digital productions. During the years ended December 31, 2021 and 2020, the Company recorded impairments of $234,734 and $45,000 related to costs of projects it does not intend to produce. The Company intends to produce the remaining projects, but they were not yet in production as of December 31, 2021 or 2020. The Company has assessed events and changes in circumstances that would indicate whether the Company should assess if the fair value of the productions is less than the unamortized costs capitalized and, aside from the ones mentioned above, did not identify other indicators of impairment.

As of December 31, 2021 and 2020, the Company had total, net capitalized production costs of $137,235 and $271,139, respectively, on its consolidated balance sheets.

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NOTE 9 — PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Property, equipment and leasehold improvement consists of:

	December 31,
	2021	2020
Furniture and fixtures	$910,169	$883,491
Computers, office equipment and software	1,754,737	1,759,659
Leasehold improvements	505,425	770,629
Property plant and equipment gross	3,170,331	3,413,779
Less: accumulated depreciation and amortization	(2,696,669)	(2,613,708)
Property plant and equipment net	$473,662	$800,071

The Company recorded depreciation expense of $325,362 and $370,746, respectively, for the years ended December 31, 2021 and 2020.

NOTE 10 — NOTES RECEIVABLE

Midnight Theatre

The Midnight Theatre notes amount to $1,000,000 and are convertible at the option of the Company into Class A and B Units of Midnight Theatre. On November 15, 2021 and December 3, 2021, Midnight Theatre issued two $500,000 unsecured convertible promissory notes (the “Midnight Theatre Notes”) to the Company each with an eight percent (8%) per annum simple coupon rate, which have maturity dates six months from their issuance date. The Midnight Theatre Notes allow the Company to convert the principal and accrued interest into common interest of JDDC Elemental, LLC on the respective maturity date. As of December 31, 2021, the Company had recorded $10,137 of accrued interest related to the Midnight Theatre Notes.

Subsequent to year-end, on each of January 3, 2022, February 2, 2022, March 22, 2022 and April 1, 2022, we issued Midnight Theatre four additional notes amounting in aggregate to $1,585,500 on same terms as the previous notes.

Crafthouse Cocktails

On November 30, 2021 Crafthouse Cocktails issued a $500,000 unsecured convertible promissory note (the “Crafthouse Note”) to the Company with an eight percent (8%) per annum simple coupon rate and a mandatorily redeemable date of February 1, 2022. The Crafthouse Note allows the Company to convert the principal and accrued interest into common interest of Crafthouse on the mandatory conversion date.

Subsequent to year-end, on February 1, 2022, the Crafthouse Note was converted and Dolphin was issued common interests of Stanton South LLC.

NOTE 11 — EQUITY METHOD INVESTMENTS

As of December 31, 2021, Investments consisted of Class A and Class B units of JDDC Elemental LLC, a Limited Liability Company operating under the name Midnight Theatre (“Midnight Theatre”). The Company will manage all aspects of publicity and marketing for the venue, as well as facilitate talent and commercial relationships within the entertainment and culinary industries. The Company has a balance of $1,000,000 on its consolidated balance sheet as of December 31, 2021, related to this investment, which represent an ownership percentage of approximately 13%. The Company evaluated this investment under the VIE guidance and determined the Company is not the primary beneficiary of Midnight Theatre, however it does exercise significant influence over Midnight Theatre; as a result it accounts for its investment in Midnight Theatre under the equity method of accounting. As the investment was made on December 30, 2021, the investment is currently recorded at cost as of December 31, 2021 and there have been no equity in earnings or losses of Midnight Theatre recorded for the year ended December 31, 2021.

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Investments held by the Company during 2020 represented an investment in equity securities of The Virtual Reality Company (“VRC”), a privately held company. The Company’s $220,000 investment in VRC represented less than a 1% noncontrolling ownership interest in VRC and there was no market for VRC’s common stock. These shares did not have a readily determinable fair value and as such, the Company elected to account for them at cost less any impairments. During the year ended December 31, 2020, the Company determined that the fair value of its investment in VRC was less than its carrying amount and impaired the investment in VRC in the amount of $220,000. The impairment was recorded in selling, general and administrative expenses in our consolidated statement of operations for the year ended December 31, 2020.

NOTE 12 — OTHER CURRENT LIABILITIES

Other liabilities consisted of the following:

	December 31,
	2021	2020
Accrued funding under Max Steel production agreement	$620,000	$620,000
Accrued audit, legal and other professional fees	429,299	325,587
Accrued commissions	457,269	162,678
Accrued bonuses	360,817	—
Due to seller of Be Social (2021) and Shore Fire (2020)	304,169	370,000
Talent liability	2,908,357	1,334,990
Other	1,800,730	698,304
Other current liabilities	$6,880,641	$3,511,559

NOTE 13 — DEBT

Total debt of the Company was as follows as of December 31, 2021 and 2020:

	December 31,
Debt Type	2021	2020
Convertible notes payable (see Note 14)	$2,900,000	$1,445,000
Convertible notes payable - fair value option (see Note 15)	998,135	1,527,293
Non-convertible promissory notes (see Note 16)	1,176,644	1,273,394
Loans from related party (see Note 17)	1,107,873	1,107,873
Term loan	—	900,292
Paycheck Protection Program loans	—	3,099,869
Total debt	6,182,652	9,353,721
Less current portion of debt	(307,685)	(4,017,352)
Noncurrent portion of debt	$5,874,967	$5,336,369

The table below details the maturity dates of the principal amounts for the Company’s debt as of December 31, 2021:

Debt Type	Maturity Date	2022	2023	2024	2025	2026	Thereafter
Convertible notes payable	Ranging between June 2023 and March 2030	$—	$2,900,000	$—	$—	$—	$500,000
Nonconvertible promissory notes	Ranging between January 2022 and December 2023	307,685	868,959	—	—	—	—
Loan from related party	July 31, 2023	—	1,107,873	—	—	—	—
		$307,685	$4,876,832	$—	$—	$—	$500,000

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Production Service Agreement

On February 20, 2020, the Company received notification from the lender of the Production Service Agreement that Max Steel VIE no longer owes any debt to the lender. As a result, the Company recorded a gain on extinguishment of debt in the amount of $3,311,198 during the year ended December 31, 2020.

As of December 31, 2021 and 2020, the Company no longer had any outstanding balances related to this Production Service Agreement on its consolidated balance sheets.

Line of Credit

On February 20, 2020, the Company paid down $500,000 of the line of credit as part of an agreement to convert the line of credit into a three-year term loan described below. As of December 31, 2021 and 2020, there was no balance on the line of credit due to its conversion to a term loan.

Term Loan

On March 31, 2020, 42West and The Door, as co-borrowers, entered into a business loan agreement with Bank United, N.A. to convert the balance of the 42West line of credit of $1,200,390 into a three-year term loan (the “Term Loan”). The Term Loan bears interest at a rate of 0.75% points over the Lender’s Prime Rate and matures on March 15, 2023. The outstanding balance on the Term Loan as of December 31, 2020 was $900,292, which was repaid during 2021. As a result, there is no balance outstanding on the Term Loan as of December 31, 2021.

Payroll Protection Program Loan

In April 2020, the Company and its subsidiaries received an aggregate amount of $2.8 million of PPP Loans established under the CARES Act. Through the acquisition of Be Social in August 2020, the Company assumed a PPP Loan of $0.3 million. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on the Company having initially qualified for the PPP Loans and qualifying for the forgiveness of the PPP Loans based on its adherence to the forgiveness criteria. Throughout 2021, the Company and its subsidiaries applied for and received forgiveness of all PPP Loans received, which in aggregate amounted to $3.1 million. The forgiveness was recorded as a gain on extinguishment of debt in the Company’s consolidated statement of operations. As of December 31, 2021, all PPP Loans have been forgiven and no outstanding balance related to PPP Loans is recorded on the consolidated balance sheet.

We have not accrued any liability associated with the risk of an adverse Small Business Administration review.

NOTE 14 — CONVERTIBLE NOTES PAYABLE

As of December 31, 2021 and 2020, the principal balance of the convertible promissory notes of $2,900,000 and $1,445,000, respectively, was recorded in noncurrent liabilities under the caption Convertible notes payable on the Company’s consolidated balance sheets. The following is a summary of the Company’s convertible notes payable as of December 31, 2021 and 2020:

	December 31,
	2021		2020
	Principal Amount	Net Carrying Amount	Principal Amount	Net Carrying Amount

10% convertible notes due in March 2022	$—	$—	$195,000	$195,000
10% convertible notes due in September 2022	—	—	500,000	500,000
10% convertible notes due in October 2022	—	—	500,000	500,000
10% convertible notes due in December 2022	—	—	250,000	250,000
10% convertible notes due in August 2023	2,000,000	2,000,000
10% convertible notes due in September 2023	900,000	900,000
	2,900,000	2,900,000	$1,445,000	$1,445,000

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As discussed in Note 2, the Company adopted ASU 2020-06 on January 1, 2021 using the modified retrospective approach. The table below presents the required fair value disclosures of this new standard for the convertible debt outstanding as of December 31, 2021.

	As of December 31, 2021
	Fair Value	Level

10% convertible notes due in August 2023	$1,998,000	3
10% convertible notes due in September 2023	902,000	3
	2,900,000

2021 Convertible Debt

During 2021, the Company issued ten convertible promissory notes to four noteholders in the aggregate amount of $5,950,000. The convertible promissory notes bear interest at a rate of 10% per annum and mature on the second anniversary of their respective issuances. The balance of each convertible promissory note and any accrued interest may be converted at the noteholder’s option at any time at a conversion price based on a 90-day average closing market price per share of the common stock but not at a price less than $2.50 per share.

During the year ended December 31, 2021, the holders of seven convertible notes issued during 2021 converted the principal balance of $3,050,000 plus accrued interest of $3,333 into 300,830 shares of common stock at conversion prices ranging between $9.27 and $10.74 per share.

The Company recorded interest expense related to the 2021 Convertible Debt of $193,153 and made cash interest payments amounting to $170,653 during the year ended December 31, 2021 related to the 2021 Convertible Debt.

2020 Convertible Debt

During 2020, the Company issued five convertible promissory notes to five noteholders in the aggregate amount of $1,445,000. The convertible promissory notes bear interest at a rate of 10% per annum and mature on the second anniversary of their respective issuances. The balance of each convertible promissory note and any accrued interest may be converted at the noteholder’s option at any time at a purchase price based on a 90-day average closing market price per share of the common stock but not at a price less than $2.50 per share, except for two convertible promissory notes in the aggregate amount of $195,000 for which the balance of each convertible promissory note and any accrued interest may be converted at the noteholder’s option at any time at a purchase price of $3.90 per share of our common stock.

During the year ended December 31, 2021, the holders of five convertible notes issued during 2020 converted the principal balance of $1,445,000 plus accrued interest of $8,611 into 381,601 shares of common stock at conversion prices ranging between $3.69 and $3.96 per share. There were no conversion of 2020 Convertible Debt during the year ended December 31, 2020.

The Company recorded interest expense related to these convertible notes payable of $15,565 and $41,350 during the years ended December 31, 2021 and 2020, respectively, and made cash interest payments amounting to $27,538 and $29,378 during the years ended December 31, 2021 and 2020, respectively, related to the 2020 Convertible Debt.

2019 Convertible Debt

During 2019, the Company issued convertible promissory note agreements to third-party investors and received an aggregate of $1,100,000 (the “2019 Convertible Debt”). During 2020, the $1,000,000 outstanding on the 2019 Convertible Debt was converted into 416,880 shares of common stock. As of December 21, 2021 and 2020, no amounts were recorded on its consolidated balance sheet related to the 2019 Convertible Debt.

For the year ended December 31, 2020, the Company recorded $741,009 as interest expense and debt amortization in its consolidated statements of operations, which includes $708,643 of beneficial conversion feature, and paid interest in the amount of $41,794 related to the 2019 Convertible Debt.

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2018 Convertible Debt

On July 5, 2018, the Company issued an 8% secured convertible promissory note in the principal amount of $1.5 million (the “Pinnacle Note”) to Pinnacle Family Office Investments, L.P. (“Pinnacle”).

For the year ended December 31, 2020, the Company recorded interest expense and debt amortization in its consolidated statement of operations of $70,686, which included the $69,350 of amortization of beneficial conversion feature, and paid interest amounting to $29,614 related to the Pinnacle Note. The Pinnacle Note was paid in full on January 5, 2020, as a result the Company did not have any amounts recorded on its consolidated balance sheet as of December 31, 2021 or 2020.

2017 Convertible Debt

In 2017, the Company entered into subscription agreements pursuant to which it issued unsecured convertible promissory notes, each with substantially similar terms (“2017 Convertible Debt”). During 2020, the remaining $475,000 of the 2017 Convertible Debt and $3,238 of accrued interest was converted into 156,979 shares of common stock.

For the year ended December 31, 2020, the Company recorded interest expense and debt amortization in its consolidated statement of operation in the amount of $574,917, including $550,000 of a beneficial conversion feature, and paid interest amounting to $29,154 related to the 2017 Convertible Debt.  As of December 31, 2021 and 2020, the Company did not have any amounts recorded on its consolidated balance sheet related to the 2017 Convertible Debt.

NOTE 15 — CONVERTIBLE NOTES PAYABLE AT FAIR VALUE

The following is a summary of the Company’s convertible notes payable for which it elected the fair value option as of December 31, 2021 and 2020:

	Fair Value Outstanding as of December 31,
	2021	2020

January 3rd Note (2020 Lincoln Park Note)	$—	$436,156
March 4th Note	998,135	511,137
March 25th Note	—	580,000
Total convertible notes payable at fair value(a)	$998,135	$1,527,293

(a)	All amounts as of December 31, 2021 are recorded in noncurrent liabilities. As of December 31, 2020, this amount is recorded as $580,000 in current liabilities and $947,293 in noncurrent liabilities.

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2020 Lincoln Park Note and Warrants

On January 3, 2020, the Company entered into a securities purchase agreement with Lincoln Park Capital Fund LLC, an Illinois limited liability company (“Lincoln Park”) and issued a convertible promissory note with a principal amount of $1.3 million (the “2020 Lincoln Park Note” or “January 3rd Note”) at a purchase price of $1.2 million together with warrants to purchase up to 41,518 shares of our common stock at an exercise price of $3.91 per share. The securities purchase agreement provided for issuance of warrants to purchase up to 41,518 shares of our common stock on each of the second, fourth, and sixth month anniversaries of the securities purchase agreement if the principal balance has not been paid on such dates (the “2020 Lincoln Park Warrants”); as such, on each of March 4, 2020, May 4, 2020 and July 3, 2020, the Company issued warrants to purchase up to 41,518 shares of its common stock. The 2020 Lincoln Park Note was convertible at any time into shares of our common stock (the “2020 Conversion Shares”) at an initial conversion price equal to the lower of (A) $5.25 per share and (B) the lower of (i) the lowest intraday sales price of our common stock on the applicable conversion date and (ii) the average of the three lowest closing sales prices of our common stock during the twelve consecutive trading days including the trading day immediately preceding the conversion date but under no circumstances lower than $3.91 per share. If an event of default under the 2020 Lincoln Park Note occurred prior to maturity, the 2020 Lincoln Park Note was convertible into shares of common stock at a 15% discount to the applicable conversion price. Outstanding principal under the 2020 Lincoln Park Note will not accrue interest, except upon an event of default, in which case interest at a default rate of 18% per annum would accrue until such event of default is cured. The proceeds of the 2020 Lincoln Park Note were used to repay the Pinnacle Note.

The Company elected the fair value option to account for the 2020 Lincoln Park Note and determined that the 2020 Lincoln Park Warrants met the criteria to be accounted for as a derivative liability due to its net cash settlement provision upon a fundamental transaction. The fair value of the 2020 Lincoln Park Note on issuance was recorded as $885,559. The fair value of the note increased by $103,845 and $403,491, respectively, for the years ended December 31, 2021 and 2020, and was recognized as current period other expense in the Company’s consolidated statement of operations (as no portion of such fair value adjustment resulted from instrument-specific credit risk).

During 2020, Lincoln Park converted an aggregate principal balance of $760,000 at purchase prices between $4.35 and $4.45 and was issued 172,181 shares of common stock. The fair value of these shares of common stock issued was $852,895 based on the closing trading price of the common stock on the respective trading day.

During 2021, Lincoln Park converted the remaining principal balance of $540,000 at a purchase price of $3.91 and was issued 137,966 shares of common stock. The fair value of these shares of common stock issued was $561,522 based on the closing trading price of the common stock on the respective trading day.

As of December 31, 2020, the principal balance of the 2020 Lincoln Park Note was $540,000 with a fair value of $436,155 recorded on the Company’s consolidated balance sheet. As a result of the exercised conversion during 2021 described above, there was no amount outstanding on the 2020 Lincoln Park Note as of December 31, 2021.

2020 Lincoln Park Warrants

As described above, in connection with the 2020 Lincoln Park Note, the Company issued the 2020 Lincoln Park Warrants to purchase up to 41,518 shares of its common stock on January 3, 2020, as well as on each of the second, fourth, and six month anniversaries of the January 3rd Note issuance date (collectively “Series E, F, G, and H Warrants”).

The fair value of the 2020 Lincoln Park Warrants was recorded on issuance as a debt discount of $314,441. For the year ended December 31, 2020, the fair value of the warrants increased by $85,559 and was recognized as current period other expense in the Company’s consolidated statement of operations. As of December 31, 2020, the fair value of the Series E, F, G, and H Warrants on the Company’s consolidated balance sheet was $400,000.

During 2021, the Series E, F, G, and H Warrants were all converted into 146,027 shares via a cashless exercise formula pursuant to the warrant agreement. As a result, there were no amounts outstanding for Series E, F, G, and H Warrants as of December 31, 2021. Prior to their exercise, the fair value of the warrants increased by $2,397,877, which was recognized as current period other expense in the Company’s consolidated statement of operations for the year ended December 31, 2021.

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March 4th Note

On March 4, 2020, the Company issued a convertible promissory note to a third-party investor and in exchange received $500,000. The Company also agreed to issue a warrant (“Series I Warrant”) to purchase up to 20,000 shares of our common stock at a purchase price of $3.91 per share. The convertible promissory note bears interest at a rate of 8% per annum and matures on March 4, 2030. The Company elected the fair value option to account for the convertible promissory note and determined that the Series “I” Warrant met the criteria to be accounted for as a derivative liability due to its net cash settlement provision upon a fundamental transaction. As such, the Company recorded the fair value on issuance of the convertible promissory note and Series “I” Warrant as $460,000 and $40,000, respectively. The balance of the convertible promissory note and any accrued interest may be converted at the noteholder’s option at any time at a purchase price $3.91 per share of our common stock.

For the years ended December 31, 2021 and 2020, the fair value of the convertible promissory note increased by $486,999 and $51,136, respectively, which were recognized as current period other expense in the Company’s consolidated statement of operations for their respective period (as no portion of such fair value adjustment resulted from instrument-specific credit risk).

For the year ended December 31, 2021 and 2020, the fair value of the Series “I” Warrant increased by $85,000 and $10,000, respectively, which was recognized as current period other expense in the Company’s consolidated statement of operations for their respective period.

As of both December 31, 2021 and 2020, the principal balance of the convertible promissory note was $500,000. As of December 31, 2021 and 2020, the fair value of the convertible promissory note of $998,135 and $511,136, respectively, and the fair value of the Series “I” Warrant of $135,000 and $50,000, respectively, were recorded on the Company’s consolidated balance sheet.

March 25th Note

On March 25, 2020, the Company issued a convertible promissory note to a third-party investor for a principal amount of $560,000 and received $500,000, net of transaction costs of $10,000 paid to the investor and original issue discount. The Company also issued 10,000 shares of our common stock related to this convertible note payable. The maturity date of the convertible promissory note was March 25, 2021 and the balance of the convertible promissory note and any accrued interest may be converted at the noteholder’s option at any time at a purchase price of $3.90 per share of common stock. The Company elected the fair value option to account for the convertible promissory note. The convertible promissory note’s fair value on issuance was recorded at $500,000.

For the years ended December 31, 2021 and 2020, the fair value of the note decreased by $20,000 and increased by $80,000, respectively, which was recognized as current period other income and current period other expense in the Company’s consolidated statement of operations for their respective period (as no portion of such fair value adjustment resulted from instrument-specific credit risk).

As of December 31, 2020, the principal balance of the convertible promissory note was $560,000 and the fair value of the convertible promissory note in the amount of $580,000 was recorded on the Company’s consolidated balance sheet.

During 2021, the March 25th Note was fully converted into 143,588 shares of Company’s common stock. As a result, no amounts remain outstanding as of December 31, 2021 related to the March 25th Note.

Convertible Notes with Bifurcated Conversion Features (2019 Lincoln Park Note and 2019 Lincoln Park Warrants)

On May 20, 2019, the Company entered into a securities purchase agreement with Lincoln Park pursuant to which the Company agreed to issue and sell to Lincoln Park a senior convertible promissory note with an initial principal amount of $1,100,000 (the “2019 Lincoln Park Note”), together with warrants to purchase shares of common stock (the “2019 Lincoln Park Warrants”).

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The Company accounts for the embedded conversion feature of the 2019 Lincoln Park Note at fair value under ASC-815. Under ASC-815, an embedded feature in a debt instrument that meets the definition of a derivative is fair valued at issuance and remeasured at each reporting period with changes in fair value recognized in earnings. The Company also determined that the 2019 Lincoln Park Warrants met the definition of a derivative and should be classified as a liability recorded at fair value upon issuance and remeasured at each reporting period with changes recorded in earnings. During 2020, Lincoln Park converted an aggregate of $1,100,000 of principal into shares of common stock at a conversion price of $3.91. The Company recorded $59,742 of interest expense to accrete the note to par value for year ended December 31, 2020. On June 5, 2020, Lincoln Park exercised the 2019 Lincoln Park Warrants through a cashless exercise formula pursuant to the warrant agreement and was issued 75,403 shares of the common stock.

The Company did not have any balances related to 2019 Lincoln Park Note or the 2019 Lincoln Park Warrants on its consolidated balance sheets as of December 31, 2021 or 2020.

NOTE 16 — NONCONVERTIBLE PROMISSORY NOTES

As of December 30, 2021, the Company has outstanding unsecured nonconvertible promissory notes in the aggregate amount of $1,176,644, which bear interest at a rate of 10% per annum and mature between January 15, 2022 and December 10, 2023.

As of December 31, 2021 and 2020, the Company had a balance of $307,685 and $846,749, respectively, net of debt discounts recorded as current liabilities and $868,959 and $426,645, respectively in noncurrent liabilities on its consolidated balance sheets related to these nonconvertible promissory notes. During the years ended December 31, 2021 and 2020, the Company recorded interest expense on its consolidated statements of operations amounting to of $122,456 and $131,750, respectively and paid interest of $123,025 and $132,264, respectively related to these nonconvertible notes payable.

Subsequent to December 31, 2021, a non-convertible promissory note amounting to $0.2 million with a maturity date of January 15, 2022 was paid off through a cash payment.

NOTE 17 — LOANS FROM RELATED PARTY

Dolphin Entertainment, LLC (“DE LLC”), an entity wholly owned by the Company’s Chief Executive Officer, William O’Dowd (the “CEO”), previously advanced funds for working capital to Dolphin Films. In prior years, Dolphin Films entered into a promissory note with DE LLC (the “Original DE LLC Note”) in the principal amount of $1,009,624, which was payable on demand. The Original DE LLC Note was payable on demand and accrued interest at a rate of 10% per annum. On June 15, 2021, the Company exchanged the Original DE LLC Note for a new note maturing on July 31, 2023 (“New DE LLC Note” and together with the Original DE LLC Note, “the DE LLC Notes”). Other than the change in maturity date, there were no other changes to the principal, interest or any other terms of the Original DE LLC Note.

For the years ended December 30, 2021 and 2020, the Company did not repay any principal balance of the New DE LLC Note. During the years ended December 31, 2021 and 2020, the Company recorded interest expense related to the DE LLC Notes of $110,787 and $111,091, respectively, on its consolidated statements of operations and repaid $81,621 and $500,000 of interest during the years ended December 31, 2021 and 2020, respectively.

As of both December 31, 2021, and 2020, the Company had a principal balance of $1,107,873, and accrued interest of $55,849 and $26,683, respectively relating to the DE LLC Notes.

NOTE 18 — FAIR VALUE MEASUREMENTS

The Company’s non-financial assets measured at fair value on a nonrecurring basis include goodwill and intangible assets. The determination of our intangible fair values includes several assumptions and inputs (Level 3) that are subject to various risks and uncertainties. Management believes it has made reasonable estimates and judgments concerning these risks and uncertainties. All other financial assets and liabilities are carried at amortized cost.

The Company’s cash balances are representative of their fair values as these balances are comprised of deposits available on demand. The carrying amounts of accounts receivable, prepaid and other current assets, accounts payable and other non-current liabilities are representative of their fair values because of the short turnover of these instruments.

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The Company’s financial liabilities and their fair value assessment are described in detail below.

Put Rights

As of December 31, 2021, there were no amounts due to the sellers of 42West and certain 42West employees from the exercise of these put rights. During the year ended December 31, 2021 and 2020, the sellers exercised their put rights in accordance with their respective put agreements, and caused the Company to purchase 22,865 shares and 41,486 shares, respectively, of common stock.

The carrying amount at fair value of the aggregate liability for the put rights recorded on the consolidated balance sheets at December 31, 2020 was $1,544,029. Due to the change in the fair value of the Put Rights for the period in which the Put Rights were outstanding during the year ended December 31, 2021 and 2020, the Company recorded a loss of $71,106 and a gain of $1,745,418, respectively, in the consolidated statements of operations.

For the Put Rights, which measured at fair value categorized within Level 3 of the fair value hierarchy, the following is a reconciliation of the fair values for the years ended December 31, 2021 and 2020:

Ending fair value balance reported in the consolidated balance sheet at December 31, 2019	$3,003,547
Put rights exercised in 2019, paid in 2020	(275,000)
Gain due to change in fair value	(1,745,418)
Put rights exercised in 2020 but unpaid as of December 31, 2020	560,900
Ending fair value balance reported in the consolidated balance sheet at December 31, 2020	$1,544,029
Put rights paid in 2021	(1,015,135)
Loss due to change in fair value	71,106
Loss in exchange of shares for put rights(a)	106,688
Put rights converted into 115,366 shares of common stock	(706,688)
Ending fair value of put rights reported in the consolidated balance sheet at December 31, 2021	$—

(a)	The loss in exchange of shares for the put rights is included in gain on extinguishment of debt in the consolidated statements of operations.

The Company utilized the Black-Scholes Option Pricing Model, which incorporates significant inputs that are not observable in the market, and thus represents a Level 3 measurement as defined in ASC 820. The unobservable inputs utilized for measuring the fair value of the Put Rights reflect management’s own assumptions about the assumptions that market participants would use in valuing the Put Rights as of the December 31, 2020.

The Company determined the fair value by using the following key inputs to the Black-Scholes Option Pricing Model:

Inputs	As of December 31, 2020
Equity volatility estimate	62.5%
Discount rate based on US Treasury obligations	0.09%

Contingent Consideration

The Company had liabilities for contingent consideration for the following amounts as of December 31, 2021 and 2020:

	The Door	Be Social	B/HI
December 31, 2020	$370,000	$160,000	$—
December 31, 2021	$2,381,869	$710,000	$1,192,352

In connection with the Company’s acquisition of The Door, The Door Members had the potential to earn the contingent consideration, comprising up to 307,692 shares of common stock, based on a share price of $16.25, and up to $2,000,000 in cash on the achievement of adjusted net income targets based on the operations of The Door over a four-year period beginning on January 1, 2018. The fair value of the contingent consideration on the date of the acquisition of The Door was $1,620,000. During the year ended December 31, 2021, The Door achieved the conditions to receive a portion of the stock component of the earnout consideration, which will be settled in 2022 with payment of 279,562 shares pursuant to the merger agreement.

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In connection with the Company’s acquisition of Be Social, the seller of Be Social has the potential to earn up to $800,000 of contingent consideration, of which 62.5% is payable in cash, and 37.5% in shares of common stock, upon achievement of adjusted net income targets based on the operations of Be Social over the fiscal years ending December 31, 2022 and 2023.

In connection with the Company’s acquisition of B/HI, the seller of B/HI has the potential to earn up to $1,200,000 of contingent consideration, of which 50% is payable in cash, and 50% in shares of common stock, upon achievement of adjusted net income targets based on the operations of B/HI over the fiscal years ending December 31, 2021 and 2022. The fair value of the contingent consideration at the acquisition date was determined to be zero as the Company did not believe it was likely the adjusted net income targets would be met. During the Company’s assessment in the third quarter of 2021, the Company concluded there was a change in the likelihood of achieving the established targets based on the financial performance of B/HI during the third quarter and recorded a change in fair value. During the year ended December 31, 2021, B/HI achieved the conditions for the earnout consideration, which will be settled in 2022 by payment of 69,525 shares of common stock and $600,000 in cash, which has not been paid as of December 31, 2021.

The Company utilized a Monte Carlo Simulation model to estimate the fair value of the contingent consideration, which incorporates significant inputs that are not observable in the market, and thus represents a Level 3 measurement as defined in ASC 820. The unobservable inputs utilized for measuring the fair value of the contingent consideration reflect management’s own assumptions about the assumptions that market participants would use in valuing the contingent consideration as of the acquisition date. The Company determined the fair value by using the following key inputs to the Monte Carlo Simulation Model:

	The Door	Be Social		B/HI
Inputs	As of December 31, 2020	As of December 31, 2021	As of December 31, 2020	As of December 31, 2020
Risk Free Discount Rate (based on U.S. government treasury obligation with a term similar to that of the contingent consideration)	0.16%	0.73%	0.13% - 0.17%	n/a	%
Annual Asset Volatility Estimate	60.0%	85.0%	73.5%	n/a	%

For the contingent consideration, which are measured at fair value categorized within Level 3 of the fair value hierarchy, the following is a reconciliation of the fair values for the years ended December 31, 2021 and 2020:

	The Door	Be Social	B/HI
Fair value at December 31, 2019	$330,000	$—	$—
Recognition of contingent consideration in acquisition	—	145,000	—
Loss in fair value	40,000	15,000	—
Fair value at December 31, 2020	370,000	160,000	—
Loss in fair value	2,011,869	550,000	1,192,352
Fair value at December 31, 2021	$2,381,869	$710,000	$1,192,352

Fair Value Option Election – Convertible notes payable and freestanding warrants

Convertible notes payable

During 2020, the Company issued three convertible notes payable: in the principal amount of $1.3 million (the “January 3rd Note”), $500,000 (the “March 4th Note”) and $560,000 (the “March 25th Note”) (together “the 2020 convertible notes”), which are all accounted for under the ASC 825-10-15-4 FVO election. Under the FVO election the financial instrument is initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. The estimated fair value adjustment is presented as a single line item within other income (expense) in the accompanying condensed consolidated statements of operations under the caption “change in fair value of convertible notes and derivative liabilities.”

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The 2020 convertible notes are measured at fair value categorized within Level 3 of the fair value hierarchy. The following is a reconciliation of the fair values for the two years ended December 31, 2021:

	January 3rd Note	March 4th Note	March 25th Note
Fair value as of December 31, 2019	$—	$—	$—
Fair value at issuance	885,559	460,000	500,000
Loss in fair value	403,491	51,136	80,000
Exercise	(852,895)	—	—
Fair value as of December 31, 2020	$436,155	$511,136	$580,000
(Gain) loss in fair value	103,845	486,999	(20,000)
Exercise	(540,000)	—	(560,000)
Fair value as of December 31, 2021	$—	$998,135	$—

The estimated fair value of the January 3rd Note and the March 25th Note as of December 31, 2020 was computed using a Monte Carlo simulation, which incorporates significant inputs that are not observable in the market, and thus represents a Level 3 measurement as defined in ASC 820. The unobservable inputs utilized for measuring the fair value of the note reflects management’s own assumptions about the assumptions that market participants would use in valuing the note as of the acquisition date and subsequent reporting periods, as shown below.

The estimated fair value of the March 4th Note as of December 30, 2021 and 2020, was computed using a Black-Scholes simulation of the present value of its cash flows using a synthetic credit rating analysis and a required rate of return, using the assumptions shown below.

	January 3rd Note	March 4th Note		March 25th Note
	December 31, 2020	December 31, 2021	December 31, 2020	December 31, 2020
Valuation method	Monte Carlo simulation	Black-Scholes Model	Black-Scholes Model	Monte Carlo simulation
Face value principal payable	$440,000	$500,000	$500,000	$560,000
Original conversion price	$ Variable(a)	$3.91	$3.91	$3.91
Value of common stock	$3.40	$8.52	$3.40	$3.40
Expected term (years)	1.01	8.18	9.18	0.24
Volatility	100%	100%	100%	100%
Straight debt yield	12.0%	n/a	n/a	12.0%
Risk free rate	0.10%	1.47%	0.93%	0.09%

(a)	The variable conversion price is the lower of (A) $5.25 per share and (B) the lower of (i) the lowest intraday sales price of our common stock on the applicable conversion date and (ii) the average of the three lowest closing sales prices of our common stock during the twelve consecutive trading days including the trading day immediately preceding the conversion date but under no circumstances lower than $3.91 per share.

Warrants

In connection with the 2020 Lincoln Park Note, the Company issued the 2020 Lincoln Park Warrants (“Series E, F, G, and H Warrants”). In connection with the March 4th Note, the Company issued the Series I Warrants. In connection with the 2019 Lincoln Park Note, the Company issued the 2019 Lincoln Park warrants. See Note 14 for further information on the terms of these warrants.

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The following is a reconciliation of the fair values for all warrants outstanding during the two years ended December 31, 2021, which are measured at fair value and categorized within Level 3 of the fair value hierarchy:

	Series E, F, G and H Warrants	Series I Warrants	2019 Lincoln Park Warrants
Liability as of December 31, 2019	$—	$—	$189,590
Liability at issuance	314,441	40,000	—
Loss in fair value	85,559	10,000	179,886
Exercise of warrants	—	—	(369,476)
Liability as of December 31, 2020	$400,000	$50,000	$—
Loss in fair value	2,397,877	85,000	—
Exercise of warrants	(2,797,877)	—	—
Liability as of December 31, 2021	$—	$135,000	$—

The estimated fair value of the warrants was computed using a Black-Scholes valuation model, using the following assumptions:

	Series E, F, G and H Warrants	Series I Warrants		2019 Lincoln Park Warrants
	December 31, 2020	December 31, 2021	December 31, 2020	December 31, 2020
Aggregate Fair Value	$400,000	$135,000	$50,000	$189,590
Exercise Price per share	$3.91	$3.91	$3.91	$10.00
Value of Common Stock	$3.40	$8.52	$3.40	$3.50
Term (years)	4.51	3.67	4.67	5.39
Volatility	100%	100%	100%	90%
Dividend yield	0%	0%	0%	0%
Risk free rate	0.31%	1.07%	0.31%	1.60%

Derivative Liability (2019 Lincoln Park Note Embedded Conversion Feature)

The Company accounted for the embedded conversion feature of the 2019 Lincoln Park Note as a derivative liability. For the embedded conversion feature, which is measured at fair value categorized within Level 3 of the fair value hierarchy, the following is a reconciliation of the fair values for the year ended December 31, 2020:

Ending fair value balance - December 31, 2019	$170,000
Change in fair value reported in the statements of operations	—
Reduction in value due to note principal conversion	(170,000)
Ending fair value balance - December 31, 2020	$—

NOTE 19 — VARIABLE INTEREST ENTITIES

VIEs are entities that, by design, either (1) lack sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) have equity investors that do not have the ability to make significant decisions relating to the entity’s operations through voting rights, or do not have the obligation to absorb the expected losses or the right to receive the residual returns of the entity.

The primary beneficiary of a VIE is required to consolidate the assets and liabilities of the VIE. The primary beneficiary is the party that has both (1) the power to direct the activities of an entity that most significantly impact the VIE’s economic performance; and (2) through its interests in the VIE, the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. To assess whether the Company has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance, the Company considers all the facts and circumstances, including its role in establishing the VIE and its ongoing rights and responsibilities.

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To assess whether the Company has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE, the Company considers all of its economic interests, including debt and equity investments, servicing fees, and derivative or other arrangements deemed to be variable interests in the VIE. This assessment requires that the Company apply judgment in determining whether these interests, in the aggregate, are considered potentially significant to the VIE.

The Company evaluated the entities in which it did not have a majority voting interest and determined that it had (1) the power to direct the activities of the entities that most significantly impact their economic performance and (2) had the obligation to absorb losses or the right to receive benefits from these entities. As such the financial statements of JB Believe, LLC are consolidated in the consolidated balance sheets as of December 31, 2021 and 2020, and in the consolidated statements of operations and statements of cash flows presented herein for the years ended December 31, 2021 and 2020. This entity was previously under common control and has been accounted for at historical costs for all periods presented.

	JB Believe LLC As of and for the years ended December 31,
	2021	2020
Assets	$265,778	$61,151
Liabilities	$(6,749,738)	$(6,559,567)
Revenues	$21,894	$107,800
Expenses	$(7,437)	$(46,649)

The Company performs ongoing reassessments of (1) whether entities previously evaluated under the majority voting-interest framework have become VIEs, based on certain triggering events, and therefore would be subject to the VIE consolidation framework, and (2) whether changes in the facts and circumstances regarding the Company’s involvement with a VIE cause the Company’s consolidation conclusion to change. The consolidation status of the VIEs with which the Company is involved may change as a result of such reassessments. Changes in consolidation status are applied prospectively with assets and liabilities of a newly consolidated VIE initially recorded at fair value unless the VIE is an entity which was previously under common control, which in that case is consolidated based on historical cost. A gain or loss may be recognized upon deconsolidation of a VIE depending on the amounts of deconsolidated assets and liabilities compared to the fair value of retained interests and ongoing contractual arrangements.

JB Believe LLC, an entity owned by Believe Film Partners LLC, of which the Company owns a 25% membership interest, was formed for the purpose of recording the production costs of the motion picture “Believe”. The Company was given unanimous consent by the members to enter into domestic and international distribution agreements for the licensing rights of the motion picture, Believe, until such time as the Company had been repaid $3,200,000 for the investment in the production of the film and $5,000,000 for the publicity and advertising expenses to market and release the film in the US. The Company has not been repaid these amounts and as such is still in control of the distribution of the film. For the years ended December 31, 2021 and 2020, the Company recorded revenues of $21,894 and $107,800, respectively, related to domestic distribution of Believe. The capitalized production costs related to Believe were either amortized or impaired in previous years. JB Believe LLC’s primary liability is to the Company which it owes $6,491,834, which eliminates in consolidation.

The Max Steel VIE was initially formed for the purpose of recording the production costs of the motion picture Max Steel. Prior to the commencement of the production, the Company entered into a Production Service Agreement to finance the production of the film. Pursuant to the financing agreements, the lender acquired 100% of the membership interests of Max Steel VIE with the Company controlling the production of the motion picture and having the rights to sell the motion picture. On February 20, 2020, the lender of the Production Service Agreement confirmed that Max Steel VIE did not owe any debt under the Production Service Agreement. The Company recorded a gain on extinguishment of debt in the amount of $3,311,198 during the year ended December 31, 2020. In addition, the Company assessed its status as primary beneficiary of the VIE and determined that it was no longer the primary beneficiary. As such, the Company deconsolidated Max Steel VIE and recorded a loss on deconsolidation amounting to $1,484,591 on its consolidated statement of operations for the year ended December 31, 2020. As of December 31, 2021 and 2020, there are no outstanding balances related to this debt.

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NOTE 20 — STOCKHOLDERS’ EQUITY

Preferred Stock

The Company’s Amended and Restated Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock. The Company’s Board of Directors (the “Board”) has the power to designate the rights and preferences of the preferred stock and issue the preferred stock in one or more series.

On July 6, 2017, pursuant to the Second Amended and Restated Articles of Incorporation, each share of Series C is convertible into one share of common stock, subject to adjustment for each issuance of common stock (but not upon issuance of common stock equivalents) that occurred, or occurs, from the date of issuance of the Series C (the “issue date”) until the fifth (5th) anniversary of the issue date (i) upon the conversion or exercise of any instrument issued on the issued date or thereafter issued (but not upon the conversion of the Series C), (ii) upon the exchange of debt for shares of common stock, or (iii) in a private placement, such that the total number of shares of common stock held by an “Eligible Class C Preferred Stock Holder” (based on the number of shares of common stock held as of the date of issuance) will be preserved at the same percentage of shares of common stock outstanding held by such Eligible Class C Preferred Stock Holder on such date. An Eligible Class C Preferred Stock Holder means any of (i) DE LLC for so long as Mr. O’Dowd continues to beneficially own at least 90% and serves on the board of directors or other governing entity, (ii) any other entity in which Mr. O’Dowd beneficially owns more than 90%, or a trust for the benefit of others, for which Mr. O’Dowd serves as trustee and (iii) Mr. O’Dowd individually. Series C will only be convertible by the Eligible Class C Preferred Stock Holder upon the Company satisfying one of the “optional conversion thresholds.” Specifically, a majority of the independent directors of the Board, in its sole discretion, must determine that the Company accomplished any of the following (i) EBITDA of more than $3.0 million in any calendar year, (ii) production of two feature films, (iii) production and distribution of at least three web series, (iv) theatrical distribution in the United States of one feature film, or (v) any combination thereof that is subsequently approved by a majority of the independent directors of the Board based on the strategic plan approved by the Board. At a meeting of the Board on November 12, 2020, a majority of the independent directors of the Board approved that the “optional conversion threshold” had been met. As a result, the Series C became immediately convertible and as of December 31, 2021 is convertible into 4,738,940 shares of common stock, subject to the restriction discussed below. Additionally, DE LLC, as the holder of the Series C is entitled to 14,216,819 votes, which are equal to approximately 65% of the voting securities of the Company.

At the meeting of the Board on November 12, 2020, the Board and Mr. O’Dowd agreed to restrict the conversion of the Series C until the Board approved its conversion. Therefore, on November 16, 2020, the Company and DE, LLC entered into a Stock Restriction Agreement pursuant to which the conversion of the Series C is prohibited until such time as a majority of the independent directors of the Board approves the removal of the prohibition. The Stock Restriction Agreement also prohibits the sale or other transfer of the Series C until such transfer is approved by a majority of the independent directors of the Board. The Stock Restriction Agreement shall terminate upon a Change of Control (as such term is defined in the Stock Restriction Agreement) of the Company.

The Certificate of Designation also provides for a liquidation value of $0.001 per share and dividend rights of the Series C on parity with the Company’s common stock.

Common Stock

On September 24, 2021, the Company, filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation effecting an amendment to increase the number of authorized shares of the Company’s common stock from 40,000,000 shares to 200,000,000 shares. The Articles of Amendment were approved by the Company’s shareholders at the 2021 annual meeting of shareholders.

Previously and effective November 27, 2020, the Company amended its Amended and Restated Articles of Incorporation to effectuate a 1:5 reverse stock split. As a result, the number of authorized shares of common stock was reduced from 200,000,000 to 40,000,000. All shares and per share amounts discussed in these consolidated financial statements have been retrospectively adjusted for the reverse stock split.

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2021 Lincoln Park Transaction

On December 29, 2021, the Company entered into a purchase agreement (the “LP 2021 Purchase Agreement”) and a registration rights agreement (the “LP 2021 Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Pursuant to the terms of the LP 2021 Purchase Agreement, Lincoln Park has agreed to purchase from the Company up to $25,000,000 of the Company’s common stock (subject to certain limitations) from time to time during the term of the LP 2021 Purchase Agreement. The purchase price for the shares will be the lowest of (1) lowest sale price on the date of the purchase or (2) the average of the lowest three closing prices on the last 10 business days, with a floor of $1.00. Pursuant to the terms of the LP 2021 Registration Rights Agreement, the issuance of the commitment shares (as defined below) have been registered pursuant to the Company’s effective shelf registration statement on Form S-3, and the related base prospectus included in the registration statement, as supplemented by a prospectus supplement filed on January 21, 2022.

Pursuant to the terms of the LP 2021 Purchase Agreement, at the time the Company signed the LP 2021 Purchase Agreement and the LP 2021 Registration Rights Agreement, the Company issued 51,827 shares of common stock to Lincoln Park as consideration for its commitment (“commitment shares”) to purchase shares of our common stock under the LP 2021 Purchase Agreement. The commitment shares were recorded as an addition to equity for the issuance of the common stock and treated as a reduction to equity as a cost of capital to be raised under the LP 2021 Purchase Agreement.

During the year ended December 31, 2021, excluding the commitment shares mentioned above, the Company did not sell any shares of common stock under the LP 2021 Purchase Agreement. Subsequent to December 31, 2021, the Company sold 1,035,000 shares of common stock at prices ranging between $3.47 and $5.15 pursuant to the LP 2021 Purchase Agreement and received proceeds of $4,367,640. Pursuant to the LP 2021 Purchase Agreement, the Company issued the remaining 37,019 commitment shares on March 7, 2022.

Under applicable rules of the NASDAQ Capital Market, the Company could not issue or sell more than 19.99% of the shares of its common stock outstanding immediately prior to the execution of the LP 2021 Purchase Agreement (1,592,914 shares) to Lincoln Park under the LP 2021 Purchase Agreement without stockholder approval, unless the average price of all applicable sales of its common stock to Lincoln Park under the LP 2021 Purchase Agreement equals or exceeds a threshold amount as set forth in the LP 2021 Purchase Agreement.

Incentive Compensation Plan

On June 29, 2017, the shareholders of the Company approved the Dolphin Digital Media, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). The Company did not issue any Awards under the 2017 Plan during the years ended December 31, 2021 and 2020.

NOTE 21 — LOSS PER SHARE

The following table sets forth the computation of basic and diluted loss per share:

	Year ended December 31,
	2021	2020
Numerator
Net loss attributable to Dolphin Entertainment stockholders	$(6,462,303)	$(1,939,192)
Change in fair value of put rights	—	(1,745,418)
Numerator for diluted loss per share	$(6,462,303)	$(3,684,610)

Denominator
Denominator for basic EPS - weighted-average shares	7,614,774	5,619,969
Effect of dilutive securities:
Put rights	—	762,968
Denominator for diluted EPS - adjusted weighted-average shares assuming exercise of Put rights	7,614,774	6,382,937

Basic loss per share	$(0.85)	$(0.35)
Diluted loss per share	$(0.85)	$(0.58)

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Basic loss per share is computed by dividing income or loss attributable to the shareholders of Common Stock (the numerator) by the weighted-average number of shares of Common Stock outstanding (the denominator) for the period. Diluted earnings per share assume that any dilutive equity instruments, such as put rights, convertible notes payable and warrants were exercised and outstanding Common Stock adjusted accordingly, if their effect is dilutive.

One of the Company’s convertible note payable, the warrants and the Series C have clauses that entitle the holder to participate if dividends are declared to the common stockholders as if the instruments had been converted into shares of common stock. As such, the Company uses the two-class method to compute earnings per share and attribute a portion of the Company’s net income to these participating securities. These securities do not contractually participate in losses. For the years ended December 31, 2021 and 2020, the Company had a net loss and as such the two-class method is not presented.

In periods when the Put Rights are assumed to have been settled at the beginning of the period in calculating the denominator for diluted loss per share, the related change in the fair value of Put Right liability recognized in the consolidated statements of operations for the period, is added back or subtracted from net income during the period. The denominator for calculating diluted loss per share for the year ended December 31, 2020, assumes the Put Rights had been settled at the beginning of the period, and therefore, the related income due to the decrease in the fair value of the Put Right liability during the year ended December 31, 2020 is subtracted from net loss. The number of shares added to the denominator for the Put Rights is calculated using the reverse treasury stock method that assumes the Company issues and sells sufficient shares at the average period trading price to satisfy the Put Right contracts. For the year ended December 31, 2021, the fair value of the Put Rights increased, creating a loss in fair value of the Put Rights. The Company did not include the increase in the calculation of diluted loss per share as inclusion would be anti-dilutive.

For the years ended December 31, 2021 and 2020, the Company excluded 506,674 and 847,191 common stock equivalents such as warrants and shares to be issued for convertible debt as inclusion would be anti-dilutive.

NOTE 22 — WARRANTS

A summary of warrant activity during the years ended December 31, 2021 and 2020 is as follows:

Warrants:	Shares	Weighted Avg. Exercise Price
Balance at December 31, 2019	455,451	$16.75
Issued	186,072	3.91
Exercised	(110,000)	3.91
Expired	(310,010)	23.70
Balance at December 31, 2020	221,513	$7.08
Issued	—	—
Exercised	(166,072)	3.91
Expired	(35,441)	23.70
Balance at December 31, 2021	20,000	3.91

2019 Lincoln Park Warrants

During 2019, the Company issued the 2019 Lincoln Park Warrants (see Note 15). The 2019 Lincoln Park Warrants became exercisable on the six-month anniversary of issuance and for a period of five years thereafter. Pursuant to the warrant agreements, if a resale registration statement covering the shares of common stock underlying the 2019 Lincoln Park Warrants was not effective and available at the time of exercise, the 2019 Lincoln Park Warrants were exercised by means of a “cashless” exercise formula. On June 5, 2020, Lincoln Park exercised the 2019 Lincoln Park Warrants by means of a cashless exercise formula and was issued 75,403 shares of common stock. As a result, no related warrants were outstanding as of December 31, 2021 and 2020. For the year ended December 31, 2020, the Company recorded a loss in the change of fair value of warrant liability of $179,886 in its consolidated statement of operations; no such charge was recorded for the year ended December 31, 2021.

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Series E, F, G and H Warrants

During 2020, in relation to the 2020 Lincoln Park Note, the Company issued the 2020 Lincoln Park Warrants (see Note 15, collectively “Series E, F, G, and H Warrants”. The 2020 Lincoln Park Warrants become exercisable on the six-month anniversary of issuance and for a period of five years thereafter. If a resale registration statement covering the shares of common stock underlying the 2020 Lincoln Park Warrants was not effective and available at the time of exercise, the 2020 Lincoln Park Warrants were exercisable by means of a “cashless” exercise formula. The Company determined that the 2020 Lincoln Park Warrants should be classified as freestanding financial instruments that meet the criteria to be accounted for as derivative liabilities and recorded a fair value at issuance of $314,441.

The Company recorded a loss of $2,397,877 and $85,559 in its consolidated statements of operations due to change in fair value for the year ended December 31, 2021 and 2020, respectively, in connection with the Series E, F, G and H warrants which were exercised in March 2021 using a cashless exercise formula pursuant to the warrant agreement. As of December 31, 2020, the Company had a balance of $400,000 recorded in its consolidated balance sheet for these warrants. During the year ended December 31, 2021, all outstanding 2020 Lincoln Park Warrants were exercised and, therefore there is no amount recorded in the consolidated balance sheet as of December 31, 2021.

Series “I” Warrants

On March 4, 2020, in connection with the issuance of a $500,000 convertible note payable, the Company issued the Series “I” Warrant to purchase up to 20,000 shares of common stock at a purchase price of $3.91 per share. The warrants became exercisable on the six-month anniversary and for a period of five years thereafter. If a resale registration statement covering the shares of common stock underlying the warrants is not effective and available at the time of exercise, the warrants may be exercised by means of a “cashless” exercise formula. The Company determined that the Series “I” Warrant should be classified as a freestanding financial instrument that meets the criteria to be accounted for as a derivative liability and recorded a fair value at issuance of $40,000.

The Company recorded expense of $85,000 and $10,000 due to change in fair value of the Series “I” Warrants during the year ended December 31, 2021 and 2020, respectively, and had a balance of $135,000 and $50,000 as of December 31, 2021 and 2020, respectively, recorded in its consolidated balance sheet.

NOTE 23 — RELATED PARTY TRANSACTIONS

As part of the employment agreement with its CEO, the Company provided a $1,000,000 signing bonus in 2012, which has not been paid and is recorded in accrued compensation on the consolidated balance sheets, along with unpaid base salary of $1,625,000 in aggregate attributable for the period from 2012 through 2018. Any unpaid and accrued compensation due to the CEO under his employment agreement will accrue interest on the principal amount at a rate of 10% per annum from the date of his employment agreement until it is paid. Even though the employment agreement expired and has not been renewed, the Company has an obligation under the agreement to continue to accrue interest on the unpaid balance.

As of December 31, 2021 and 2020, the Company had accrued $2,625,000 of compensation as accrued compensation and has balances of $1,565,588 and $1,756,438 respectively, in accrued interest in current liabilities on its consolidated balance sheets, related to the CEO’s employment agreement. Amounts owed under this arrangement are payable on demand. The Company recorded interest expense related to the accrued compensation in the consolidated statements of operations amounting to $262,500 and $263,219, respectively for the years ended December 31, 2021 and 2020. During year ended December 31, 2021, the Company paid interest amounting to $453,345 in connection with the accrued compensation to the CEO; no such interest was paid during the year ended December 31, 2020.

The Company entered into the New DE LLC Note with an entity wholly owned by our CEO. See Note 17 for further discussion.

For the period between October 5th and December 20th, 2021, Aircraft Pictures Limited (“Aircraft”), a company in which Anthony Leo, one the Company’s Directors is a shareholder, hired 42West to provide publicity for Aircraft in exchange for retainer fees of $8,500 per month and made payments of $17,000 in the aggregate related to these services.

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In connection with the acquisition of 42West, the Company and its CEO, as personal guarantor, entered into put agreements with each of the sellers of 42West, pursuant to which the Company granted the put rights. During the years ended December 31, 2021 and 2020, the Company made payments amounting to $400,000 and $450,000, respectively, to Ms. Leslee Dart, while she was a member of the Board, related to the put rights. Pursuant to the terms of one such Put Agreement, Ms. Dart exercised 6,507 put rights at a purchase price of $46.10 per share during the year ended December 31, 2021. As of December 31, 2021, the Company does not owe Ms. Dart any amounts related to the exercise of these put rights. On May 16, 2021, Ms. Dart resigned from her position as a member of the Board effective as of such date.

NOTE 24 — SEGMENT INFORMATION

The Company operates in two reportable segments, Entertainment Publicity and Marketing Segment (“EPM”) and Content Production Segment (“CPD”).

•	The Entertainment Publicity and Marketing segment is composed of 42West, The Door, Viewpoint, Shore Fire, Be Social, and B/HI. This segment primarily provides clients with diversified marketing services, including public relations, entertainment and hospitality content marketing, strategic marketing consulting and content production of marketing materials.
•	The Content Production segment is composed of Dolphin Entertainment and Dolphin Films. This segment engages in the production and distribution of digital content and feature films. The activities of our Content Production segment also include all corporate overhead activities.

The profitability measure employed by our chief operating decision maker for allocating resources to operating segments and assessing operating segment performance is operating income (loss) which is the same as Income (Loss) before other income (expenses) on the Company’s consolidated statements of operations for the year ended December 31, 2021. Salaries and related expenses include salaries, bonuses, commissions and other incentive related expenses. Legal and professional expenses primarily include professional fees related to financial statement audits, legal, investor relations and other consulting services, which are engaged and managed by each of the segments. In addition, general and administrative expenses include rental expense and depreciation of property, equipment and leasehold improvements for properties occupied by corporate office employees. All segments follow the same accounting policies as those described in Note 2.

In connection with the acquisitions of 42West, The Door, Viewpoint, Shore Fire, Be Social, and B/HI, the Company assigned $6,142,067 of intangible assets, net of accumulated amortization of $7,327,933, and goodwill of $20,021,357 as of December 31, 2021 to the EPM segment. The balances reflected as of December 31, 2020 for EPM segment comprise 42West, The Door, Viewpoint, Shore Fire and Be Social. Equity method investments are included within the CPD segment.

	Year ended December 31,
	2021	2020
Revenue:
EPM	$35,705,305	$23,946,680
CPD	21,894	107,800
Total	$35,727,199	$24,054,480
Segment operating income (loss):
EPM	$(451,406)	$19,743
CPD	(5,029,377)	(2,631,261)
Total operating loss	(5,480,783)	(2,611,518)
Interest expense	(785,209)	(2,133,660)
Other (loss) income, net	(158,955)	2,668,911
Loss before income taxes	$(6,424,947)	$(2,076,267)

	As of December 31,
	2021	2020
Assets:
EPM	$48,645,789	$45,266,315
CPD	4,099,512	4,085,636
Total assets	$52,745,301	$49,351,951

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NOTE 25 — INCOME TAXES

The Company’s current and deferred income tax provision (benefits) are as follows:

	December 31,
	2021	2020
Current income tax provision (benefit) expense
Federal	$—	$—
State	—	—
Current	$—	$—
Deferred income tax provision (benefit) expense
Federal	$(1,107,490)	$(384,419)
State	(37,908)	(2,386,715)
Deferred	$(1,145,398)	$(2,771,134)
Change in valuation allowance
Federal	$1,145,789	$291,311
State	36,965	2,342,748
Change in valuation allowance	1,182,754	2,634,059
Income tax provision (benefit)	$37,356	$(137,075)

During the preparation of the consolidated financial statements as of and for the year ended December 31, 2021, the Company identified certain immaterial errors related to its accounting for income taxes. Specifically, for the year ended December 31, 2020, the Company used a blended state rate for the estimate of future tax rate in the calculation of the state specific deferred tax assets and liabilities. This blended rate was also used for the calculation of the state net operating losses deferred tax asset, instead of a rate specific to each jurisdiction as required by ASC 740. During the year ended December 31, 2021, the Company revised the tax rate used to calculate the state net operating loss deferred tax asset for the year ending December 31, 2020, resulting in a lower deferred tax asset and a corresponding lower valuation allowance in the amount of $1,794,491 for the year ending December 31, 2020.

The errors did not impact revenue or loss from operations in the consolidated statement of operations, or net cash used in operations reported in the consolidated statement of cash flows for any of those periods. As the Company has a valuation allowance on all of the deferred tax assets, this revision had no impact on the balance sheets, statements of operations or statements of cash flows as of and for the years ended December 31, 2021 and 2020.

As of December 31, 2021, the Company has approximately $46,675,025 of net operating loss carryforwards for U.S. federal income tax purposes that begin to expire in 2028. Federal net operating losses generated after December 31, 2017 have an indefinite life and do not expire. Additionally, the Company has approximately $26,228,552 of net operating loss carryforwards for Florida state income tax purposes that begin to expire in 2029, approximately $14,974,447 of California net operating loss carryforwards that begin to expire in 2032, and approximately $3,366,348 and $3,886,621 of New York and New York City net operating loss carryforwards that begin to expire in 2038, approximately $528,460 of Illinois net operating loss carryforwards that begin to expire in 2039, and approximately $1,065,218 of Massachusetts net operating loss carryforwards that begin to expire in 2038. Utilization of net operating losses and tax credit carryforwards may be subject to an annual limitation provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. Further, a portion of the carryforwards may expire before being applied to reduce future income tax liabilities. In assessing the ability to realize the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. Management believes it is more likely than not that the deferred tax asset will not be realized and has recorded a net valuation allowance of $18,569,545 and $17,312,519 as of December 31, 2021 and 2020, respectively.

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A reconciliation of the federal statutory tax rate with the effective tax rate from continuing operations is as follows:

	December 31,
	2021	2020
Federal statutory tax rate	21.0%	21.0%
PPP loan forgiveness	10.6%	0.0%
Change in fair value of contingent consideration	(12.4)%	(0.6)%
Change in fair value of derivative liabilities	(10.4)%	0.0%
State income taxes, net of federal income tax benefit	0.0%	2.4%
Change in state tax rate	1.3%	31.2%
Return to provision adjustment	(0.6)%	(1.0)%
Business combination	0.4%	6.8%
Other	(0.8)%	1.9%
Change in valuation allowance	(9.7)%	(50.2)%
Effective tax rate	(0.6)%	7.7%

As of December 31, 2021 and 2020, the Company does not have any material unrecognized tax benefits and accordingly has not recorded any interest or penalties related to unrecognized tax benefits. The Company does not believe that unrecognized tax benefits will significantly change within the next twelve months. The Company and its subsidiaries file Federal, California, Florida, Illinois, Massachusetts, New York State, and New York City income tax returns. These returns remain subject to examination by taxing authorities for all years after December 31, 2018.

During the year ended December 31, 2020, the Company assessed its status as primary beneficiary of the Max Steel VIE and determined that it was no longer the primary beneficiary (see Note 16 - Variable Interest Entities). As a result, the Company removed the tax assets and liabilities allocable to the VIE from its balance sheet. The net effect of the removal of these was zero, as the valuation allowance against the Max Steel deferred tax assets was removed as well with the deconsolidation.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

NOTE 26 — LEASES

The Company and its subsidiaries are party to various office leases with terms expiring at different dates through December 2026. The amortizable life of the right-of-use asset is limited by the expected lease term. Although certain leases include options to extend the Company did not include these in the right-of-use asset or lease liability calculations because it is not reasonably certain that the options will be executed.

The amortizable life of the right-of-use asset is limited by the expected lease term. Although certain leases include options to extend the Company did not include these in the right-of-use asset or lease liability calculations because it is not reasonably certain that the options will be executed.

	December 31,
	2021	2020
Assets
Right-of-use asset	$6,129,411	$7,106,279

Liabilities
Current
Lease liability	$1,600,107	$1,791,773

Noncurrent
Lease liability	$5,132,895	$5,964,275

Total lease liability	$6,733,002	$7,756,048

F-54

Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

The table below shows the lease expenses recorded in the consolidated statements of operations incurred during year ended December 31, 2021 and 2020.

		December 31,
Lease costs	Classification	2021	2020
Operating lease costs	Selling, general and administrative expenses	$2,642,798	$2,234,988
Operating lease costs	Direct costs	60,861	231,410
Net lease costs		$2,703,659	$2,466,398

Lease Payments

For the year ended December 31, 2021 and 2020, the Company made cash payments related to its operating leases in the amount of $2,733,158 and $2,404,127, respectively.

Future minimum payments for operating leases in effect at December 31, 2021 were as follows:

2022	$2,073,241
2023	1,954,903
2024	1,824,908
2025	1,232,060
2026	940,989
Thereafter	—
Total	$8,026,101
Less: Imputed interest	(1,293,099)
Present value of lease liabilities	$6,733,002

As of December 31, 2021, the Company’s weighted average remaining lease terms on its operating lease is 3.78 years and the Company’s weighted average discount rate is 7.60% related to its operating leases.

Rent expense for the years ended December 31, 2021 and 2020 was $2,703,659 and $2,466,398, respectively.

NOTE 27 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company may be subject to legal proceedings, claims, and liabilities that arise in the ordinary course of business. In the opinion of management and based upon the advice of its outside counsels, the liability, if any, from any pending litigation is not expected to have a material effect in the Company’s financial position, results of operations and cash flows. The Company is not aware of any pending litigation as of the date of this report.

Letter of Credit

Pursuant to the lease agreements of 42West’s New York office location, the Company is required to issue letters of credit to secure the leases. On July 24, 2018, the Company renewed the letter of credit issued by City National Bank for the 42West office space in New York. The original letter of credit was for $677,354 and originally expired on August 1, 2018. This letter of credit renews automatically annually unless City National Bank notifies the landlord 60-days prior to the expiration of the bank’s election not to renew the letter of credit. In connection with the annual renewal in 2021, the letter of credit was reduced to $541,883. The Company granted City National Bank a security interest in bank account funds totaling $541,883 pledged as collateral for the letter of credit. The letter of credit commits the issuer to pay specified amounts to the holder of the letter of credit under certain conditions. If this were to occur, the Company would be required to reimburse the issuer of the letter of credit.

The Company is not aware of any other claims relating to its outstanding letter of credit as of December 31, 2021.

F-55

Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

Motion Picture Industry Pension Accrual

42West was a contributing employer to the Motion Picture Industry Pension Individual Account and Health Plans (collectively the “Motion Picture Industry Plans”), two multiemployer pension funds and one multiemployer welfare fund, respectively until March 31, 2019. The Motion Picture Industry Plans are governed by the Employee Retirement Income Security Act of 1974, as amended. During the year ended December 31, 2020, the Plans conducted an exit audit of 42West’s books and records for the period August 21, 2016 through March 31, 2019 in connection with the alleged contribution obligations to the Motion Picture Industry Plans. Based on the findings of the audit, 42West was liable for $87,532 in pension contributions, health and welfare plan contributions and union dues. For the year ended December 31, 2020, the Company paid $87,532 related to the settlement of the Motion Picture Industry Plans audits. There have been no changes subsequent to this settlement and 42West is no longer a contributing member of the Motion Picture Industry Plans.

NOTE 28 — EMPLOYEE BENEFIT PLAN AND EQUITY INCENTIVE PLAN

The Company and its wholly owned subsidiaries have 401(K) profit sharing plan that covers substantially all of its employees. The Company’s 401(K) plan matches up to 4% of the employee’s contribution. The plans match dollar for dollar the first 3% of the employee’s contribution and then 50% of contributions up to 5%. There are certain limitations for highly compensated employees. The Company’s contributions to these plans for the years ended December 31, 2021 and 2020, were approximately $424,423 and $320,389, respectively.

On January 13, 2022, the Compensation Committee of the Board approved the issuance of 36,240 Restricted Stock Units (“RSU”) to the employees of Dolphin pursuant to the 2017 Equity Incentive Plan (“Equity Plan”). Each employee employed by the Company as of January 13, 2022, received between 96 and 296 RSU’s. The RSU’s vest quarterly over a year for employees that remain employed by the Company. Upon vesting the employee receives shares of the Company’s common stock equal to the number of RSU’s that vested.

F-56

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current
Cash and cash equivalents	$7,185,628	$7,688,743
Restricted cash	541,883	541,883
Accounts receivable:
Trade, net of allowance of $577,029 and $471,535, respectively	4,378,007	4,513,179
Other receivables	1,816,857	3,583,357
Notes receivable	3,362,154	1,510,137
Other current assets	387,229	450,060
Total current assets	17,671,758	18,287,359

Capitalized production costs, net	582,412	137,235
Employee receivable	492,085	366,085
Right-of-use asset	5,244,969	6,129,411
Goodwill	20,021,357	20,021,357
Intangible assets, net	5,458,401	6,142,067
Property, equipment and leasehold improvements, net	384,445	473,662
Other long-term assets	2,681,228	1,234,275
Total Assets	$52,536,655	$52,791,451

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-57

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Unaudited)

	June 30, 2022	December 31, 2021
LIABILITIES
Current
Accounts payable	$881,568	$942,085
Notes payable, current portion	513,183	307,685
Contingent consideration	500,000	600,000
Accrued interest – related party	1,556,546	1,621,437
Accrued compensation – related party	2,625,000	2,625,000
Lease liability, current portion	1,610,779	1,600,107
Deferred revenue	1,189,442	406,373
Other current liabilities	5,330,836	6,850,584
Total current liabilities	14,207,354	14,953,271

Notes payable	410,959	868,959
Convertible notes payable	2,900,000	2,900,000
Convertible notes payable at fair value	466,255	998,135
Loan from related party	1,107,873	1,107,873
Contingent consideration	210,000	3,684,221
Lease liability	4,309,081	5,132,895
Deferred tax liability	90,655	76,207
Warrant liability	40,000	135,000
Other noncurrent liabilities	18,915	—
Total Liabilities	23,761,092	29,856,561

Commitments and contingencies (Note 18)

STOCKHOLDERS’ EQUITY
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding at June 30, 2022 and December 31, 2021	1,000	1,000
Common stock, $0.015 par value, 200,000,000 shares authorized, 9,551,958 and 8,020,381 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	143,280	120,306
Additional paid in capital	133,246,100	127,247,928
Accumulated deficit	(104,614,817)	(104,434,344)
Total Stockholders’ Equity	28,775,563	22,934,890
Total Liabilities and Stockholders’ Equity	$52,536,655	$52,791,451

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-58

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues	$10,290,626	$8,643,244	$19,467,735	$15,820,361

Expenses:
Direct costs	939,389	833,511	2,022,279	1,583,931
Payroll and benefits	6,983,804	5,622,468	13,930,426	10,892,831
Selling, general and administrative	1,519,835	1,194,704	3,039,605	2,718,658
Depreciation and amortization	415,547	478,270	832,785	960,982
Change in fair value of contingent consideration	(670,878)	(165,000)	(1,434,778)	200,000
Legal and professional	613,971	457,998	1,552,186	802,606
Total expenses	9,801,668	8,421,951	19,942,503	17,159,008

Income (loss) from operations	488,958	221,293	(474,768)	(1,338,647)

Other income (expenses):
Gain on extinguishment of debt, net	—	1,012,973	—	955,610
Loss on disposal of fixed assets	—	(48,461)	—	(48,461)
Change in fair value of convertible notes	244,022	268,974	531,880	(602,475)
Change in fair value of warrants	35,000	65,000	95,000	(2,497,877)
Change in fair value of put rights	—	—	—	(71,106)
Acquisition costs	—	—	—	(22,907)
Interest expense	(125,348)	(169,837)	(274,737)	(335,031)
Total other income (expenses), net	153,674	1,128,649	352,143	(2,622,247)

Income (loss) before income taxes and equity in losses of unconsolidated affiliates	642,632	1,349,942	(122,625)	(3,960,894)

Income tax (expense) benefit	(7,224)	—	(14,448)	38,851

Net income (loss) before equity in losses of unconsolidated affiliates	635,408	1,349,942	(137,073)	(3,922,043)

Equity in losses of unconsolidated affiliates	(23,400)	—	(43,400)	—

Net income (loss)	$612,008	$1,349,942	$(180,473)	$(3,922,043)

Earnings (loss) per share:
Basic	$0.06	$0.17	$(0.02)	$(0.53)
Diluted	$0.04	$0.13	$(0.09)	$(0.53)

Weighted average number of shares outstanding:
Basic	9,498,266	7,664,000	9,113,252	7,456,360
Diluted	9,626,143	7,913,396	9,890,621	7,456,360

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-59

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(180,473)	$(3,922,043)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	832,785	960,982
Share-based compensation	114,062	—
Equity in losses of unconsolidated affiliates	43,400	—
Gain on extinguishment of debt	—	(955,610)
Loss on disposal of fixed assets	—	48,461
Impairment of right-of-use asset	98,857	—
Impairment of capitalized production costs	87,323	20,000
Bad debt expense	251,728	84,673
Change in fair value of put rights	—	71,106
Change in fair value of contingent consideration	(1,434,778)	200,000
Change in fair value of warrants	(95,000)	2,497,877
Change in fair value of convertible notes	(531,880)	602,475
Change in deferred tax	14,448	(38,851)
Changes in operating assets and liabilities:
Accounts receivable, trade and other	1,536,727	(326,917)
Other current assets	62,831	(91,389)
Capitalized production costs	(532,500)	(95,829)
Other long-term assets and employee receivable	(116,353)	(6,516)
Deferred revenue	(216,931)	1,263,714
Accounts payable	(60,517)	(434,996)
Accrued interest – related party	(64,891)	(64,894)
Other current liabilities	(1,519,747)	191,067
Lease liability	(27,557)	26,750
Other noncurrent liabilities	18,915	—
Net cash (used in) provided by operating activities	(1,719,551)	30,060

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(59,902)	—
Issuance of notes receivable	(2,238,800)	—
Acquisition of B/HI Communications, Inc, net of cash acquired	—	(525,856)
Net cash used in investing activities	(2,298,702)	(525,856)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from equity line of credit agreement	4,367,640	—
Cash settlement of contingent consideration for B/HI	(600,000)	—
Proceeds from convertible notes payable	—	3,050,000
Repayment of term loan	—	(200,065)
Repayment of notes payable	(252,502)	(46,798)
Exercise of put rights	—	(1,015,135)
Net cash provided by financing activities	3,515,138	1,788,002

Net (decrease) increase in cash and cash equivalents and restricted cash	(503,115)	1,292,206
Cash and cash equivalents and restricted cash, beginning of period	8,230,626	8,637,376
Cash and cash equivalents and restricted cash, end of period	$7,727,511	$9,929,582

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-60

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Continued)

(unaudited)

	Six Months Ended June 30,
	2022	2021
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Interest paid	$454,975	$311,151

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of shares to Lincoln Park Capital LLC	$4,367,640	$—
Receipt of Crafthouse equity in connection with marketing agreement	$1,000,000	$—
Principal balance of convertible notes converted into shares of common stock	$—	$2,545,000
Issuance of shares of common stock related to the acquisitions	$—	$350,000
Put rights exchanged for shares of common stock	$—	$600,000
Interest on notes paid in stock	$—	$8,611
Settlement of contingent consideration for B/HI and The Door in shares of common stock	$1,539,444	$—

Reconciliation of cash, cash equivalents and restricted cash. The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the statements of cash flows that sum to the total of the same such amounts shown in the statements of cash flows:

	Six Months Ended June 30,
	2022	2021

Cash and cash equivalents	$7,185,628	$9,252,228
Restricted cash	541,883	677,354
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$7,727,511	$9,929,582

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-61

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Equity

(unaudited)

For the three and six months ended June 30, 2022
					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance December 31, 2021	50,000	$1,000	8,020,381	$120,306	$127,247,928	$(104,434,344)	$22,934,890
Net loss for the three months ended March 31, 2022	—	—	—	—	—	(792,481)	(792,481)
Issuance of shares to Lincoln Park Capital LLC	—	—	622,019	9,330	2,506,020	—	2,515,350
Issuance of restricted shares, net of shares withheld for taxes	—	—	8,645	130	(130)	—	—
Share-based compensation	—	—	—	—	59,305	—	59,305
Balance March 31, 2022	50,000	$1,000	8,651,045	$129,766	$129,813,123	$(105,226,825)	$24,717,064
Net income for the three months ended June 30, 2022	—	—	—	—	—	612,008	612,008
Issuance of shares to Lincoln Park Capital LLC	—	—	450,000	6,750	1,845,540	—	1,852,290
Issuance of restricted shares, net of shares withheld for taxes	—	—	7,982	120	(120)	—	—
Issuance of shares to sellers of The Door Marketing Group LLC for earnout consideration	—	—	279,562	4,193	1,019,004	—	1,023,197
Issuance of shares to seller of B/HI Communication Inc for earnout consideration	—	—	163,369	2,451	513,796	—	516,247
Share-based compensation	—	—	—	—	54,757	—	54,757
Balance June 30, 2022	50,000	$1,000	9,551,958	$143,280	$133,246,100	$(104,614,817)	$28,775,563

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-62

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Equity

(unaudited)

For the three and six months ended June 30, 2021
					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance December 31, 2020	50,000	$1,000	6,618,785	$99,281	$117,540,557	$(97,972,041)	$19,668,797
Net income for the three months ended March 31, 2021	—	—	—	—	—	(5,271,985)	(5,271,985)
Issuance of shares related to conversion of note payable	—	—	663,155	9,948	2,543,664	—	2,553,612
Issuance of shares related to cashless exercise of warrants	—	—	146,027	2,190	2,795,687	—	2,797,877
Issuance of shares issued to seller of Be Social	—	—	103,245	1,549	348,451	—	350,000
Consideration for acquisition of B/HI Communications, Inc			—	—	31,158	—	31,158
Issuance of shares related to exchange of Put Rights for stock	—	—	77,519	1,163	356,199	—	357,362
Shares retired from exercise of puts	—	—	(3,254)	(51)	51	—	—
Balance March 31, 2021	50,000	$1,000	7,605,477	$114,080	$123,615,767	$(103,244,026)	$20,486,821
Net loss for the three months ended June 30, 2021	—	—	—	—	—	1,349,942	1,349,942
Issuance of shares related to acquisition of The Door	—	—	10,238	154	(154)	—	—
Issuance of shares related to exchange of Put Rights for stock	—	—	37,847	568	348,759	—	349,327
Shares retired from exercise of puts	—	—	(15,093)	(227)	(13,203)	—	(13,430)
Balance June 30, 2021	50,000	$1,000	7,638,469	$114,575	$123,951,169	$(101,894,084)	$22,172,660

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-63

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

NOTE 1 – GENERAL

Dolphin Entertainment, Inc., a Florida corporation (the “Company,” “Dolphin,” “we,” “us” or “our”), is a leading independent entertainment marketing and premium content development company. Through its acquisitions of 42West LLC (“42West”), The Door Marketing Group, LLC (“The Door”), Shore Fire Media, Ltd (“Shore Fire”), Viewpoint Computer Animation Incorporated (“Viewpoint”), Be Social Public Relations, LLC (“Be Social”) and B/HI Communications, Inc. (“B/HI”), the Company provides expert strategic marketing and publicity services throughout the United States of America (“U.S.”) to virtually all of the major film studios and many of the leading streaming services, as well as to independent and digital content providers, and A-list celebrity talent, including actors, directors, producers, celebrity chefs, social media influencers and recording artists. The Company also provides strategic marketing publicity services and creative brand strategies for a wide variety of consumer brands, including prime hotel and restaurant groups, throughout the U.S. Dolphin’s content production business is a long established, leading independent producer, committed to distributing premium, best-in-class film and digital entertainment. Dolphin produces original feature films and digital programming primarily aimed at family and young adult markets.

Impact of COVID-19

On March 11, 2020, the World Health Organization categorized a novel coronavirus (“COVID-19”) as a pandemic, and it has spread throughout the U.S. The pandemic has had and continues to have a significant effect on economic conditions in the United States, and continues to cause significant uncertainties in the U.S. and global economies. The extent to which the COVID-19 pandemic affects our business, operations and financial results depends, and will continue to depend, on numerous evolving factors that we may not be able to accurately predict.

One of our subsidiaries operates in the food and hospitality sector, which was negatively impacted by the orders to either suspend or reduce operations of restaurants and hotels. Similarly, another subsidiary represents talent, such as actors, directors and producers, and revenues from these clients was negatively impacted by the suspension of content production. The television and streaming consumption around the globe has increased since the outbreak of COVID-19, as well as the demand for consumer products. Revenues from the marketing of these shows and products somewhat offset the decrease in revenue from the sectors discussed above.

Depending on the extent and duration of the pandemic and the related economic impacts, COVID-19 may continue to impact our business and financial results, as well as significant judgements and estimates, including those related to goodwill and other asset impairments and allowances for doubtful accounts.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of Dolphin, and all of its wholly owned subsidiaries, comprising Dolphin Films, Inc. (“Dolphin Films”), Dolphin SB Productions LLC, Dolphin Max Steel Holdings, LLC, Dolphin JB Believe Financing, LLC, Dolphin JOAT Productions, LLC, 42West, The Door, Viewpoint, Shore Fire, Be Social and B/HI. The Company applies the equity method of accounting for its investments in entities for which it does not have a controlling financial interest, but over which it has the ability to exert significant influence.

The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and the instructions to Form 10-Q under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of its financial position as of June 30, 2022, and its results of operations and cash flows for the three and six months ended June 30, 2022 and 2021. All significant inter-company balances and transactions have been eliminated from the condensed consolidated financial statements. Operating results for the three and six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2022. The condensed consolidated balance sheet as of December 31, 2021 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed consolidated financial statements should be read together with the audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

F-64

Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2022

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to the estimates in the fair value of acquisitions, estimates in assumptions used to calculate the fair value of certain liabilities, and impairment assessments for investment in capitalized production costs, goodwill and long-lived assets. Management bases its estimates on historical experience and on other various assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ materially from such estimates under different assumptions and conditions.

Due to COVID-19 and the uncertainty of the extent of the impacts related thereto, certain estimates and assumptions may require increased judgment. As events continue to evolve and additional information becomes available, these estimates may change in future periods. It is difficult to predict what the ongoing impact of the pandemic will be on future periods.

Update to Significant Accounting Policies

The Company’s significant accounting policies are detailed in "Note 2: Summary of Significant Accounting Policies" within Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2021. As a result of entering into a collaborative arrangement in June 2022, the Company updated its revenue recognition accounting policy to include the information as detailed below. There were no other significant changes to the Company’s accounting policies during the three and six months ended June 30, 2022.

Revenue Recognition

The Company analyzes our collaboration agreements to assess whether such arrangements, or transactions between arrangement participants, involve joint operating activities performed by parties that are both active participants in the activities and exposed to significant risks and rewards dependent on the commercial success of such activities or are more akin to a vendor-customer relationship. In making this evaluation, the Company considers whether the activities of the collaboration are considered to be distinct and deemed to be within the scope of the collaboration guidance and those that are more reflective of a vendor-customer relationship and, therefore, within the scope of the revenue with contracts with customer guidance. This assessment is performed throughout the life of the arrangement based on changes in the responsibilities of all parties in the arrangement.

For collaboration arrangements that are in the scope of the collaboration guidance, we may analogize to the revenue from contracts with customers guidance for some aspects of these arrangements. Revenue from transactions with collaboration participants is presented apart from revenue with contracts with customers in our condensed consolidated statement of operations. To date, there has been no revenue generated from collaboration arrangements.

Recent Accounting Pronouncements

Accounting Guidance Not Yet Adopted

In October 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2021-08, “Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”, to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency related to recognition of an acquired contract liability and payment terms and their effect on subsequent revenue recognized by the acquirer. The guidance will be effective for the Company on January 1, 2023. The Company is currently evaluating the impact that the adoption of this standard will have on its condensed consolidated financial statements in connection with any future business combinations.

In June 2016, the FASB issued new guidance on measurement of credit losses (ASU 2016-13, “Measurement of Credit Losses on Financial Instruments”) with subsequent amendments issued in November 2018 (ASU 2018-19) and April 2019 (ASU 2019-04). This update changes the accounting for credit losses on loans and held-to-maturity debt securities and requires a current expected credit loss (CECL) approach to determine the allowance for credit losses. It is applicable to trade accounts receivable. The guidance will be effective for the Company on January 1, 2023 with a cumulative-effect adjustment, if any, to retained earnings as of the beginning of the year of adoption. The Company is in the process of evaluating the impact of the adoption of ASU 2016-13 on the Company’s condensed consolidated financial statements and disclosures.

Reclassifications

Certain prior year amounts have been reclassified to conform with current year presentation. These reclassifications had no impact on the Company’s condensed consolidated statements of operations or condensed consolidated statements of cash flows.

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NOTE 2 – REVENUE

Disaggregation of Revenue

The Company’s principal geographic markets are within the U.S. The following is a description of the principal activities, by reportable segment, from which we generate revenue. For more detailed information about reportable segments, see Note 15.

Entertainment Publicity and Marketing

The Entertainment Publicity and Marketing (“EPM”) segment generates revenue from diversified marketing services, including public relations, entertainment and hospitality content marketing, strategic marketing consulting and content production of marketing materials. Within the EPM segment, we typically identify one performance obligation, the delivery of professional publicity services, in which we typically act as the principal. Fees are generally recognized on a straight-line or monthly basis, as the services are consumed by our clients, which approximates the proportional performance on such contracts.

We also enter into management agreements with a roster of social media influencers and are paid a percentage of the revenue earned by the social media influencer. Due to the short-term nature of these contracts, the performance obligation is typically completed and revenue is recognized at a point in time, typically the date of publication.

Content Production

The Content Production (“CPD”) segment generates revenue from the production of original motion pictures and other digital content production. In the CPD segment, we typically identify performance obligations depending on the type of service, for which we generally act as the principal. Revenue from motion pictures is recognized upon transfer of control of the licensing rights of the motion picture or web series to the customer. For minimum guarantee licensing arrangements, the amount related to each performance obligation is recognized when the content is delivered, and the window for exploitation right in that territory has begun, which is the point in time at which the customer is able to begin to use and benefit from the content. For sales or usage-based royalty income, revenue is recognized starting at the exhibition date and is based on the Company’s participation in the box office receipts of the theatrical exhibitor and the performance of the motion picture.

The revenues recorded by the EPM and CPD segments is detailed below:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Entertainment publicity and marketing	$10,290,626	$8,643,244	$19,467,735	$15,820,361
Content production	—	—	—	—
Total revenues	$10,290,626	$8,643,244	$19,467,735	$15,820,361

Contract Balances

The opening and closing balances of our contract asset and liability balances from contracts with customers as of June 30, 2022 and December 31, 2021 were as follows:

	Contract Assets	Contract Liabilities
Balance as of December 31, 2021	$62,500	$406,373
Balance as of June 30, 2022	—	1,189,442
Change	$(62,500)	$783,069

Contract assets are comprised of services provided for which consideration has not been received and are transferred to accounts receivable when the right to payment becomes unconditional. Contract assets are presented within other current assets in the condensed consolidated balance sheets. The change in the contract asset balance relates to the collection of consideration for services that had been previously performed.

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Contract liabilities are recorded when the Company receives advance payments from customers for public relations projects or as deposits for promotional or brand-support video projects. Once the work is performed or the projects are delivered to the customer, the contract liabilities are deemed earned and recorded as revenue. Advance payments received are generally for short duration and are recognized once the performance obligation of the contract is met. Contract liabilities are presented within deferred revenue in the condensed consolidated balance sheets. The change in the contract liability balance relates to the advanced consideration received from customers under the terms of our contracts, primarily related to periodic retainer fees and, to a lesser extent, reimbursement of third party expenses, which are generally recognized shortly after billing.

Revenues for the three and six months ended June 30, 2022 and 2021, include the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Amounts included in the beginning of year contract liability balance	$15,000	$—	$329,937	$337,221

Remaining performance obligations

As of June 30, 2022, we had approximately $1,189,442 of unsatisfied performance obligations, of which $1,001,943 are expected to be recognized in the next twelve months, with the remainder recognized between twelve and seventeen months from June 30, 2022.

NOTE 3 — GOODWILL AND INTANGIBLE ASSETS

Goodwill

As of June 30, 2022, the Company has a balance of $20,021,357 of goodwill on its condensed consolidated balance sheet arising from the prior acquisitions of 42West, The Door, Viewpoint, Shore Fire, Be Social and B/HI. All of the Company’s goodwill is related to the entertainment, publicity and marketing segment. There were no changes in the carrying value of goodwill during the three and six months ended June 30, 2022.

The Company evaluates goodwill in the fourth quarter or more frequently if management believes indicators of impairment exist. Such indicators could include but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. There were no triggering events noted during the three and six months period ended June 30, 2022 that would require the Company to reassess goodwill for impairment outside of its regular annual impairment test.

Intangible Assets

Finite-lived intangible assets consisted of the following as of June 30, 2022 and December 31, 2021:

	June 30, 2022			December 31, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible assets subject to amortization:
Customer relationships	$8,290,000	$5,314,182	$2,975,818	$8,290,000	$4,880,016	$3,409,984
Trademarks and trade names	4,490,000	2,037,417	2,452,583	4,490,000	1,797,917	2,692,083
Non-compete agreements	690,000	660,000	30,000	690,000	650,000	40,000
	$13,470,000	$8,011,599	$5,458,401	$13,470,000	$7,327,933	$6,142,067

Amortization expense associated with the Company’s intangible assets was $341,833 and $394,998 for the three months ended June 30, 2022 and 2021, respectively, and $683,666 and $789,996 for the six months ended June 30, 2022 and 2021, respectively.

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Amortization expense related to intangible assets for the remainder of 2022 and thereafter is as follows:

2022	$683,666
2023	1,227,824
2024	991,715
2025	961,373
2026	934,001
Thereafter	659,824
Total	$5,458,401

NOTE 4 —ACQUISITIONS

B/HI Communications, Inc.

Effective January 1, 2021, the Company acquired all of the issued and outstanding shares of B/HI, a California corporation (the “B/HI Purchase”) pursuant to a share purchase agreement (the “B/HI Share Purchase Agreement”) between the Company and Dean G. Bender and Janice L. Bender, as co-trustees of the Bender Family Trust dated May 6, 2013 (collectively, the “B/HI Sellers). B/HI is an entertainment public relations agency that specializes in corporate and product communications programs for interactive gaming, e-sports, entertainment content and consumer product organizations.

The total consideration paid to the B/HI Seller in respect to the B/HI Purchase is $0.8 million of shares of common stock based on a 30-day trailing trading average closing price immediately prior to, but not including, the applicable payment date adjusted for working capital, cash targets and the B/HI indebtedness as defined in the B/HI Share Purchase Agreement. During 2021, subsequent to the initial measurement, the B/HI Seller achieved certain financial performance targets pursuant to the B/HI Share Purchase Agreement and earned an additional $1.1 million, which was paid $0.6 million in cash and the remainder in common stock, which was settled by the issuance of 163,369 shares of common stock during the second quarter of 2022 pursuant to the B/HI Share Purchase Agreement. The common stock issued as part of the consideration has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Acquisition related costs for the B/HI purchase amounted to $22,907 and are included in acquisition costs in the condensed consolidated statement of operations for the six months ended June 30, 2021. The condensed consolidated statement of operations includes revenues from B/HI amounting to $818,408 and $1,426,841 for the three and six months ended June 30, 2021, respectively. The measurement period of the BHI purchase ended January 1, 2022.

NOTE 5 — NOTES RECEIVABLE

The notes receivable held by the Company are unsecured convertible note receivables from JDDC Elemental LLC (“Midnight Theatre”) (the “Notes Receivable”). The Notes Receivable are recorded at their principal face amount plus accrued interest. Due to their short-term maturity and conversion terms, these have been recorded at the face value of the note and an allowance for credit losses has not been established.

Midnight Theatre

As of June 30, 2022, the Midnight Theatre notes amount to $3,362,154, inclusive of $123,354 of interest receivable, and are convertible at the option of the Company into Class A and B Units of Midnight Theatre. During the three and six months ended June 30, 2022, Midnight Theatre issued four and seven unsecured convertible promissory notes, respectively, to the Company (the “Midnight Theatre Notes”) with an aggregate principal of $1,084,300 and $2,238,800 respectively, each with a ten percent (10%) per annum simple coupon rate, which have maturity dates six months from their respective issuance date. The Midnight Theatre Notes allow the Company to convert the principal and accrued interest into Class A and B units of Midnight Theatre on the respective maturity date.

Subsequent to June 30, 2022, on each of July 11, 2022 and July 21, 2022, we issued Midnight Theatre two additional notes amounting to $341,660 in aggregate on the same terms as the previous notes.

Crafthouse Cocktails

On November 30, 2021 Crafthouse Cocktails issued a $500,000 unsecured convertible promissory note (the “Crafthouse Note”) to the Company with an eight percent (8%) per annum simple coupon rate and a mandatorily redeemable date of February 1, 2022. The Crafthouse Note allows the Company to convert the principal and accrued interest into membership interests of Crafthouse on the mandatory conversion date. On February 1, 2022, the Crafthouse Note was converted and Dolphin was issued memberships interests of Crafthouse Cocktails; refer to Note 6. There have been no notes receivable issued from Crafthouse Cocktails during the three and six months ended June 30, 2022, and no notes receivable from Crathouse Cocktails remain outstanding as of June 30, 2022.

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NOTE 6 — EQUITY METHOD INVESTMENTS

Equity method investments are included within other long-term assets in the condensed consolidated balance sheets. As of June 30, 2022, the investment in Midnight Theatre and Crafthouse Cocktails amounted to $1,000,000 and $1,456,600, respectively.

Midnight Theatre

Midnight Theatre commenced operations in late June 2022. The equity in earnings or losses during the three and six months ended June 30, 2022 were negligible, and thus have not been recorded. The Company expects to commence recording equity in earnings or losses related to its equity method investment in Midnight Theatre during the third quarter of 2022.

Crafthouse Cocktails

During the six months ended June 30, 2022, the Crafthouse Note discussed in Note 5 was converted and Dolphin was issued common memberships interests of Crafthouse Cocktails. During the three and six months ended June 30, 2022, the Company received an additional $1,000,000 of equity investment in Stanton South LLC in connection with an agreement to render marketing services to Crafthouse Cocktails during a two-year term commencing on November 15, 2021. In addition, during the three and six months ended June 30, 2022, the Company recorded a loss of $23,400 and $43,400, respectively, in connection with its equity method investment in Crafthouse Cocktails.

NOTE 7 — OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following:

	June 30,	December 31,
	2022	2021
Accrued funding under Max Steel production agreement	$620,000	$620,000
Accrued audit, legal and other professional fees	425,925	429,299
Accrued commissions	458,003	457,269
Accrued bonuses	205,817	360,817
Due to seller of Be Social	—	304,169
Talent liability	2,196,931	2,908,357
Accumulated customer deposits	962,855	1,206,864
Other	461,305	563,809
Other current liabilities	$5,330,836	$6,850,584

NOTE 8 — DEBT

Total debt of the Company was as follows as of June 30, 2022 and December 31, 2021:

Debt Type	June 30, 2022	December 31, 2021
Convertible notes payable	$2,900,000	$2,900,000
Convertible notes payable - fair value option	466,255	998,135
Non-convertible promissory notes	924,142	1,176,644
Loans from related party (see Note 9)	1,107,873	1,107,873
Total debt	$5,398,270	$6,182,652
Less current portion of debt	(513,183)	(307,685)
Noncurrent portion of debt	$4,885,087	$5,874,967

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The table below details the maturity dates of the principal amounts for the Company’s debt as of June 30:

Debt Type	Maturity Date	2022	2023	2024	2025	2026	Thereafter
Convertible notes payable	Ranging from August to September 2023	$—	$2,900,000	$—	$—	$—	$—
Convertible notes payable - fair value option	March 2030	—	—	—	—	—	500,000
Nonconvertible promissory notes	Ranging between June 2023 and December 2023(1)	55,182	868,960	—	—	—	—
Loans from related party	July 2023	—	1,107,873	—	—	—	—
		$—	$4,932,015	$—	$—	$—	$500,000

(1)	Pursuant to the terms of one of the nonconvertible promissory notes, the Company makes monthly payments of principal and interests. This note matures on December 2023, however, the amounts in the 2022 column represent principal payments to be made during 2022.

Convertible Notes Payable

As of June 30, 2022, the Company has three outstanding convertible promissory notes in the aggregate principal amount of $2,900,000. The convertible promissory notes bear interest at a rate of 10% per annum and mature on the second anniversary of their respective issuances. The balance of each convertible promissory note and any accrued interest may be converted at the noteholder’s option at any time at a purchase price based on a 90-day average closing market price per share of the common stock but not at a price less than $2.50 per share.

The Company recorded interest expense related to these convertible notes payable of $67,500 and $15,565 during the three months ended June 30, 2022 and 2021, respectively, and $135,000 and $42,482 during the six months ended June 30, 2022 and 2021, respectively. In addition, the Company made cash interest payments amounting $135,000 and $31,149 during the six months ended June 30, 2022 and 2021, respectively, related to the convertible promissory notes.

As of both June 30, 2022 and December 31, 2021, the principal balance of the convertible promissory notes of $2,900,000 was recorded in noncurrent liabilities under the caption convertible promissory notes on the Company’s condensed consolidated balance sheets.

Subsequent to June 30, 2022, on August 8, 2022, the holder of one convertible promissory note issued during 2021 converted the principal balance of $500,000 into 125,604 shares of common stock at a conversion price of $3.98 per share.

Convertible Notes Payable at Fair Value

The Company had one convertible promissory note outstanding with aggregate principal amount of $500,000 as of June 30, 2022 for which it elected the fair value option. As such, the estimated fair value of the note was recorded on its issue date. At each balance sheet date, the Company records the fair value of the convertible promissory notes with any changes in the fair value recorded in the condensed consolidated statements of operations.

The Company had a balance of $466,255 and $998,135 in noncurrent liabilities as of June 30, 2022 and December 31, 2021, respectively, on its condensed consolidated balance sheets related to the convertible promissory note measured at fair value.

The Company recorded gains in fair value of $244,022 and $268,974 for the three months ended June 30, 2022 and 2021, respectively, and a gain in fair value of $531,880 and a loss in fair value of $602,475 for the six months ended June 30, 2022 and 2021, respectively, on its condensed consolidated statements of operations related to this convertible promissory note at fair value.

The Company recorded interest expense related to these convertible notes payable at fair value of $9,863 for both the three months ended June 30, 2022 and 2021, and $19,726 for both the six months ended June 30, 2022 and 2021, respectively. In addition, the Company made cash interest payments amounting $19,726 for both the six months ended June 30, 2022 and 2021, related to the convertible promissory notes at fair value.

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Nonconvertible Promissory Notes

As of June 30, 2022, the Company has outstanding unsecured nonconvertible promissory notes in the aggregate amount of $924,142, which bear interest at a rate of 10% per annum and mature between June and December 2023. On January 15, 2022, its maturity date, a non-convertible promissory note amounting to $0.2 million was repaid in cash.

As of June 30, 2022 and December 31, 2021, the Company had a balance of $513,183 and $307,685, respectively, net of debt discounts recorded as current liabilities and $410,959 and $868,959, respectively, in noncurrent liabilities on its condensed consolidated balance sheets related to these nonconvertible promissory notes.

The Company recorded interest expense related to these nonconvertible promissory notes of $23,393 and $30,927 for the three months ended June 30, 2022 and 2021, respectively, and $48,277 and $62,449 for the six months ended June 30, 2022 and 2021, respectively. The Company made interest payments of $50,249 and $62,726 during the six months ended June 30, 2022 and 2021, respectively, related to the nonconvertible promissory notes.

NOTE 9 — LOANS FROM RELATED PARTY

The Company issued Dolphin Entertainment, LLC (“DE LLC”), an entity wholly owned by the Company’s Chief Executive Officer, William O’Dowd (the “CEO”), a promissory note (the “DE LLC Note”) which matures on July 31, 2023.

As of both June 30, 2022 and December 31, 2021, the Company had a principal balance of $1,107,873, and accrued interest amounted to $110,787 and $55,849 as of June 30, 2022 and December 31, 2021, respectively. For the six months ended June 30, 2022 and 2021, the Company did not repay any principal balance on the DE LLC Note.

The Company recorded interest expense of $27,621 for both the three months ended June 30, 2022 and 2021, and $54,938 for both the six months ended June 30, 2022 and 2021, respectively, related to this loan from related party. The Company did not make cash payments during the six months ended June 30, 2022, related to this loan from related party. The Company made cash interest payments amounting to $81,621 during the six months ended June 30, 2021, related to this loan from related party.

NOTE 10 — FAIR VALUE MEASUREMENTS

The Company’s non-financial assets measured at fair value on a nonrecurring basis include goodwill and intangible assets. The determination of our intangible fair values includes several assumptions and inputs (Level 3) that are subject to various risks and uncertainties. Management believes it has made reasonable estimates and judgments concerning these risks and uncertainties. All other financial assets and liabilities are carried at amortized cost.

The Company’s cash balances are representative of their fair values as these balances are comprised of deposits available on demand. The carrying amounts of accounts receivable, notes receivable, prepaid and other current assets, accounts payable and other non-current liabilities are representative of their fair values because of the short turnover of these instruments.

Financial Disclosures about Fair Value of Financial Instruments

The tables below set forth information related to the Company’s consolidated financial instruments:

	Level in	June 30, 2022		December 31, 2021
	Fair Value	Carrying	Fair	Carrying	Fair
	Hierarchy	Amount	Value	Amount	Value
Assets:
Cash and cash equivalents	1	$7,185,628	$7,185,628	$7,688,743	$7,688,743
Restricted cash	1	541,883	541,883	541,883	541,883

Liabilities:
Convertible notes payable	3	$2,900,000	$2,755,000	$2,900,000	$2,900,000
Convertible notes payable at fair value	3	466,255	466,255	998,135	998,135
Warrant liability	3	40,000	40,000	135,000	135,000
Contingent consideration	3	710,000	710,000	4,284,221	4,284,221

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Convertible notes payable

As of June 30, 2022, the Company has three outstanding convertible notes payable with aggregate principal amount of $2,900,000. See Note 8 for further information on the terms of these convertible notes.

		June 30, 2022		December 31, 2021
	Level	Carrying Amount	Fair Value	Carrying Amount	Fair Value

10% convertible notes due in August 2023	3	$2,000,000	$1,896,000	$2,000,000	$1,998,000
10% convertible notes due in September 2023	3	900,000	859,000	900,000	902,000
		$2,900,000	$2,755,000	$2,900,000	$2,900,000

The estimated fair value of the convertible notes was computed using a Monte Carlo Simulation, using the following assumptions:

Fair Value Assumption – Convertible Debt	June 30, 2022	December 31, 2021
Stock Price	$3.16	$8.52
Minimum Conversion Price	$2.50	$2.50
Annual Asset Volatility Estimate	100%	100%
Risk Free Discount Rate (based on U.S. government treasury obligation with a term similar to that of the convertible note)	2.82% - 2.83%	0.61% - 0.64%

Fair Value Option (“FVO”) Election – Convertible notes payable and freestanding warrants

Convertible notes payable, at fair value

As of June 30, 2022, the Company has one outstanding convertible note payable with a face value of $500,000 (the “March 4th Note”), which is accounted for under the Accounting Standards Codification (“ASC”) 825-10-15-4 FVO election. Under the FVO election, the financial instrument is initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. The estimated fair value adjustment is presented as a single line item within other income (expense) in the accompanying condensed consolidated statements of operations under the caption “change in fair value of convertible notes.”

The March 4th Note is measured at fair value and categorized within Level 3 of the fair value hierarchy. The following is a reconciliation of the fair values from December 31, 2021 to June 30, 2022:

March 4th Note
Beginning fair value balance reported on the condensed consolidated balance sheet at December 31, 2021	$998,135
(Gain) in fair value reported in the condensed consolidated statements of operations	(531,880)
Ending fair value balance reported on the condensed consolidated balance sheet at June 30, 2022	$466,255

The estimated fair value of the March 4th Note as of June 30, 2022 and December 31, 2021, was computed using a Black-Scholes simulation of the present value of its cash flows using a synthetic credit rating analysis and a required rate of return, using the following assumptions:

	June 30, 2022	December 31, 2021
Face value principal payable	$500,000	$500,000
Original conversion price	$3.91	$3.91
Value of Common Stock	$3.16	$8.52
Expected term (years)	7.68	8.18
Volatility	100%	100%
Risk free rate	3.03%	1.47%

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Warrants

In connection with the March 4th Note, the Company issued the Series I Warrants. The Series I Warrants are measured at fair value and categorized within Level 3 of the fair value hierarchy. The following is a reconciliation of the fair values from December 31, 2021 to June 30, 2022:

Fair Value:	Series I
Beginning fair value balance reported on the condensed consolidated balance sheet at December 31, 2021	$135,000
(Gain) in fair value reported in the condensed consolidated statements of operations	(95,000)
Ending fair value balance reported on the condensed consolidated balance sheet at June 30, 2022	$40,000

The estimated fair value of the Series “I” Warrants was computed using a Black-Scholes valuation model, using the following assumptions:

Fair Value Assumption - Series “I” Warrants	June 30, 2022	December 31, 2021
Exercise Price per share	$3.91	$3.91
Value of Common Stock	$3.16	$8.52
Expected term (years)	3.17	3.67
Volatility	100%	100%
Dividend yield	0%	0%
Risk free rate	2.99%	1.07%

Contingent consideration

The Company records the fair value of the contingent consideration liability in the condensed consolidated balance sheets under the caption “Contingent Consideration” and records changes to the liability against earnings or loss under the caption “Changes in fair value of contingent consideration” in the condensed consolidated statements of operations.

As discussed in Note 4, during the year ended December 31, 2021, the B/HI seller met the conditions for payment of contingent consideration. As a result, the contingent consideration has been recorded as the actual amount of the payout to the B/HI seller, $1.1 million, of which $600,000 was paid in cash on June 29, 2022 and the remainder in common stock, which was settled on June 14, 2022 by the issuance of 163,369 shares of Company common stock.

For the contingent consideration related to Be Social, the Company utilized a Monte Carlo Simulation model, which incorporates significant inputs that are not observable in the market, and thus represents a Level 3 measurement as defined in ASC 820. The unobservable inputs utilized for measuring the fair value of the contingent consideration reflect management’s own assumptions about the assumptions that market participants would use in valuing the contingent consideration as of the acquisition date. The Company determined the fair value by using the following key inputs to the Monte Carlo Simulation Model:

	Be Social
Inputs	As of June 30, 2022	As of December 31, 2021
Risk Free Discount Rate (based on US government treasury obligation with a term similar to that of the contingent consideration)	2.86%	0.73%
Annual Asset Volatility Estimate	75.0%	85.0%

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For the contingent consideration, which are measured at fair value categorized within Level 3 of the fair value hierarchy, the following is a reconciliation of the fair values from December 31, 2021 to June 30, 2022:

	The Door(1)	Be Social(2)	B/HI(3)
Beginning fair value balance reported on the condensed consolidated balance sheet at December 31, 2021	$2,381,869	$710,000	$1,192,352
Gain in fair value reported in the condensed consolidated statements of operations	(1,358,672)	—	(76,106)
Settlement of contingent consideration	(1,023,197)	—	(1,116,246)
Ending fair value balance reported in the condensed consolidated balance sheet at June 30, 2022	$—	$710,000	$—

(1)	During the year ended December 31, 2021, The Door achieved the conditions for the earnout consideration, which were settled on June 7, 2022 by payment of 279,562 shares of common stock. For the three and six months ended June 30, 2021, the Company recorded a gain of $190,000 and a loss of $180,000, respectively, in fair value of contingent consideration related to The Door in the condensed consolidated statements of operations.
(2)	For the three and six months ended June 30, 2021, the Company recorded losses of $25,000 and $20,000, respectively, in fair value of contingent consideration related to Be Social in the condensed consolidated statements of operations.
(3)	During the year ended December 31, 2021, B/HI achieved the conditions for the earnout consideration, which were settled on June 14 and June 29, 2022, as described above.

NOTE 11 — STOCKHOLDERS’ EQUITY

2021 Lincoln Park Transaction

On December 29, 2021, the Company entered into a purchase agreement (the “LP 2021 Purchase Agreement”) and a registration rights agreement (the “LP 2021 Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company could sell and issue to Lincoln Park, and Lincoln Park was obligated to purchase, up to $25,000,000 in value of its shares of common stock from time to time over a 36-month period.

The Company may direct Lincoln Park, at its sole discretion, and subject to certain conditions, to purchase up to 50,000 shares of common stock on any business day (a “Regular Purchase”), provided that on such day the last closing sale price per-share of our common stock is not less than $1.00 as reported by the Nasdaq Capital Market. The amount of a Regular Purchase may be increased under certain circumstances up to 75,000 shares if the closing price is not below $10.00, and up to 100,000 shares if the closing price is not below $12.50, provided that Lincoln Park’s committed obligation for Regular Purchases on any business day shall not exceed $2,000,000. In the event we purchase the full amount allowed for a Regular Purchase on any given business day, we may also direct Lincoln Park to purchase additional amounts as accelerated and additional accelerated purchases. The purchase price of shares of common stock related to the future funding will be based on the then prevailing market prices of such shares at the time of sales as described in the LP 2021 Purchase Agreement.

Pursuant to the terms of the LP 2021 Purchase Agreement, at the time the Company signed the LP 2021 Purchase Agreement and the LP 2021 Registration Rights Agreement, the Company issued 51,827 shares of common stock to Lincoln Park as consideration for its commitment (“commitment shares”) to purchase shares of our common stock under the LP 2021 Purchase Agreement. In addition, the Company issued an additional 37,019 commitment shares on March 7, 2022. The commitment shares were recorded as an addition to equity for the issuance of the common stock and treated as a reduction to equity as a cost of capital to be raised under the LP 2021 Purchase Agreement.

During the three and six months ended June 30, 2022, excluding the additional commitment shares disclosed above, the Company sold 450,000 and 1,035,000 shares of common stock, respectively, at prices ranging between $3.47 and $5.15 pursuant to the LP 2021 Purchase Agreement and received proceeds of $1,852,290 and $4,367,640, respectively.

Pursuant to the terms of LP 2021 Purchase Agreement, Lincoln Park is currently not obligated to purchase shares of common stock from the Company because the Company no longer has an effective shelf registration statement available to register the shares issuable to Lincoln Park. On August 11, 2022, the Company notified Lincoln Park that it was terminating the LP 2021 Purchase Agreement effective August 12, 2022.

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2022 Lincoln Park Transaction

Subsequent to June 30, 2022, on August 10, 2022, the Company entered into a new purchase agreement (the “LP 2022 Purchase Agreement”) and a registration rights agreement (the “LP 2022 Registration Rights Agreement”) with Lincoln Park, pursuant to which the Company could sell and issue to Lincoln Park, and Lincoln Park was obligated to purchase, up to $25,000,000 in value of its shares of common stock from time to time over a 36-month period.

The Company may direct Lincoln Park, at its sole discretion, and subject to certain conditions, to purchase up to 50,000 shares of common stock on any business day (a “Regular Purchase”). The amount of a Regular Purchase may be increased under certain circumstances up to 75,000 shares if the closing price is not below $7.50, and up to 100,000 shares if the closing price is not below $10.00, provided that Lincoln Park’s committed obligation for Regular Purchases on any business day shall not exceed $2,000,000. In the event we purchase the full amount allowed for a Regular Purchase on any given business day, we may also direct Lincoln Park to purchase additional amounts as accelerated and additional accelerated purchases. The purchase price of shares of common stock related to the future funding will be based on the then prevailing market prices of such shares at the time of sales as described in the LP 2022 Purchase Agreement.

NOTE 12 — SHARE-BASED COMPENSATION

On June 29, 2017, the shareholders of the Company approved the Dolphin Digital Media, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). There are 2,000,000 shares available to grant under the 2017 Plan. During the six months ended June 30, 2022, the Company granted Restricted Stock Units (“RSUs”) to certain employees under the 2017 Plan, as detailed in the table below. During the six months ended June 30, 2021, the Company did not issue any awards under the 2017 Plan.

The RSUs granted under the 2017 Plan to the Company’s employees vest in four equal installments on the following dates: March 15, 2022, June 15, 2022, September 15, 2022 and December 15, 2022. The Company recognized compensation expense for RSUs of $54,757 and $114,062 for the three and six months ended June 30, 2022, respectively, which is included in payroll and benefits in the condensed consolidated statements of operations. There was no share-based compensation recognized for the three and six months ended June 30, 2021. As of June 30, 2022, unrecognized compensation expense related to RSUs of $109,252 is expected to be recognized over a weighted-average period of 0.46 years.

The following table sets forth the activity for the RSUs:

	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding (nonvested), December 31, 2021	—	$—
Granted	36,336	6.86
Forfeited	(3,726)	6.86
Vested	(16,684)	6.86
Outstanding (nonvested), June 30, 2022	15,926	$6.86

NOTE 13 — EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings (loss) per share:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Numerator
Net income (loss)	$612,008	$1,349,942	$(180,473)	$(3,922,043)
Net income attributable to participating securities	12,490	8,750	—	—
Net income (loss) attributable to Dolphin Entertainment common stock shareholders and numerator for basic earnings (loss) per share	599,518	1,341,192	(180,473)	(3,922,043)
Undistributed earnings for the three months ended June 30, 2022 attributable to participating securities	12,490	—	—	—
Change in fair value of convertible notes payable	(244,022)	(268,974)	(531,880)	—
Change in fair value of warrants	—	(65,000)	(95,000)	—
Interest expense	9,863	36,862	19,726	—
Numerator for diluted earnings (loss) per share	$377,849	$1,044,080	$(787,627)	$(3,922,043)

Denominator
Denominator for basic EPS - weighted-average shares	9,498,266	7,664,000	9,113,252	7,456,360
Effect of dilutive securities:
Warrants	—	11,913	2,555	—
Convertible notes payable	127,877	237,483	127,877	—
Denominator for diluted EPS - adjusted weighted-average shares	9,626,143	7,913,396	9,243,684	7,456,360

Basic earnings (loss) per share	$0.06	$0.17	$(0.02)	$(0.53)
Diluted earnings (loss) per share	$0.04	$0.13	$(0.09)	$(0.53)

Basic earnings (loss) per share is computed by dividing income or loss attributable to the shareholders of common stock (the numerator) by the weighted-average number of shares of common stock outstanding (the denominator) for the period. Diluted earnings per share assume that any dilutive equity instruments, such as convertible notes payable and warrants were exercised and outstanding common stock adjusted accordingly, if their effect is dilutive.

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Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2022

One of the Company’s convertible notes payable, the warrants and the Series C Preferred Stock have clauses that entitle the holder to participate if dividends are declared to the common stockholders as if the instruments had been converted into shares of common stock. As such, the Company uses the two-class method to compute earnings per share and attribute a portion of the Company’s net income to these participating securities. These securities do not contractually participate in losses. For the three months ended June 30, 2022 and June 30 2021, the Company attributed $12,490 and $8,750, respectively, of the Company’s net income to these participating securities and reduced the net income available to common shareholders by that amount when calculating basic earnings per share. For the six months ended June 30, 2022 and 2021, the Company had a net loss and as such the two-class method is not presented.

For the three and six months ended June 30, 2022, the convertible promissory notes, except for the convertible notes carried at fair value, were not included in diluted income (loss) per share because inclusion was considered to be anti-dilutive. For the six months ended June 30, 2022, the warrants were included in diluted loss per share but were not included in the diluted income per share for the three months ended June 30, 2022 because the warrants were not “in the money”.

For the three months ended June 30, 2021, convertible promissory notes and warrants were included in the calculation of diluted earnings per share using the if-converted method that assumes the convertible promissory notes are converted at the beginning of the reporting period using the average market price for the three months ended June 30, 2021 of the Common Stock. For the six months ended June 30, 2021, the convertible promissory notes and warrants in the aggregate amount of 304,613 shares of Common Stock, respectively, were not included in diluted loss per share because inclusion was considered to be anti-dilutive.

NOTE 14 — RELATED PARTY TRANSACTIONS

As part of the employment agreement with its CEO, the Company provided a $1,000,000 signing bonus in 2012, which has not been paid and is recorded in accrued compensation on the condensed consolidated balance sheets, along with unpaid base salary of $1,625,000 in aggregate attributable for the period from 2012 through 2018. Any unpaid and accrued compensation due to the CEO under his employment agreement will accrue interest on the principal amount at a rate of 10% per annum from the date of his employment agreement until it is paid. Even though the employment agreement expired and has not been renewed, the Company has an obligation under the agreement to continue to accrue interest on the unpaid balance.

As of June 30, 2022 and December 31, 2021, the Company had accrued $2,625,000 of compensation as accrued compensation and has balances of $1,445,764 and $1,565,588, respectively, in accrued interest in current liabilities on its condensed consolidated balance sheets, related to the CEO’s employment agreement. Amounts owed under this arrangement are payable on demand. The Company recorded interest expense related to the accrued compensation in the condensed consolidated statements of operations amounting to $65,445 for both the three months ended June 30, 2022 and 2021, and $130,171 for the six months ended June 30, 2022 and 2021. On June 15, 2022, the Company paid $250,000 to its CEO for interest owed on the accrued compensation.

The Company entered into the DE LLC Note with an entity wholly owned by our CEO. See Note 9 for further discussion.

NOTE 15 — SEGMENT INFORMATION

The Company operates in two reportable segments, Entertainment Publicity and Marketing Segment (“EPM”) and Content Production Segment (“CPD”).

•	The Entertainment Publicity and Marketing segment is composed of 42West, The Door, Viewpoint, Shore Fire, Be Social, and B/HI. This segment primarily provides clients with diversified marketing services, including public relations, entertainment and hospitality content marketing, strategic marketing consulting and content production of marketing materials.

•	The Content Production segment is composed of Dolphin Entertainment and Dolphin Films. This segment engages in the production and distribution of digital content and feature films. The activities of our Content Production segment also include all corporate overhead activities.

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Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2022

The profitability measure employed by our chief operating decision maker, our President and Chief Executive Officer, for allocating resources to operating segments and assessing operating segment performance is operating income (loss). Salaries and related expenses include salaries, bonuses, commissions and other incentive related expenses. General and administrative expenses include rental expense and depreciation of property, equipment and leasehold improvements for properties occupied by corporate office employees, as well as legal and professional expenses which primarily include professional fees related to financial statement audits, legal, investor relations and other consulting services, which are engaged and managed by each of the segments. All segments follow the same accounting policies as those described in the Annual Report on Form 10-K for the year ended December 31, 2021.

In connection with the acquisitions of 42West, The Door, Viewpoint, Shore Fire, Be Social, and B/HI, the Company assigned $5,458,401 of intangible assets, net of accumulated amortization of $8,011,599, and goodwill of $20,021,357 as of June 30, 2022 to the EPM segment. Equity method investments are included within the CPD segment.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenues:
EPM	$10,290,626	$8,643,244	$19,467,735	$15,820,361
CPD	—	—	—	—
Total	$10,290,626	$8,643,244	$19,467,735	$15,820,361

Segment Operating Income (Loss):
EPM	$2,217,043	$1,556,171	$2,731,850	$402,295
CPD	(1,728,085)	(1,334,878)	(3,206,618)	(1,740,942)
Total operating income (loss)	488,958	221,293	(474,768)	(1,338,647)
Interest expense	(125,348)	(169,837)	(274,737)	(335,031)
Other income (expenses), net	279,022	1,298,486	626,880	(2,287,216)
Income (loss) before income taxes and equity in losses of unconsolidated affiliates	$642,632	$1,349,942	$(122,625)	$(3,960,894)

	As of June 30, 2022	As of December 31, 2021

Total assets:
EPM	$49,395,251	$48,691,939
CPD	3,141,404	4,099,512
Total	$52,536,655	$52,791,451

NOTE 16 — LEASES

The Company and its subsidiaries are party to various office leases with terms expiring at different dates through December 2026. The amortizable life of the right-of-use (“ROU”) asset is limited by the expected lease term. Although certain leases include options to extend, the Company did not include these in the ROU asset or lease liability calculations because it is not reasonably certain that the options will be executed.

The table below shows the lease income and expenses recorded in the condensed consolidated statements of operations incurred during the three and six months ended June 30, 2022 and 2021.

		Three Months Ended June 30,		Six Months Ended June 30,
Lease costs	Classification	2022	2021	2022	2021
Operating lease costs	Selling, general and administrative expenses	$590,072	$664,315	$1,166,611	$1,410,843
Operating lease costs	Direct costs	—	—	—	60,861
Sublease income	Selling, general and administrative expenses	(76,568)	—	(121,983)	—
Net lease costs		$513,504	$664,315	$1,044,628	$1,471,704

During the three and six months ended June 30, 2022, the Company recorded an impairment of its ROU asset amounting to $98,857, related to the sublease of one of the Company’s subsidiaries’ offices, which was included in selling, general and administrative expenses in the condensed consolidated statements of operations.

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Table of Contents DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2022

Lease Payments

For the six months ended June 30, 2022 and 2021, the Company made payments in cash related to its operating leases in the amounts of $1,063,972 and $1,402,896, respectively.

Future maturities lease payments for operating leases for the remainder of 2022 and thereafter, were as follows:

2022	$1,009,668
2023	1,954,903
2024	1,824,908
2025	1,232,060
2026	940,982
Thereafter	—
Total lease payments	$6,962,521
Less: Imputed interest	(1,042,661)
Present value of lease liabilities	$5,919,860

As of June 30, 2022, the Company’s weighted average remaining lease term on its operating leases is 3.28 years and the Company’s weighted average discount rate is 7.64% related to its operating leases.

On July 18, 2022, the Company entered into an agreement to sublet 17,554 rentable square feet in Los Angeles, California at a base rent of $3.61 per rentable square foot. The term of the sublease commences on July 27, 2022 and expires on November 29, 2027 and allows for annual increases of 3% per annum throughout the term of the lease.

NOTE 17 — COLLABORATIVE ARRANGEMENT

IMAX Co-Production Agreement

On June 24, 2022, the Company entered into an agreement with IMAX Corporation (“IMAX”) to co-produce and co-finance a documentary motion picture on the flight demonstration squadron of the United States Navy, called The Blue Angels (“Blue Angels Agreement”). IMAX and Dolphin have each agreed to fund 50% of the production budget. On June 29, 2022, the Company made a payment in the amount of $500,000 pursuant to the Blue Angels Agreement, which was recorded as a capitalized production costs.

We have evaluated the Blue Angels Agreement and have determined that it is a collaborative arrangement under FASB ASC Topic 808 “Collaborative Arrangements”. We will reevaluate whether an arrangement qualifies or continues to qualify as a collaborative arrangement whenever there is a change in either the roles of the participants or the participants’ exposure to significant risks and rewards, dependent upon the ultimate commercial success of documentary motion picture.

As production of the documentary motion picture is still in the early stages, no income or expense has been recorded in connection with the Blue Angels Agreement during the three and six months ended June 30, 2022.

NOTE 18 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company may be subject to legal proceedings, claims, and liabilities that arise in the ordinary course of business. The Company is not aware of any pending litigation as of the date of this report and, therefore, in the opinion of management and based upon the advice of its outside counsels, the liability, if any, from any pending litigation is not expected to have a material effect in the Company’s financial position, results of operations and cash flows.

IMAX Co-Production Agreement

As discussed in Note 17, on June 24, 2022, the Company entered into the Blue Angels Agreement with IMAX. Under the terms of this agreement, the Company has funded an initial $500,000 and has committed to fund up to an additional $1,500,000 of the production budget, which is expected to be disbursed between the remainder of 2022 and 2023.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the securities registered hereby. The Company will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

SEC registration fee	$1,140
Legal fees and expenses	15,000
Accounting fees and expenses	125,000
Miscellaneous fees and expenses	500
Total expenses	$141,640

Item 14. Indemnification of Directors and Officers

The Florida Business Corporation Act (the “Florida Act”) authorizes the indemnification of officers, directors, employees and agents under specified circumstances. Under Section 607.0831 of the Florida Act, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0851 of the Florida Act, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), because the individual is or was a director or officer against liability incurred in the proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director or officer did not meet the relevant standard of conduct described above.

In addition, under Section 607.0852 of the Florida Act, a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

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In addition, under Section 607.0853 of the Florida Act, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if: (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852 of the Florida Act; and (b) it is ultimately determined under Section 607.0854 or Section 607.0855 (as described below) that the director or officer has not met the relevant standard of conduct described in Section 607.0851 of the Florida Act or the director or officer is not entitled to indemnification under Section 607.0859 of the Florida Act. The advancement of expenses must be authorized by a majority of the disinterested members of the board of directors or a majority of the disinterested shareholders.

Section 607.0854 of the Florida Act provides that, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board of directors or of the shareholders in the specific case, a director or officer of the corporation who is a party to a proceeding because he or she is or was a director or officer may apply for indemnification or an advance for expenses, or both, to a court having jurisdiction over the corporation which is conducting the proceeding, or to a circuit court of competent jurisdiction. Our articles of incorporation do not provide any such exclusion. After receipt of an application and after giving any notice it considers necessary, the court may order indemnification or advancement of expenses upon certain determinations of the court.

Section 607.0855 of the Florida Act provides that, unless ordered by a court under Section 607.0854, a corporation may not indemnify a director or officer under Section 607.0851 unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director or officer has met the relevant standard of conduct set forth in Section 607.0851.

Section 607.0857 of the Florida Act provides that a corporation has the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is entitled to indemnification as set forth therein, and Section 607.0858 of the Florida Act provides that the indemnification provided pursuant to Section 607.0851 and Section 607.0852, and the advancement of expenses provided pursuant to Section 607.0853 are not exclusive. A corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers.

Section 607.0859 of the Florida Act provides that, unless ordered by a court under provisions of Section 607.0854 of the Florida Act, a corporation may not indemnify a director or officer under Section 607.0851 or Section 607.0858 or advance expenses to a director or officer under Section 607.0853 or Section 607.0858 if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (b) a transaction in which a director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable (relating to unlawful distributions).

Our amended and restated articles of incorporation, as amended, provide that we shall, to the fullest extent provided, authorized, permitted or not prohibited by the Florida Act and our bylaws, indemnify our directors and officers, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding or other specified matters in the manner provided in our amended and restated articles of incorporation. Our bylaws also provide for indemnification of our directors and officers to the fullest extent permitted by law. We maintain directors’ and officers’ liability insurance for the benefit of our officers and directors.

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Item 15. Recent Sales of Unregistered Securities

On August 19, 2022, the Company issued 57,313 commitment shares the Selling Securityholder upon execution of the LP 2022 Purchase Agreement.

The foregoing issuances were made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are included herein or incorporated by reference.

Exhibit Number	Description	Form	File No.	Filing Date	Filed Herewith
2.1	Agreement and Plan of Merger by and among the Company, the Door, Merger Sub and the Members, dated July 5, 2018	8-K	001-38331	7/11/2018
2.2	Membership Interest Purchase Agreement by and among the Company and Alison Grant, dated August 17, 2020	8-K	001-38331	8/26/2020
3.1	Amended and Restated Articles of Incorporation of Dolphin Entertainment, Inc. as amended	10-Q	001-38331	11/19/2021
3.2	Bylaws of Dolphin Digital Media, Inc., dated as of December 3, 2014	8-K	000-50621	12/9/2014
4.1	Registration Rights Agreement by and among the Company and the Members party thereto, dated July 5, 2018	8-K	001-38331	7/11/2018
4.2	Registration Rights Agreement entered into with Lincoln Park Capital Fund LLC, dated August 10, 2022	10-Q	001-38331	8/15/2022
5.1	Legal Opinion of K&L Gates LLP				*
10.1	Dolphin Entertainment Inc., 2017 Equity Incentive Plan #	S-8	333-219770	8/8/2017
10.2	Promissory Note in favor of Dolphin Entertainment, LLC (formerly Dolphin Entertainment, Inc.), dated October 1, 2016	S-1/A	333-219029	12/5/2017
10.3	Purchase Agreement by and between the Company and Lincoln Park Capital Fund, LLC dated as of August 10, 2022	10-Q	001-38331	8/15/2022
21.1	List of Subsidiaries of the Company	10-K	001-38331	5/26/2022
23.1	Consent of BDO USA, LLP				*
23.2	Consent of K&L Gates LLP (included in exhibit 5.1)
24.1	Power of attorney (included on the signature page)
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)				*
101.SCH	Inline XBRL Taxonomy Extension Schema Document				*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document				*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document				*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document				*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document				*
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)				*
107	Filing Fee Table				*

———————

#	Management contracts or compensatory plans, contracts or arrangements.

(b) Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the consolidated financial statements or notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coral Gables, State of Florida, on this 8th day of September, 2022.

DOLPHIN ENTERTAINMENT, INC.

By:	/s/ William O’Dowd, IV
William O’Dowd, IV Chief Executive Officer

By:	/s/ Mirta A. Negrini
Mirta A Negrini Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William O’Dowd, IV and Mirta A. Negrini, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William O’Dowd, IV	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 8, 2022
William O’Dowd, IV

/s/ Mirta A. Negrini	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 8, 2022
Mirta A. Negrini

/s/ Michael Espensen	Director	September 8, 2022
Michael Espensen

/s/ Nelson Famadas	Director	September 8, 2022
Nelson Famadas

/s/ Anthony Leo	Director	September 8, 2022
Anthony Leo

/s/ Nicholas Stanham	Director	September 8, 2022
Nicholas Stanham

/s/ Claudia Grillo	Director	September 8, 2022
Claudia Grillo

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